Exhibit-10.4.1

LEASE

between

BFP ONE LIBERTY PLAZA CO. LLC,

Landlord

and

ARCH INSURANCE COMPANY,

Tenant

September 26, 2002

PREMISES:

One Liberty Plaza

New York, New York

The Entire Fifty-Third (53rd) Floor

i

ii

iii

LEASE, dated September 26, 2002, between BFP ONE LIBERTY PLAZA CO. LLC having an office at c/o Brookfield Financial Properties, Inc., One Liberty Plaza, 165 Broadway, New York, New York 10006 (herein called “Landlord”), and ARCH INSURANCE COMPANY, a Missouri corporation, having an office at 110 William Street, New York, New York  10038 (herein called “Tenant”).

Landlord and Tenant do hereby covenant and agree as follows:

ARTICLE 1

Term and Fixed Rent

1.01.                        Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, upon and subject to the terms, covenants, provisions and conditions of this lease, the premises described in Section 1.02 in the building (herein called the “Building”) known as One Liberty Plaza, 165 Broadway in the City, County and State of New York, together with the right to use in common with other tenants of the Building and their invitees, customers, and employees, the general common facilities located in the Building to the extent required for access to the Premises or use of the Premises for general and executive offices, subject to the terms, covenants, provisions and conditions of this lease.  The Building is located on a portion of the land (herein called the “Land”) described in Exhibit A annexed hereto and made a part hereof.

1.02.                        The Premises (herein called the “Premises”) leased to Tenant are the entire rentable area of the fifty-third (53rd) floor of the Building, as shown hatched on the floor plan attached hereto as Exhibit B and made a part hereof.  Landlord and Tenant hereby covenant and agree that the Premises shall be deemed to contain 45,123 rentable square feet based on Landlord’s current standards of measurement.

1.03.                        The term of this lease (a) shall commence on the date hereof (herein called the “Commencement Date”) and (b) shall end at 11:59 p.m. on the last day of the calendar month in which occurs the day immediately preceding the tenth (10th) anniversary of the Commencement Date (herein called the “Expiration Date”), or on such earlier date upon which the term of this lease shall expire or be cancelled or terminated pursuant to any of the conditions or covenants of this lease or pursuant to law.

1.04.                        The rents shall be and consist of:

(a)                                  fixed rent (herein called “Fixed Rent”) at the following rate:

(i)                                     ONE MILLION EIGHT HUNDRED EIGHTY-SEVEN THOUSAND TWO HUNDRED NINETY and 94/100 ($1,887,290.94) DOLLARS per annum for the period beginning on the Commencement Date and ending on May 31, 2006;

(ii)                                  TWO MILLION ONE HUNDRED SIXTY-FIVE THOUSAND NINE HUNDRED FOUR and 00/100 ($2,165,904.00) DOLLARS per annum for the period beginning on June 1, 2006 and ending on June 30, 2007; and

(iii)                               TWO MILLION THREE HUNDRED FORTY-SIX THOUSAND THREE HUNDRED NINETY-SIX and 00/100 ($2,346,396.00) DOLLARS per annum for the period beginning on July 1, 2007 and ending on the Expiration Date;

and such Fixed Rent shall be payable in equal monthly installments commencing on the Commencement Date and thereafter, in advance, on the first day of each and every calendar month during the term of this lease; and

(b)                                 additional rent (herein called “Additional Charges”) consisting of Tax Payments (hereinafter defined), Operating Payments (hereinafter defined), charges for electricity furnished to Tenant and all other sum of money as shall become due from and payable by Tenant to Landlord hereunder;

all to be paid in lawful money of the United States to Landlord at its office, or such other place, or to Landlord’s agent and at such other place, as Landlord shall designate by notice to Tenant.

1.05.                        Intentionally Omitted.

1.06. (a)       Tenant covenants and agrees to pay Fixed Rent and Additional Charges promptly when due without notice or demand therefor and without any abatement, deduction or setoff for any reason whatsoever, except as may be expressly provided in this lease.  Fixed Rent and Additional Charges shall be paid by good and sufficient check (subject to collection) drawn on (x) a New York City bank which is a member of the New York Clearing House Association or a successor thereto or (y) such other bank, the checks of which shall clear within three (3) business days after deposit in Landlord’s bank.

(b)                     Tenant hereby expressly acknowledges that Landlord is not required to send monthly rent invoices to Tenant in connection with this lease.  However, Landlord agrees that to the extent it does send monthly rent invoices to Tenant in connection with this lease, such monthly rent invoices shall be sent to Tenant at the following address  as provided by Tenant:  c/o First American Financial Corporation, 100 First Stamford Place- Suite 325, Stamford, CT. 06902, Attention: Accounting; provided that in no event shall the foregoing be deemed to create any obligation on Landlord’s part to send monthly rent invoices to Tenant, nor shall any failure by Landlord to send such monthly rent invoices to Tenant effect Tenant’s obligations under this lease to pay monthly installments of Fixed Rent on the first day of each and every calendar month during the term hereof in accordance with the provisions of this lease.

1.07.            No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct Fixed Rent or Additional Charges shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance or pursue any other remedy in this lease or at law provided.

1.08.            Any apportionments or prorations of Fixed Rent or Additional Charges to be made under this lease shall be computed on the basis of a 360-day year (based on 12 months of 30 days each).

1.09.            If any of the Fixed Rent or Additional Charges payable under the terms and provisions of this lease shall be or become uncollectible, reduced or required to be refunded because of any act or law enacted by a governmental authority, Tenant shall enter into such agreement(s) and take such other steps (without additional expense to Tenant) as Landlord may request and as may be legally permissible to permit Landlord to collect the maximum rents which from time to time during the continuance of such legal rent restriction may be legally permissible (but not in excess of the amounts reserved therefor under this lease). Upon the termination of such legal rent restriction, (a) the Fixed Rent and/or Additional Charges shall become and thereafter be payable in accordance with the amounts reserved herein for the periods following such termination, and (b) Tenant shall pay to Landlord promptly upon being billed, to the maximum extent legally permissible, an amount equal to (i) the Fixed Rent and/or Additional Charges which would have been paid pursuant to this lease but for such legal rent restriction less (ii) the rents paid by Tenant during the period such legal rent restriction was in effect.

1.10.            Additional Charges shall be deemed to be rent and Tenant’s failure to pay Additional Charges shall be considered a failure to pay Fixed Rent hereunder and Landlord shall be entitled to all rights and remedies provided herein or by law for a default in the payment of Additional Charges as for a default in the payment of Fixed Rent (notwithstanding the fact that Tenant may not then also be in default in the payment of Fixed Rent).

ARTICLE 2

Delivery and Use of Premises

2.01.            Tenant acknowledges that Tenant has inspected the Premises, is fully familiar with the condition thereof and accepts the Premises absolutely “as is”.  Landlord is to perform no work in readying the Premises for Tenant’s occupancy.

2.02.            Tenant shall use and occupy the Premises for general and executive offices and for no other purpose.

2.03.            If any governmental license or permit (other than a Certificate of Occupancy for the entire Building) shall be required for the proper and lawful conduct of Tenant’s business in the Premises or any part thereof, Tenant, at its expense, shall duly procure and thereafter maintain such license or permit and submit the same to Landlord for inspection.  Tenant shall at all times comply with the terms and conditions of each such license or permit.  Additionally, should Alterations (hereinafter defined) or Tenant’s use of the Premises for other than executive and general offices require any modification or amendment of any Certificate of Occupancy for the Building, Tenant shall, at its expense, take all actions reasonably requested by Landlord in order to procure any such modification or amendment and shall reimburse Landlord (as Additional Charges) for all reasonable costs and expenses Landlord incurs in effecting said modifications or amendments.  The foregoing provisions are not intended to be deemed Landlord’s consent to any Alterations or to a use of the Premises not otherwise permitted hereunder nor to require Landlord to effect such modifications or amendments of any Certificate of Occupancy.

2.04.            Tenant shall not at any time use or occupy the Premises or the Building, or suffer or permit anyone to use or occupy the Premises, or do anything in the Premises or the Building, or suffer or permit anything to be done in, brought into or kept on the Premises, which in any manner (a) violates the Certificate of Occupancy for the Premises or for the Building; (b) causes or is liable to cause injury to the Premises or the Building or any equipment, facilities or systems therein; (c) constitutes a violation of the laws and requirements of any public authorities or the requirements of insurance bodies, provided such insurance requirements do not prohibit the use of the Premises for the purposes permitted under Section 2.02 hereof; (d) impairs or tends to impair the character, reputation or appearance of the Building as a first-class office building; (e) impairs or tends to impair the proper and economic maintenance, operation and repair of the Building and/or its equipment, facilities or systems; (f) annoys or inconveniences or tends to annoy or inconvenience other tenants or occupants of the Building; (g) constitutes a nuisance, public or private; (h) makes unobtainable from reputable insurance companies authorized to do business in New York State all-risk property insurance, or liability, elevator, boiler or other insurance at standard rates required to be furnished by Landlord under the terms of any mortgages covering the Premises; or (i) discharges objectionable fumes, vapors or odors into the Building’s flues or vents or otherwise.

2.05.            Tenant shall not use, or suffer or permit anyone to use, the Premises or any part thereof, for (a) a banking, trust company, or safe deposit business, (b) a savings bank, a savings and loan association, or a loan company operating an “off the street” business to the general public at the Premises, (c) the sale of travelers’ checks and/or foreign exchange, (d) a stock brokerage office or for stock brokerage purposes operating an “off the street” business to the general public at the Premises or using all or a portion of the Premises as a trading floor or trading operation; provided, however, that Tenant shall have the right to use the Premises as executive and general offices for a stock brokerage business which conducts its trading operations and “off the street” business to the general public at locations other than the Premises and performs only non-face-to-face electronic trading operations at the Premises, (e) a restaurant and/or bar and/or the sale of confectionery and/or soda and/or beverages and/or sandwiches and/or ice cream and/or baked goods (except if expressly provided otherwise elsewhere in this lease), (f) the business of photographic reproductions and/or offset printing (except that Tenant and its permitted assignees, subtenants and occupants may use part of the Premises for photographic reproductions and/or offset printing in connection with, either directly or indirectly, its own business and/or activities), (g) an employment or travel agency (except a travel agency for the exclusive use of employees of Tenant), (h) a school or classroom, (i) medical or psychiatric offices, (j) conduct of an auction, (k) gambling activities or (1) the conduct of obscene, pornographic or similar disreputable activities.  Further, the Premises may not be used by (i) an agency, department or bureau of the United States Government, any state or municipality within the United States or any foreign government, or any political subdivision of any of them, (ii) any charitable, religious, union or other not-for-profit organization, or (iii) any tax exempt entity within the meaning of Section 168(j)(4)(A) of the Internal Revenue Code of 1986, as

amended, or any successor or substitute statute, or rule or regulation applicable thereto (as same may be amended).

ARTICLE 3

Escalations

3.01.            The terms defined below shall for the purposes of this lease have the meanings herein specified:

(a)          “Base Operating Amount” (i) for the period beginning on the Commencement Date and ending May 31, 2006, shall mean one-half of the sum of the Operating Expenses incurred for the Operating Years commencing January 1, 1991 and January 1, 1992, respectively; and (ii) for the period beginning June 1, 2006 and ending on the Expiration Date, shall mean the Operating Expenses incurred for the Operating Year commencing January 1, 2003.

(b)         “Base Tax Amount” (i) for the period beginning on the Commencement Date and ending May 31, 2006, shall mean the Taxes for the Tax Year commencing on July 1, 1991; and (ii) for the period beginning June 1, 2006 and ending on the Expiration Date, shall mean the Taxes for the Tax Year commencing July 1, 2002.

(e)          “Landlord’s Statement” shall mean an instrument or instruments setting forth the Operating Payment (hereinafter defined) payable by Tenant for a specified Operating Year pursuant to this Article 3.

(d)         “Operating Expenses” shall mean all expenses incurred by Landlord and Landlord’s affiliates and/or on their behalf in respect of the repair, replacement, maintenance, operation and/or security of the Real Property (hereinafter defined), including, without limitation, (i) salaries, wages, medical, surgical, insurance (including, without limitation, group life and disability insurance), union and general welfare benefits, pension benefits, severance and sick day payments, and other fringe benefits of employees of Landlord or Landlord’s affiliates (at and below the level of senior building manager) and their respective contractors engaged in such repair, replacement, maintenance, operation and/or security; provided, however, that to the extent that such employees provide services to both the Building and other buildings owned or operated by Landlord or Landlord’s affiliates, any amount included in this subparagraph (i) shall be appropriately prorated; (ii) payroll taxes, worker’s compensation, uniforms and related expenses (whether direct or indirect) for such employees; (iii) the cost of fuel, gas, steam, electricity, heat, ventilation, air conditioning, chilled and condenser water, water, sewer and other utilities, together with any taxes and surcharges on, and fees paid in connection with the calculation and billing of, such utilities; (iv) the cost of painting and/or decorating all areas of the Real Property, excluding, however, any space contained therein which is demised to tenant(s); (v) the cost of casualty, liability, fidelity, rent and all other insurance regarding the Real Property and/or any property on, below or above the Real Property, and the repair, replacement, maintenance, operation and/or security thereof; (vi) the cost of all supplies, tools, materials and equipment, whether by purchase or rental, used in the repair, replacement, maintenance, operation and/or security of the Real Property, and any sales and other taxes thereon; (vii) the rental value of the Landlord’s Building office and any other premises in the Real Property utilized by the personnel of either Landlord or Landlord’s affiliates or contractors, in connection with the repair, replacement, maintenance, operation and/or security thereof calculated as if the aggregate rentable area of such office and other premises is 7,000 rentable square feet, and all Building office expenses, such as telephone, utility, stationery and similar expenses incurred in connection therewith; (viii) the cost of cleaning, janitorial and security services, including, without limitation, glass cleaning, snow and ice removal and garbage and waste collection and/or disposal; (ix) the cost of all interior and exterior landscaping and all temporary exhibitions located at or within the Real Property; (x) the cost of alterations and improvements made or installed by reason of the laws and requirements of any public authorities or the requirements of insurance bodies and all tools and equipment related thereto; (xi) the cost of all other alterations, repairs, replacements and/or improvements made by Landlord or Landlord’s affiliates, at their respective expense, whether structural or non-structural, ordinary or extraordinary, foreseen or unforeseen, and whether or not required by this lease, and all tools and equipment related thereto; provided, however, that if under generally accepted accounting principles consistently applied, any of the costs referred to in this clause (x) or clause (xi) are required to be capitalized, then such capitalized costs (and, at Landlord’s option, any other costs included in Operating Expenses), together with interest thereon at the Interest Rate (as defined in subsection 35.05(j) hereof) in effect as of December 31 of the year in which such expenditure is made, shall be amortized or depreciated, as the case may be, over a period of time which shall be the shorter of: (A) the useful life of the item in question, as reasonably determined by Landlord in accordance with applicable Internal Revenue Code provisions and implementing rulings and regulations thereof; or (B) ten (10) years; provided however that with respect to any capital improvement and/or any machinery or equipment which has the effect of reducing the expenses which otherwise would be included in Operating Expenses, the amount included in Operating Expenses in any Operating Year until such improvement and/or machinery or equipment has been fully amortized or depreciated, as the case may be, shall be an amount which is the greater of:  (X) the amortization or depreciation, as the case may be, of such capital improvement and/or machinery or equipment, which would have been included in Operating Expenses pursuant to the foregoing provisions; or (Y) the amount of savings, as reasonably estimated by Landlord, resulting from the installation and operation of such improvement and/or machinery or equipment; (xii) management fees, provided, however, that if Landlord or an affiliate of Landlord is the managing agent of the Building then the annual management fee shall be equal to two and one-half (2-1/2%) percent of rents and additional rents payable by those tenants of the Building which are leasing space therein; (xiii) all reasonable costs and expenses of legal, bookkeeping, accounting and other professional services incurred in connection with the operation of the Real Property; (xiv) fees, dues and other contributions paid by or on behalf of Landlord or Landlord’s affiliates to civic or real estate organizations customarily joined by owners of first class buildings in downtown Manhattan; and (xv) all other fees, costs, charges and expenses properly allocable to the repair, replacement, maintenance, operation and/or security of the Real Property, in accordance with then prevailing customs and practices of the real estate industry in the Borough of Manhattan, City of New York.  Notwithstanding anything to the contrary contained in the foregoing, for the period beginning on the Commencement Date and ending May 31, 2006, the amount to be included in the Base Operating Amount and subsequent years for the management fees will not be as described in clause (xii) above, but rather, the management fees included in the Base Operating Amount shall be an amount equal to $1,237,209.00, and for each subsequent Operating Year the management fees will be that sum as increased annually by the “Consumer Price Index” (as defined in subsection 35.05(k) hereof).  Furthermore, the parties hereto agree that the amount (as increased by the Consumer Price Index) included in management fees for Operating Year 2001 was $1,601,785.00, and that the amount for each Operating Year after 2001 until May 31, 2006 shall be the product obtained by multiplying (i) the amount included for the previous Operating Year by (ii) the increase in the Consumer Price Index for such previous Operating Year.

The term “Operating Expenses”, as used and defined under this subsection (d), shall not, however, include the following items:  (1) depreciation and amortization (except as provided above in this subsection); (2) interest on and amortization of debts; (3) the cost of tenant improvements made for new tenant(s) of the Building; (4) brokerage commissions; (5) financing or refinancing costs; (6) the cost of any work or services performed for any tenant(s) of the Building (including Tenant), whether at the expense of Landlord or Landlord’s affiliates or such tenant(s), to the extent that such work or services are in excess of the work or services which Landlord or Landlord’s affiliates are required to furnish Tenant under this lease, at the expense of Landlord or Landlord’s affiliates; (7) the cost of any electricity consumed in the Premises or any other space in the Building demised to tenant(s); (8) Taxes; (9) rents and additional rents under Superior Leases (as defined in Section 5.01 hereof); (10) legal, appraisal and accounting fees, disbursements and charges incurred in connection with the leasing, sale or refinancing of the Building and legal, appraisal and accounting fees, disbursements and charges incurred in connection with disputes with Tenant or other tenants or occupants of the Building, except that legal fees, disbursements and charges incurred in connection with disputes with Tenant or other tenants relating to (a) the maintenance and operation of the Land and Building or (b) a tenant who is disturbing other tenants in the Building by reason of such tenant’s breach of its lease, shall be included in Operating Expenses, but only provided that such fees, disbursements and charges are not recovered from such tenants or occupants; (11) the costs of removing asbestos from the Building; provided, however, that the costs of removing asbestos therefrom shall be included in Operating Expenses but only to the extent that such removal is performed in non-leaseable areas of the Building ancillary to and in conjunction with the performance of maintenance, repairs or replacements in such areas of the Building; (12) salaries for Landlord’s executives above the grade of senior building manager; (13) expenses in an amount equal to proceeds of insurance received by Landlord (or amounts which Landlord would have received if Landlord had carried the insurance required under this lease), to the extent such proceeds are (or would have been) compensation for expenses which were previously included in Operating Expenses; (14) the cost of repairs or replacements incurred by reason of fire or other casualty or condemnation, except that in connection therewith any amount equal to the deductibles under Landlord’s insurance policies provided such deductibles are not substantially higher than the deductibles customarily carried by landlords of first class office buildings comparable to the Building (or in the event Landlord shall not carry insurance, the amount of deductibles customarily carried by landlords of first class office buildings comparable to the Building) may be included in Operating Expenses; (15) advertising expenditures; (16) costs of alterations and improvements made to cure violations of laws and requirements of public authorities which violations are existing on the Commencement Date and any fines or penalties imposed by legal authorities having jurisdiction thereof by reason of such existing violations; (17) amounts paid to affiliates of Landlord in excess of commercially reasonable costs for goods or services rendered by such affiliates; (18) general home office overhead expenses of Landlord or Landlord’s affiliates except for costs of bookkeeping, accounting and auditing specifically allocable to the Building by Landlord or Landlord’s affiliates; (19) costs for acquiring works of fine art (as distinguished from decorative items) displayed in the public areas of the Building; (20) interest, fines, penalties or other late payment charges paid by Landlord as a result of Landlord’s failure to make payments when due unless Landlord’s failure to make such payments when due was in good faith, in which case the interest, fines, penalties or other late payment charges in connection therewith may be included in Operating Expenses; (21) capital expenditures other than those which (i) are occasioned by the necessity of compliance with any law or requirements of any public authority or the requirements of insurance bodies, or (ii) are reasonably intended to reduce Operating Expenses, or (iii) are in the nature of or in lieu of a repair, or (iv) involves an upgrade of Building systems or facilities or the installation of security equipment which included capital expenditures, shall be amortized in accordance with clause (xi) above; (22) rental for equipment ordinarily considered to be of a capital nature, except if such equipment is customarily leased in the operation of first class

Manhattan office buildings or the cost of the purchase of such equipment could be included in Operating Expenses pursuant to clauses (x) and (xi) of this subsection 3.01(e); (23) damages awarded to a tenant of the Building against Landlord by reason of Landlord’s breach of that tenant’s lease in the Building; and (24) costs incurred in connection with the removal, encapsulation, enclosure, handling, or other treatment of asbestos or any other hazardous substance or in connection with the clean-up or other remediation of any spill or other release of any thereof.

(e)          “Operating Year” shall mean each calendar year in which occurs any part of the term of this lease.

(f)            “Real Property” shall mean, collectively, the Building (together with all personal property located therein and all fixtures, facilities, machinery and equipment used in the operation thereof, including, but not limited to, all cables, fans, pumps, boilers, heating and cooling equipment, wiring and electrical fixtures and metering, control and distribution equipment, component parts of the HVAC, electrical, plumbing, elevator and any life or property protection systems (including, without limitation, sprinkler systems), window washing equipment and snow removal equipment), the Land, any property beneath the Land, the curbs, sidewalks and plazas on and/or immediately adjoining the Land, and all easements, air rights, development rights and other appurtenances to the Building or the Land or both the Land and the Building.

(g)         “Taxes” shall mean (A) the real estate taxes, vault taxes, assessments and special assessments and business improvement district or similar charges levied, assessed or imposed upon or with respect to the Real Property by any federal, state, municipal or other governments or governmental bodies or authorities and (B) all taxes assessed or imposed with respect to the rentals payable hereunder other than general income and gross receipts taxes.  If at any time during the term of this lease the methods of taxation prevailing on the date hereof shall be altered so that in lieu of, or as an addition to or as a substitute for, the whole or any part of such real estate taxes, assessments and special assessments now imposed on real estate, there shall be levied, assessed or imposed (x) a tax, assessment, levy, imposition, license fee or charge wholly or partially as a capital levy or otherwise on the rents received therefrom, or (y) any other such additional or substitute tax, assessment, levy, imposition, fee or charge, then all such taxes, assessments, levies, impositions, fees or charges or the part thereof so measured or based shall be deemed to be included within the term “Taxes” for the purposes hereof.  Taxes shall not include any fines, interest and penalties for late payments of Taxes, unless a substantial number of owners of Class A office buildings in the borough of Manhattan, City of New York are paying similar fines, interest and penalties in response to a course of action taken by the applicable taxing authorities.  The amount of any special assessments, public improvements or benefits to be included in Taxes for any year, in the case where the same may, at the option of the taxpayer, be paid in installments, shall be limited to the amount of the minimum installments plus interest charges by the applicable taxing authorities due in respect of such year (whether or not Landlord elects to pay in any such minimum installment).

(h)         “Tax Year” shall mean each period of twelve (12) months, commencing on the first day of July of each such period, in which occurs any part of the term of this lease, or such other period of twelve (12) months occurring during the term of this lease as hereafter may be duly adopted as the fiscal year for real estate tax purposes of the City of New York.

(i)             “Tenant’s Share” shall mean 2.1%.

3.02.            (a)  If Taxes payable for any Tax Year, including the Tax Year in which the Commencement Date occurs, shall exceed the Base Tax Amount, Tenant shall pay to Landlord as Additional Charges for such Tax Year an amount (herein called the “Tax Payment”) equal to Tenant’s Share of the amount by which the Taxes for such Tax Year are greater than the Base Tax Amount.  The Tax Payment for each Tax Year shall be due and payable in installments in the same manner that Taxes for such Tax Year are due and payable by Landlord to the City of New York.  Tenant shall pay Tenant’s Share of each such installment within twenty (20) days after the rendering of a statement therefor by Landlord to Tenant, which statement may be rendered by Landlord so as to require Tenant’s Share of Taxes to be paid by Tenant thirty (30) days prior to the date such Taxes first become due.  The statement to be rendered by Landlord shall set forth in reasonable detail the computation of Tenant’s Share of the particular installment(s) being billed.  If there shall be any increase in the Taxes for any Tax Year, whether during or after such Tax Year, or if there shall be any decrease in the Taxes for any Tax Year, the Tax Payment for such Tax Year shall be appropriately adjusted and paid or refunded, as the case may be, in accordance herewith; in no event, however, shall Taxes be reduced below the Base Tax Amount.  If, during the term of this lease, Taxes are required to be paid (either to the appropriate taxing authorities or as tax escrow payments to a superior mortgagee) in full or in monthly, quarterly, or other installments, on any other date or dates than as presently required, then at Landlord’s option, Tenant’s Tax Payments shall be correspondingly accelerated or revised so that said Tenant’s Tax Payments are due at least thirty (30) days prior to the date payments are due to the taxing authorities or such superior mortgagee.

(b)                     If Landlord shall receive a refund of Taxes for any Tax Year, Landlord shall either pay to Tenant, or credit against subsequent Fixed Rent and Additional Charges under this lease, Tenant’s Share of the net refund (after deducting from such total refund the costs and expenses, including, but not limited to, appraisal, accounting and legal fees of obtaining the same, to the extent that such costs and expenses were not included in the Taxes for such Tax Year); provided, however, such payment or credit to Tenant shall in no event exceed Tenant’s Tax Payment paid for such Tax Year.  Notwithstanding the foregoing, in the event that Landlord receives any refund or abatement of Taxes pursuant to the Lower Manhattan Plan (as such term is defined in Section 37.01(a)(i) hereof), (i) Tenant shall not be entitled to any payment or credit under this Lease in connection with such refund or abatement except as set forth in Article 36 hereof and (ii) for purposes of computing Tenant’s Tax Payment, there shall not be deducted from Taxes all or any portion of such refund or abatement.

(c)                      Nothing contained in this lease shall obligate Landlord to bring any application or proceeding seeking a reduction in Taxes or assessed valuation.  Tenant, for itself and its immediate and remote subtenants and successors in interest hereunder, hereby waives, to the extent permitted by law, any right Tenant may now or in the future have to protest or contest any Taxes or to bring any application or proceeding seeking a reduction in Taxes or assessed valuation or otherwise challenging the determination thereof.

(d)                     The benefit of any discount for the early payment or prepayment of Taxes shall accrue solely to the benefit of Landlord and such discount shall not be subtracted from Taxes unless Landlord shall have obtained such discount by reason of Tenant’s prepayment of its Tax Payment.

(e)                      In respect of any Tax Year which begins prior to the Commencement Date or terminates after the Expiration Date, the Tax Payment in respect of each such Tax Year or tax refund pursuant to subdivision (b) above therefor shall be prorated to correspond to that portion of such Tax Year occurring within the term of this lease.

(f)                        If the Taxes comprising the Base Tax Amount are reduced as a result of an appropriate proceeding or otherwise, the Taxes as so reduced shall, for all purposes, be deemed to be the Taxes for the Base Tax Amount and Landlord shall give notice to Tenant of the amount by which the Tax Payments previously made were less than the Tax Payments required to be made under this Article 3, and Tenant shall pay the amount of the deficiency within twenty (20) days after demand therefor.

(g)                     For each Tax Year after the Tax Year commencing July 1, 2002, Tenant shall pay as additional rent hereunder, within twenty (20) days after delivery of a statement therefor, Tenant’s Share of any reasonable or customary expenses incurred by Landlord, including payments to attorneys, accountants and appraisers, in protesting and/or contesting any items of Taxes or the assessed valuations of all or any part of the Real Property.

3.03.                        (a)  For each Operating Year, including the Operating Year in which the Commencement Date occurs, any part of which shall occur during the term of this lease, Tenant shall pay an amount (herein called the “Operating Payment”) equal to Tenant’s Share of the amount by which the Operating Expenses for such Operating Year exceed the Base Operating Amount.

(b)                                 If during the year for which the Base Operating Amount is computed or in any subsequent Operating Year (1) any rentable space in the Building shall be vacant or unoccupied, and/or (ii) the tenant or occupant of any space in the Building undertook to perform work or services therein in lieu of having Landlord (or Landlord’s affiliates) perform the same and the cost thereof would have been included in Operating Expenses, then, in any such event(s), the Operating Expenses for such period shall be adjusted to reflect the Operating Expenses that would have been incurred if such space had been occupied or if Landlord (or Landlord’s affiliates) had performed such work or services, as the case may be.

(c)                                  Landlord may furnish to Tenant, prior to the commencement of each Operating Year, a written statement setting forth Landlord’s reasonable estimate of the Operating Payment for such Operating Year which estimate shall not exceed 115% of Tenant’s actual Operating Payment during the immediately preceding Operating Year unless Landlord can substantiate increases in excess of such amount.  Tenant shall pay to Landlord on the first day of each month during the Operating Year in which the Operating Payment will be due an amount equal to one-twelfth (1/12th) of Landlord’s estimate of the Operating Payment for such Operating Year.  If, however, Landlord shall not furnish any such estimate for an Operating Year or if Landlord shall furnish any such estimate for an Operating Year subsequent to the commencement thereof, then (i) until the first day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Article 3 in respect of the last month of the preceding Operating Year; (ii) after such estimate is furnished to Tenant, Landlord shall give notice to Tenant stating whether the installments of the Operating Payment previously made for such Operating Year were greater or less than the installments of the Operating Payment to be made for the Operating Year in which the Operating Payment will be due in accordance with such estimate, and (A) if there shall be a deficiency, Tenant shall pay the amount thereof within twenty (20) days after demand therefor, or (B) if there shall have been an overpayment, Landlord shall refund to Tenant the amount thereof; and (iii) on the first day of the month following the month in which such estimate is furnished to Tenant and monthly thereafter throughout the remainder of such Operating Year, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12th) of the Operating Payment shown on such estimate.  Landlord may, during each Operating Year, furnish to Tenant a revised statement of Landlord’s estimate of the

Operating Payment for such Operating Year, and in such case, the Operating Payment for such Operating Year shall be adjusted and paid or refunded or credited, as the case may be, substantially in the same manner as provided in the preceding sentence.

(d)                                 Landlord shall furnish to Tenant a Landlord’s Statement for each Operating Year (and shall endeavor to do so within one hundred twenty (120) days after the end of each Operating Year).  If the Landlord’s Statement shall show that the sums paid by Tenant, if any, under Section 3.03(c) exceeded the Operating Payment to be paid by Tenant for the Operating Year for which such Landlord’s Statement is furnished, Landlord shall, when rendering Landlord’s Statement, refund to Tenant the amount of such excess; and if the Landlord’s Statement for such Operating Year shall show that the sums so paid by Tenant were less than the Operating Payment to be paid by Tenant for such Operating Year, Tenant shall pay, without prejudice to Tenant’s rights pursuant to this Article 3 to dispute the amount thereof, the amount of such deficiency within twenty (20) days after demand therefor.

(e)                                  (i) Tenant, upon reasonable notice given within ninety (90) days of the receipt of such Landlord’s Statement, may elect to have Tenant’s designated (in such notice) Certified Public Accountant (who may be an employee of Tenant) examine such of Landlord’s books and records (collectively “Records”) as are directly relevant to the Landlord’s Statement in question which Records Landlord agrees will be kept in a commercially reasonable manner.  In making such examination, Tenant agrees, and shall cause its designated Certified Public Accountant to agree, to keep confidential (i) any and all information contained in such Records and (ii) the circumstances and details pertaining to such examination and any dispute or settlement between Landlord and Tenant arising out of such examination; and Tenant will confirm and cause its Certified Public Accountant to confirm such agreement in a separate written agreement, if requested by Landlord.  If Tenant shall not give such notice within such ninety (90) day period, then the Landlord’s Statement as furnished by Landlord shall be conclusive and binding upon Tenant.

(ii)                                  In the event that Tenant, after having reasonable opportunity to examine the Records (but in no event more than sixty (60) days from the date on which the Records are made available to Tenant), shall disagree with the Landlord’s Statement, then Tenant may send a written notice (“Tenant’s Statement”) to Landlord of such disagreement, specifying in reasonable detail the basis for Tenant’s disagreement and the amount of the Operating Payment Tenant claims is due.  Landlord and Tenant shall attempt to adjust such disagreement.  If they are unable to do so, Landlord and Tenant shall designate a Certified Public Accountant (the “Arbiter”) whose determination made in accordance with this Section 3.03(e)(ii) shall be binding upon the parties.  If the determination of Arbiter shall substantially confirm the determination of Landlord, then Tenant shall pay the cost of the

Arbiter.  If the determination of Arbiter shall substantially confirm the determination of Tenant, then Landlord shall pay the cost of the Arbiter.  In all other events, the cost of the Arbiter shall be borne equally by Landlord and Tenant.  The Arbiter shall be a member of an independent certified public accounting firm having at least three (3) accounting professionals and having at least five (5) years of experience in commercial real estate accounting.  In the event that Landlord and Tenant shall be unable to agree upon the designation of the Arbiter within thirty (30) days after receipt of notice from the other party requesting agreement as to the designation of the Arbiter, which notice shall contain the names and addresses of two or more Certified Public Accountants who are acceptable to the party sending such notice (any one of whom, if acceptable to the party receiving such notice as shall be evidenced by notice given by the receiving party to the other party within such thirty (30) day period, shall be the agreed upon Arbiter), then either party shall have the right to request the Real Estate Board of New York, Inc., or if such organization fails to act in accordance herewith or no longer exists, then the American Arbitration Association (the “AAA”) (or any organization which is the successor thereto) to designate as the Arbiter a Certified Public Accountant, reasonably acceptable to both parties, whose determination made in accordance with this Section 3.03(e)(ii) shall be conclusive and binding upon the parties, and the cost charged by the Real Estate Board of New York, Inc. (or if such organization fails to act in accordance herewith or no longer exists, by the AAA or any organization which is the successor thereto), for designating such Arbiter, shall be shared equally by Landlord and Tenant.  Landlord and Tenant hereby agree that any determination made by an Arbiter designated pursuant to this Section 3.03(e)(ii) shall not exceed the amount(s) as determined to be due in the first instance by Landlord’s Statement, nor shall such determination be less than the amount(s) claimed to be due by Tenant in Tenant’s Statement, and that any determination which does not comply with the foregoing shall be null and void and not binding on the parties.  In rendering such determination such Arbiter shall not add to, subtract from or otherwise modify the provisions of this lease, including the immediately preceding sentence.  Notwithstanding the foregoing provisions of this section, Tenant, pending the resolution of any contest pursuant to the terms hereof, shall continue to pay all sums as determined to be due in the first instance by such Landlord’s Statement and upon the resolution of such contest, suitable adjustment shall be made in accordance therewith with appropriate refund to be made by Landlord to Tenant (or credit allowed Tenant against Additional Charges becoming due) if required thereby.  For purposes hereof, the phrase “substantially confirm” shall mean that the Arbiter’s determination shall vary by one percent (1%) or less from the determination of the Landlord or the Tenant, as the case may be.

3.04.                        (a)  In any case provided in this Article 3 in which Tenant is entitled to a refund, Landlord may, in lieu of allowing such refund, credit against future installments of Fixed Rent and Additional Charges any amounts to which Tenant shall be entitled provided that there are subsequent installments of Fixed Rent and Additional Charges against which such refund can be applied.  Nothing in this Article 3 shall be construed so as to result in a decrease in the Fixed Rent hereunder.  If this lease shall expire before any such credit shall have been fully applied, then (provided Tenant is not in default hereunder) Landlord shall refund to Tenant the unapplied balance of such credit.

(b)                                 The expiration or termination of this lease during any Tax Year or Operating Year (for any part or all of which there is a Tax Payment or Operating Payment under this Article 3) shall not affect the accrued rights or obligations of the parties hereto respecting such payment and any Landlord’s Statement or tax bill, as the case may be, relating to such payment may be sent to Tenant subsequent to, and all such rights and obligations shall survive, any such expiration or termination.  Any payments due under such Landlord’s Statement or tax bill, as the case may be, shall be payable within twenty (20) days after such statement or bill is sent to Tenant.

(c)                                  The parties agree that the computations under this Article 3 are intended to constitute a formula for agreed rental escalation and may or may not constitute an actual reimbursement to Landlord for Taxes and other costs and expenses paid by Landlord with respect to the Real Property.

3.05.                        Landlord’s failure to render or delay in rendering a Landlord’s Statement with respect to any Operating Year or any component of the Operating Payment shall not prejudice Landlord’s right to thereafter render a Landlord’s Statement with respect to any such Operating Year or any such component, nor shall the rendering of a Landlord’s Statement for any Operating Year prejudice Landlord’s right to thereafter render a corrected Landlord’s Statement for such Operating Year, provided, however, that in the event that Landlord shall have failed to render a Landlord’s Statement for Operating Expenses with respect to any Operating Year within the three (3) year period following the expiration of any such Operating Year, then, in such event, Tenant shall have the right to give Landlord a notice of Landlord’s failure to render such Operating Statement, and if Landlord shall thereafter fail to render such Operating Statement within thirty (30) days from the giving of Tenant’s notice with respect thereto, Landlord shall be deemed to have waived its right to render such Operating Statement with respect to such Operating Year.  Landlord’s failure to render or delay in rendering a bill with respect to any installment of Taxes shall not prejudice Landlord’s right to thereafter render such a bill for much installment, nor shall the rendering of a bill for any installment prejudice Landlord’s right to thereafter render a corrected bill for such installment, provided, however, that in the event that the Landlord shall have failed to render a bill with respect to any Tax Payment for any Tax Year within the three (3) year period following the expiration of such Tax Year, then, in such event, Tenant shall have the right to give Landlord of notice of Landlord’s failure to render such bill, and, if Landlord shall thereafter fail to render such bill within thirty (30) days from the giving of Tenant’s  notice with respect thereto, Landlord shall be deemed to have waived its right to render a bill for tax escalation with respect to such Tax Year.

ARTICLE 4

Security

4.01.                        Tenant shall deposit with Landlord, upon Tenant’s execution of this lease, the sum of NINE HUNDRED FORTY-THREE THOUSAND SIX HUNDRED and 00/100 ($943,600.00) DOLLARS as security for the full and faithful performance and observance by Tenant of Tenant’s covenants and obligations under this lease.  Landlord shall hold such security deposit in an interest-bearing account in a bank to be selected by Landlord, and the interest thereon shall be returned to Tenant upon Tenant’s written request but no more frequently than annually.  If Tenant defaults beyond notice and the expiration of any applicable cure period, in the full and prompt payment and performance of any of Tenant’s covenants and obligations under this lease, including, but not limited to, the payment of Fixed Rent and Additional Charges, Landlord may, but shall not be required to, use, apply or retain the whole or any part of the security so deposited and the interest accrued thereon, if any, to the extent required for the payment of any Fixed Rent and Additional Charges or any other sums as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant’s default in respect of any of the terms, covenants and conditions of this lease, including, but not limited to, any damages or deficiency in the reletting of the Premises, whether such damages or deficiency accrue before or after summary proceedings or other re-entry by Landlord.  If Landlord shall so use, apply or retain the whole or any part of the security or the interest accrued thereon, if any, Tenant shall upon demand immediately deposit with Landlord a sum equal to the amount so used, applied or retained, as security as aforesaid failing which Landlord shall have the same rights and remedies as for the non-payment of Fixed Rent beyond the applicable grace period.  If Tenant shall pay all Fixed Rent and Additional Charges due and payable under this lease and shall surrender the Premises to Landlord in accordance with the provisions of this lease, the security or any balance thereof, to which Tenant is entitled, shall be returned or paid over to Tenant after the date fixed as the end of this lease and after delivery to Landlord of entire possession of the Premises.  In the event of a sale, transfer or leasing of Landlord’s interest in the Building whether or not in connection with a sale, transfer or leasing of the Land to a vendee, transferee or lessee, Landlord shall have the right to transfer the unapplied part of the security and the interest thereon, if any, to which Tenant is entitled, to the vendee, transferee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return or payment thereof, and Tenant shall look solely to the new landlord for the return or payment of the same.  The provisions of the preceding sentence shall apply to every subsequent sale, transfer or leasing of the Building, and any successor of Landlord may, upon a sale, transfer, leasing or other cessation of the interest of such successors in the Building, whether in whole or in part, pay over any unapplied part of said security to any vendee, transferee or lessee of the Building and shall thereupon be relieved of all liability with respect thereto.  Except in connection with a permitted assignment of this lease, Tenant shall not assign or encumber or attempt to assign or encumber the monies deposited herein as security or any interest thereon to which Tenant is entitled, and neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.  In any event, in the absence of evidence satisfactory to Landlord of an assignment of the right to receive the security, or the remaining balance thereof, Landlord may return the security to the original Tenant regardless of one or more assignments of this lease.

4.02.                        In lieu of the cash security deposit provided for in Section 4.01 hereof, Tenant may at any time during the term hereof deliver to Landlord and shall thereafter maintain in effect at all times during the term hereof, as security for the full and faithful performance and observance by Tenant of Tenant’s covenants and obligations under this lease, an unconditional irrevocable letter of credit in the amount of NINE HUNDRED FORTY-THREE THOUSAND SIX HUNDRED and 00/100 ($943,600.00) Dollars, substantially in the form annexed hereto as Exhibit H  and otherwise reasonably satisfactory to Landlord and issued by a banking corporation reasonably satisfactory to Landlord and either having its principal place of business or a duly licensed branch or agency in the borough of Manhattan, City and County of New York.  Such letter of credit shall have an expiration date no earlier than the first anniversary of the date of issuance thereof and shall be automatically renewed from year to year unless terminated by the issuer thereof by notice to Landlord given not less than forty-five (45) days prior to the expiration thereof.  Tenant shall, throughout the term of this lease, deliver to Landlord, in the event of the termination of any such letter of credit, replacement letters of credit in lieu thereof (each such letter of credit and such extensions or replacements thereof, as the case may be, is herein referred to as a “Security Letter”) no later than 30 days prior to the expiration date of the preceding Security Letter.  The term of each such Security Letter shall be not less than one year and shall be automatically renewable from year to year as aforesaid.  Notwithstanding the foregoing, if Landlord shall elect, in its sole discretion, to accept a Security Letter which is subject to a final expiration date, Tenant shall deliver a replacement of or amendment to such Security Letter no later than thirty (30) days prior to such final expiration date, and the final Security Letter delivered to Landlord pursuant to this Section 4.02 shall have a final expiration date occurring not earlier than sixty (60) days following the Expiration Date of this lease.  If Tenant shall fail to obtain any replacement of or amendment to a Security Letter within any of the applicable time limits set forth in this Section 4.02, Tenant shall be in default of its obligations under this Article 4 and Landlord shall have the right (but not the obligation), at its option, to draw down the full amount of the existing Security Letter and use, apply and retain the same as security hereunder, and notwithstanding such draw by Landlord, Landlord shall have the right (but not the obligation), at its option, to give written notice to Tenant stating that such failure by Tenant to deliver such replacement of or amendment to the Security Letter constitutes a continuing default by Tenant of its obligations under this Article 4, and in the event that Tenant shall not have delivered such replacement or amendment to Landlord within fifteen (15) Business Days after Tenant’s receipt of such notice, Landlord may give to Tenant a notice of intention to end the term of this lease at the expiration of five days from the date of the service of such notice of intention, and upon the expiration of said five days this lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate (as set forth in Section 22.02 hereof) with the same effect as if that day was the day herein definitely fixed for the end and expiration of this Lease, but Tenant shall remain liable for damages as provided in Article 24 hereof.  Upon delivery to Landlord of any such replacement of or amendment to the Security Letter within the fifteen (15) Business Day period described in the preceding sentence, such default shall be deemed cured and Landlord shall return to Tenant the proceeds of the Security Letter which had been drawn by Landlord pursuant to the preceding sentence (or any balance thereof to which Tenant is entitled).

4.03.                        In the event Tenant defaults in respect of the full and prompt payment and performance of any of the terms, provisions, covenants and conditions of this Lease beyond notice (the delivery of which shall not be required for purposes of this Section 4.03 if Landlord is prevented or prohibited from delivering the same under applicable law, including, but not limited to, all applicable bankruptcy and insolvency law) and the expiration of any applicable cure periods (except that no notice and cure period shall be required for purposes of this Section 4.03 with respect to any default by Tenant hereunder if, at the time of such default, any of the events set forth in Section 22.01 shall have occurred with or without the acquiescence of Tenant), including, but not limited to, the payment of Fixed Rent and Additional Charges, Landlord may, at its election, (but shall not be obligated to) draw down the entire Security Letter or any portion thereof and use, apply or retain the whole or any part of the security represented by the Security Letter to the extent required for the payment of: (i) Fixed Rent, Additional Charges or any other sum as to which Tenant is in default, (ii) any sum which Landlord may expend or may be required to expend by reason of Tenant’s default in respect of any of the terms, provisions, covenants, and conditions of this Lease, including but not limited to, any reletting costs or expenses (including, without limitation, any free rent, tenant improvement allowance, leasing commissions, attorneys’ fees, costs and expenses, and other fees, costs and expenses relating to the reletting of all or any portion of the Premises), (iii) any damages or deficiency in the reletting of the Premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord, or (iv) any damages awarded to Landlord in accordance with the terms and conditions of Article 24 hereof.  To insure that Landlord may utilize the security represented by the Security Letter in the manner, for the purpose, and to the extent provided in this Article 4, each Security Letter shall provide that the full amount or any portion thereof may be drawn down by Landlord upon the presentation to the issuing bank (or the advising bank, if applicable) of Landlord’s draft drawn on the issuing bank without accompanying memoranda or statement of beneficiary.  In no event shall the Security Letter require Landlord to submit evidence to the issuing (or advising) bank of the truth or accuracy of any such written statement and in no event shall the issuing bank or Tenant have the right to dispute the truth or accuracy of any such statement nor shall the issuing (or advising) bank have the right to review the applicable provisions of the Lease.  In no event and under no circumstance shall the draw down on or use of any amounts under the Security Letter constitute a basis or defense to the exercise of any other of Landlord’s rights and remedies under this Lease or under any law, rule or regulation, including, but not limited to, Landlord’s right to assert a claim against Tenant under 11 U.S.C. §502(b)(6) or any other provision of title 11 of the United States Code.

4.04.                        In the event that Tenant defaults in respect of any of the terms, provisions, covenants and conditions of the Lease beyond notice and the expiration of any applicable cure periods (except to the extent that such notice and cure periods are not applicable pursuant to Section 4.03 above) and Landlord utilizes all or any part of the security represented by the Security Letter but does not terminate this Lease as provided in Article 22 hereof, Landlord may, in addition to exercising its rights as provided in Section 4.03 hereof, retain the unapplied and unused balance of the portion of the Security Letter drawn down by Landlord (herein called the “Cash Security”) as security for the faithful performance and observance by Tenant thereafter of the terms, provisions, and conditions of this Lease, and may use, apply, or retain the whole or any part of said Cash Security to the extent required for payment of Fixed Rent, Additional Charges, or any other sum as to which Tenant is in default or for any sum which Landlord may expend or be required to expend by reason of Tenant’s default in respect of any of the terms, covenants, and conditions of this Lease.  In the event Landlord uses, applies or retains any portion or all of the security represented by the Security Letter, Tenant shall forthwith restore the amount so used, applied or retained (at Landlord’s option, either by the deposit with Landlord of cash or the provision of a replacement Security Letter) so that at all times the amount of the security represented by the Security Letter and the Cash Security (if any) shall be not less than the security required by Section 4.01 hereof, failing which Tenant shall be in default of its obligations under this Article 4 and Landlord shall have the same rights and remedies as for the non-payment of Fixed Rent beyond the applicable grace period.

4.05.                        If Tenant shall fully and faithfully comply with all of Tenant’s covenants and obligations under this Lease, the Security Letter and the Cash Security (if any) shall be returned to Tenant after the date fixed as the end of this Lease and after delivery to Landlord of entire possession of the Premises; provided, however, that in no event shall any such return be construed as an admission by Landlord that Tenant has performed all of its obligations hereunder.  In the event of any sale, transfer or leasing of Landlord’s interest in the Building whether or not in connection with a sale, transfer or leasing of the Land to a vendee, transferee or lessee, Landlord shall have the right to transfer the Security Letter and the Cash Security (if any) to the vendee, transferee or lessee or, in the alternative, to require Tenant to deliver a replacement Security Letter naming the new landlord as beneficiary, and, upon such delivery by Tenant of such replacement Security Letter, Landlord shall return the existing Security Letter to Tenant.  Upon such transfer or return of the Security Letter and the Cash Security (if any), Landlord shall thereupon be released by Tenant from all liability for the return  thereof, and Tenant shall look solely to the new landlord for the return of the same.  The provisions of the preceding sentence shall apply to every subsequent sale, transfer or leasing of the Building, and any successor of Landlord may, upon a sale, transfer, leasing or other cessation of the interest of such successors in the Building, whether in whole or in part, transfer the Security Letter and the Cash Security (if any) to any vendee, transferee or lessee of the Building (or require Tenant to deliver a replacement Security Letter as hereinabove set forth) and shall thereupon be relieved of all liability with respect thereto.  If Tenant shall fail to timely deliver such replacement Security Letter, Tenant shall be in default of its obligations under this Article 4 and Landlord shall have the right (but not the obligation), at its option, to draw down the existing Security Letter and retain the proceeds as security hereunder until a replacement Security Letter is delivered, and notwithstanding such draw by Landlord, Landlord shall have the right (but not the obligation), at its option, to give written notice to Tenant stating that such failure by Tenant to deliver such replacement Security Letter constitutes a continuing default by Tenant of its obligations under this Article 4, and in the event that Tenant shall not have delivered such replacement to Landlord within fifteen (15) Business Days after Tenant’s receipt of such notice, Landlord may give to Tenant a notice of intention to end the term of this Lease at the expiration of five days from the date of the service of such notice of intention, and upon the expiration of said five days this Lease and the term and estate hereby granted shall terminate in accordance with the provisions of the penultimate sentence of Section 4.02 hereof.  Upon delivery to Landlord of any such replacement Security Letter within the fifteen (15) Business Day period described in the preceding sentence, such default shall be deemed cured and Landlord shall return to Tenant the proceeds of the Security Letter which had been drawn by Landlord pursuant to the preceding sentence (or any balance thereof to which Tenant is entitled).  Landlord and Tenant hereby agree that, in connection with the transfer by Landlord or its successors or assigns hereunder of Landlord’s interest in the Security Letter, Tenant shall be solely liable to pay any transfer commission and other costs charged by the issuing bank in connection with any such transfer of the Security Letter, as

Additional Charges hereunder, upon Landlord’s demand therefor.  Except in connection with a permitted assignment of this Lease, Tenant shall not assign or encumber or attempt to assign or encumber the security represented by the Security Letter, and neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.  In any event, in the absence of evidence satisfactory to Landlord of an assignment of the right to receive the security represented by the Security Letter, Landlord may return the Security Letter to the original Tenant regardless of one or more assignments of this Lease.

4.06.                        Neither the Security Letter, any proceeds therefrom or the Cash Security, if any, shall be deemed an advance rent deposit or an advance payment of any other kind, or a measure or limitation of Landlord’s damages or constitute a bar or defense to any of the Landlord’s other remedies under this Lease or at law or in equity upon Tenant’s default.

4.07.                        As a material inducement to Landlord to enter into this Lease, Tenant hereby acknowledges and agrees that the Security Letter and the proceeds thereof (including, without limitation any Cash Security created by the draw down of all or any portion of the Security Letter) and the obligation to make available or pay to Landlord all or a portion thereof in satisfaction of any obligation of Tenant under this Lease, shall be deemed third-party obligations and not the obligation of Tenant hereunder and, accordingly, (A) shall not be subject to any limitation on damages contained in Section 502(b)(6) of Title 11 of the United States Code or any other limitation on damages that may apply under any federal, state or local law, rule or regulation in connection with a bankruptcy, insolvency or other similar proceeding by, against or on behalf of Tenant, (B) shall not diminish or be offset against any amounts that Landlord would be able to claim against Tenant pursuant to 11 U.S.C. §502(b)(6) as if no Security Letter existed, and (C) may be relied on by Landlord in the event of an assignment of this Lease that is not expressly in accordance with the terms of this Lease even if such assignment has been authorized and approved by a court exercising jurisdiction in connection with a bankruptcy, insolvency or other similar proceeding by, against or on behalf of Tenant.

4.08.                        Notwithstanding the foregoing, provided that Tenant is not then in default with respect to any of the terms, provisions and conditions of this lease on its part to be performed, Landlord agrees that the amount of the security deposit required under this Article 4 shall be reduced as follows: (x) to $500,000.00 on July 1, 2007, and (y) to $0.00 on July 1, 2008, and in the case of clause (x) above, in the event that the security deposit required hereunder shall be in the form of a Security Letter, the Security Letter then in effect may be replaced by Tenant with a Security Letter in the amount of $500,000.00 in the same form and manner as described heretofore in this Article 4.

ARTICLE 5

Subordination, Notice to Superior Lessors and Mortgagees

5.01.                        This lease,  and all rights of Tenant hereunder, are and shall be subject and subordinate to all ground leases, overriding leases and underlying leases of the Land and/or the Building and/or that portion of the Building of which the Premises are a part, now or hereafter existing and to all mortgages which may now or hereafter affect the Land and/or the Building and/or that portion of the Building of which the Premises are a part and/or any of such leases, whether or not such mortgages shall also cover other lands and/or buildings and/or leases, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such leases and such mortgages and spreaders and consolidations of such mortgages.  This Section 5.01 shall be self-operative and no further instrument of subordination shall be required.  In confirmation of such subordination, Tenant shall within fifteen (15) days of Landlord’s request therefor,  execute, acknowledge and deliver any instrument that Landlord, the lessor under any such lease or the holder of any such mortgage or any of their respective successors in interest may reasonably request to evidence such subordination.  Any lease to which this lease is, at the time referred to, subject and subordinate is herein called “Superior Lease” and the lessor of a Superior Lease or its successor in interest, at the time referred to, is herein called “Superior Lessor”; and any mortgage to which this lease is, at the time referred to, subject and subordinate is herein called “Superior Mortgage” and the holder of a Superior Mortgage is herein called “Superior Mortgagee.”

5.02.                        If any act or omission of Landlord would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this lease, or to abate or offset against the payment of rent or to claim a partial or total eviction, Tenant shall not exercise such right (a) until it has given written notice of such act or omission to Landlord and each Superior Mortgagee and each Superior Lessor whose name and address shall previously have been furnished to Tenant, and (b) until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such Superior Mortgagee or Superior Lessor shall have become entitled under such Superior Mortgage or Superior Lease, as the case may be, to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this lease or otherwise, after similar notice, to effect such remedy), provided such Superior Mortgagee or Superior Lessor shall with due diligence give Tenant notice of intention to, and commence and continue to, remedy such act or omission.

5.03.                        If any Superior Lessor or Superior Mortgagee, or any assignee or successor in interest of any Superior Lessor or Superior Mortgagee, shall succeed to the rights of Landlord under this lease, whether through possession or foreclosure action or delivery of a new lease or deed, then at the request of such party so succeeding to Landlord’s rights (herein called ‘Successor Landlord”) and upon such Successor Landlord’s written agreement to accept Tenant’s attornment, Tenant shall attorn to and recognize such Successor Landlord as Tenant’s landlord under this lease and shall within fifteen (15) days of request therefor, execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment but only to the extent and subject to the condition that Landlord shall have complied with its obligations under Section 5.05 hereof.  Upon such attornment this lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this lease, except that so long as the Successor Landlord is not an entity which is controlled by, controls or is under common control with Landlord, such Successor Landlord shall not be:

(a)                                  liable for any previous act or omission of Landlord (or its predecessors in interest);

(b)                                 responsible for any monies owing by Landlord to the credit of Tenant;

(c)                                  subject to any credits, offsets, claims, counterclaims, demands or defenses which Tenant may have against Landlord (or its predecessors in interest);

(d)                                 bound by any payments of rent which Tenant might have made for more than one (1) month in advance to Landlord (or its predecessors in interest);

(e)                                  bound by any covenant to undertake or complete any construction of the Premises or any portion thereof;

(f)                                    required to account for any security deposit other than any security deposit actually delivered to the Successor Landlord;

(g)                                 bound by any obligation to make any payment to Tenant or grant or be subject to any credits, except for services, repairs, maintenance and restoration provided for under this lease to be performed after the date of attornment and which landlords of like properties ordinarily perform at the Landlord’s expense, it being expressly understood, however, that the Successor Landlord shall not be bound by an obligation to make payment to Tenant with respect to construction performed by or on behalf of Tenant at the Premises;

(h)                                 bound by any modification of this lease, including without limitation, any modification which reduces the Fixed Rent or Additional Charges or other charges payable under this lease, or shortens the term thereof, or otherwise materially adversely affects the rights of the lessor thereunder, made without the written consent of the Successor Landlord; or

(i)                                     required to remove any person occupying the Premises or any part thereof.

5.04.                        (a)                                  Landlord represents that the only Superior Mortgage in existence on the date hereof is held by State Street Bank and Trust Company, as trustee for a trust fund established pursuant to a Trust and Servicing Agreement, dated as of February 23, 2001 among GS Mortgage Securities Corporation II, as depositor, and serviced by ORIX

Real Estate Capital Markets, LLC (herein called the “Existing Mortgagee”).  Landlord further represents that such Superior Mortgage is in full force and effect.

(b)                                 Landlord represents that there are no Superior Leases in existence on the date hereof.

5.05.                        (a)                                  Landlord agrees to use reasonable efforts to obtain and deliver to Tenant a subordination, non-disturbance and attornment agreement (herein called an “SNDA Agreement”), in recordable form, from the Existing Mortgagee substantially in the form of Exhibit I hereof.  Tenant and Landlord shall execute concurrently with the execution of this lease six (6) counterparts of the SNDA Agreement, which SNDA Agreements Landlord shall promptly deliver to the Existing Mortgagee for counter-execution. Tenant shall be liable to pay the fees (if any) charged by the Existing Mortgagee, including, without limitation, attorney’s fees, for entering into such SNDA Agreements.  Such fees shall be due and payable to Landlord, as Additional Charges hereunder, within ten (10) days after Tenant’s receipt of an invoice therefor.  If Landlord is unable to obtain the counter-execution of the SNDA Agreement with such changes thereto as are reasonably requested by such Superior Mortgagee, Landlord shall have no liability to Tenant and this lease shall not be affected thereby.

(b)                                 With respect to any future Superior Mortgage or Superior Lease affecting the Real Property, Landlord agrees (subject to the qualifications hereinafter set forth) to use commercially reasonable efforts (i.e., at no cost whatsoever to Landlord, as set forth in the last sentence of this paragraph), to obtain from the holders of any such future Superior Mortgages and future Superior Leases, an SNDA Agreement in favor of Tenant on the customary form employed by such Superior Mortgagee or Superior Lessor (as the case may be), which shall provide in substance that so long as no default exists hereunder, Tenant shall not be disturbed in its possession of the Premises pursuant to the provisions of this lease. Provided that any such SNDA Agreement shall provide in substance that so long as no default exists under this lease, Tenant shall not be disturbed in its possession of the Premises pursuant to the provisions of this lease and such SNDA Agreement is otherwise in form and substance reasonably satisfactory to Tenant, Tenant agrees to execute any such SNDA Agreement and deliver the same to Landlord within ten (10) days after receipt thereof.  Notwithstanding the foregoing, Landlord shall have no liability to Tenant and this lease shall not be affected in the event that Landlord is unable, despite such reasonable efforts, to obtain an SNDA Agreement from the holder of any future Superior Mortgage or Superior Lease (as the case may be), and Landlord shall in no event be required to expend any monies or commence or prosecute litigation or reject financing which is otherwise satisfactory to it to obtain such an SNDA Agreement, and Tenant shall be liable to pay the reasonable fees charged by the Superior Mortgagee or Superior Lessor, as the case may be, including, without limitation, reasonable attorney’s fees, in connection with obtaining such SNDA Agreements.

ARTICLE 6

Quiet Enjoyment

6.01.                        So long as Tenant pays all of the Fixed Rent and Additional Charges and observes and performs all of Tenant’s other obligations hereunder, Tenant shall peaceably and quietly have, hold and enjoy the Premises without hindrance, ejection or molestation by Landlord or any person lawfully claiming through or under Landlord, subject, nevertheless, to the provisions of this lease and to Superior Leases and Superior Mortgages.  This covenant shall be construed as a covenant running with the Land, and is not, nor shall it be construed as, a personal covenant of Landlord, except to the extent of Landlord’s interest in the Real Property and only so long as such interest shall continue, and thereafter Landlord shall be relieved of all liability hereunder and this covenant shall be binding only upon subsequent successors in interest of Landlord’s interest in this lease, to the extent of their respective interests, as and when they shall acquire the same, and so long as they shall retain such interest.

ARTICLE 7

Assignment, Subletting and Mortgaging

7.01.                        Tenant shall not, whether voluntarily, involuntarily, or by operation of law or otherwise (a) assign in whole or in part or otherwise transfer in whole or in part  this lease or the term and estate hereby granted, or offer or advertise to do so, (b) sublet the Premises or any part thereof, or offer or advertise to do so, or allow the same to be used, occupied or utilized by anyone other than Tenant, (c) mortgage, pledge, encumber or otherwise hypothecate this lease or the Premises or any part thereof in any manner whatsoever or (d) permit the Premises or any part thereof to be occupied, or used for desk space, mailing privileges or otherwise, by any person other than Tenant, without in each instance obtaining the prior written consent of Landlord.

7.02.                        If Tenant (or any subtenant) is a corporation, ‘the provisions of subdivision (a) of Section 7.01 shall apply to a transfer (however accomplished, whether in a single transaction or in a series of related or unrelated transactions) of stock (or any other mechanism such as, by way of example, the issuance of additional stock, a stock voting agreement or change in class(es) of stock) which results in a change of control of Tenant (or such subtenant) as if such transfer of stock (or other mechanism) which results in a change of control of Tenant (or such subtenant) were an assignment of this lease, and if Tenant (or such subtenant) is a partnership or joint venture or limited liability company (herein called a “LLC”), said provisions shall apply with respect to a transfer (by one or more transfers) of an interest in the distributions of profits and losses of such partnership or joint venture (or other mechanism, such as, by way of example, the creation of additional general partnership or limited partnership interests) which results in a change of control of such partnership, joint venture or LLC, as if such transfer of an interest in the distributions of profits and losses of such partnership, joint venture or LLC which results in a change of control of such partnership, joint venture or LLC were an assignment of this lease.  The transfer of shares of Tenant (if Tenant is a corporation or trust) for purposes of this Section 7.02 shall not include the sale of shares by persons other than those deemed “insiders” within the meaning of the Securities Exchange Act of 1934, as amended, which sale is effected through the “over-the-counter market” or through any recognized stock exchange.  The provisions of subdivision (a) of Section 7.01 (including, specifically, the requirement of obtaining Landlords consent to any assignment of the lease or subletting of the Premises, in whole or in part) shall not, however, apply to transactions with a corporation into or with which Tenant is merged or consolidated or to transactions with a corporation or partnership to which substantially all of Tenant’s assets are transferred or to any corporation (herein called a “Tenant’s Affiliate”) which controls or is controlled by or is under common control with Tenant, provided that in any of such events (i) the successor to Tenant or transferee is a reputable entity of good character and if such successor or transferee is not a Tenant’s Affiliate provided such successor has a net worth computed in accordance with generally accepted accounting principles at least equal to the greater of (1) the net worth of Tenant immediately prior to such merger, consolidation or transfer, or (2) the net worth of the Tenant herein named on the date of this lease, (ii) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction, (iii) a duplicate original instrument of assignment in form and substance reasonably satisfactory to Landlord, duly executed by Tenant, shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction, (iv) an instrument in form and substance satisfactory to Landlord, duly executed by the assignee, in which such assignee assumes (as of the Commencement Date) observance and performance of, and agrees to be personally bound by, all of the terms, covenants and conditions of this lease on Tenant’s part to be performed and observed shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction, and (v) such merger, consolidation or transfer shall be for a good business purpose and not principally for the purpose of transferring this lease.  For purposes of this Section 7.02, the term “control” shall mean, in the case of a corporation,  ownership or voting control, directly or indirectly, of at least fifty percent (50%) of all the voting stock, and in case of a joint venture or partnership or similar entity, ownership, directly or indirectly, of at least fifty percent (50%) of all the general or other partnership (or similar) interests therein, and in either case, the possession of the power to direct or cause the direction of the management and policy of such corporation or other entity whether through the ownership of voting securities by statute, by contract, or otherwise.  Any agreement pursuant to which (x) Tenant is relieved from the obligation to pay, or a third party agrees to pay on Tenant s behalf, all or a part of Fixed Rent or Additional Charges under this lease, and/or (y) such third party undertakes or is granted any right to assign or attempt to assign this lease or sublet or attempt to sublet all or any portion of the Premises, shall be deemed an assignment of this lease and subject to the provisions of Section 7.01.

7.03.                        If this lease be assigned, whether or not in violation of the provisions of this lease, Landlord may collect rent from the assignee.  If the Premises or any part thereof are sublet or used or occupied by anybody other than Tenant, whether or not in violation of this lease, Landlord may, after default by Tenant, after notice (the delivery of which shall not be required for purposes of this Section 7.03 if Landlord is prevented or prohibited from delivering the same under applicable law, including, but not limited to, all applicable bankruptcy and insolvency law) and the expiration of any applicable cure periods (except that no notice and cure period shall be required for purposes of this Section 7.03 with respect to any default by Tenant hereunder if, at the time of such default, any of the events set forth in Section 22.01 shall have occurred with or without the acquiescence of Tenant), collect rent from the subtenant or occupant.  In either event, Landlord may apply the net amount collected to the Fixed Rent and Additional Charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of Section 7.01, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the performance by Tenant of Tenant’s obligations under this lease.  The consent by Landlord to a particular assignment, mortgaging, subletting or use or occupancy by others shall not in any way be considered a consent by Landlord to any other or further assignment, mortgaging or subletting or use or occupancy by others not expressly permitted by this Article 7.  References in this lease to use or occupancy by others (that is, anyone other than Tenant) shall not be construed as limited to subtenants and those claiming under or through subtenants but shall also include licensees and others claiming under or through Tenant, immediately or remotely.

7.04.                        Any assignment or transfer, whether made with Landlord’s consent pursuant to Sections 7.01 or 7.11 hereof or without Landlord’s consent pursuant to Section 7.02 hereof, shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement in form and substance reasonably satisfactory to Landlord whereby the assignee shall assume the obligations of this lease on the part of Tenant to be performed or observed and whereby the assignee shall agree that the provisions in Section 7.01 shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect of all future assignments and transfers.  The original named Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions of this lease, and notwithstanding the acceptance of Fixed Rent and/or Additional Charges by Landlord from an assignee, transferee, or any other party, the original named Tenant shall remain fully liable for the payment of the Fixed Rent and Additional Charges and for the performance and observance of other obligations of this lease on the part of Tenant to be performed or observed.

7.05.                        The joint and several liability of Tenant and any immediate or remote successor in interest of Tenant and the due performance of the obligations of this lease on Tenants part to be performed or observed shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord extending the time of, or modifying any of the obligations of this lease, or by any waiver (other than an express written waiver by Landlord) or failure of Landlord to enforce any of the obligations of this lease.  If any such agreement or modification operates to increase the obligations of a tenant under this lease, the liability under this Section 7.05 of the tenant named in the lease or any of its successors in interest (unless such party shall have expressly consented in writing to such agreement or modification) shall continue to be no greater than if such agreement or modification had not been made.

7.06.                        The listing of any name other than that of Tenant, whether on the doors of the Premises or the Building directory, or otherwise, shall not operate to vest any right or interest in this lease or in the Premises, nor shall it be deemed to be the consent of Landlord to any assignment or transfer of this lease or to any sublease of the Premises or to the use or occupancy thereof by others.

7.07.                        Notwithstanding anything to the contrary contained in this Article 7, if Tenant shall at any time or times during the term of this lease desire to assign this lease or sublet all or part of the Premises, Tenant shall give notice thereof to Landlord (herein called “Tenant’s Article 7 Offer Notice”), which notice shall set forth in the case of a subletting: (a) the area proposed to be sublet, (b) the term of the proposed subletting and the date the area to be sublet is intended to be vacated by Tenant, (c) the work contributions, if any, periods of rent free occupancy, if any, purchase price of any of Tenant’s furniture, fixtures and equipment, and (d) the rents and all other financial terms (the items set forth in the foregoing clauses (c) and (d) are herein in the aggregate called the “Proposed Rent Rate”) pursuant to which Tenant is willing to enter into a sublease with a third party.  In the case of a proposed assignment, Tenant’s Article 7 Offer Notice shall set forth Tenant’s intention to (x) assign the lease in whole, it being understood and agreed that partial assignments of the lease are not permitted hereunder, (y) the proposed date upon which the Premises are intended to be vacated by Tenant, and (z) all financial and other material terms of the proposed assignment.  Tenant’s Article 7 Offer Notice shall be deemed an irrevocable offer from Tenant to Landlord whereby Landlord (or

Landlord’s designee) may, at its option, (i) accept an assignment of this lease from Tenant (if the proposed transaction is an assignment of this lease or a sublease of all or substantially all of the Premises for substantially the balance of the term of this lease), (ii) sublease such space from Tenant upon the terms and conditions hereinafter set forth (if the proposed transaction is a sublease of all or any portion of the Premises), (iii) terminate this lease if the proposed transaction is an assignment of the lease or a sublease of all or substantially all of the Premises for substantially the balance of the term of this lease, or (iv) terminate this lease with respect to the space covered by the proposed sublease (if the proposed transaction is a sublease of part of the Premises for substantially the balance of the term of the lease).  Said options may be exercised by Landlord by notice to Tenant at any time within the later to occur of (1) thirty (30) days after such notice has been received by Landlord and Landlord shall have received all other information required to be furnished to Landlord by Tenant pursuant to the provisions of this Article 7 and (2) ten (10) days after the date on which Landlord shall have received notice of the identity of the proposed subtenant or assignee, together with statements setting forth in reasonable detail the nature of its business and its financial condition (as evidenced by its most recent audited financial statement or annual report); and during such thirty (30) day period Tenant shall not assign this lease or sublet such space to any person.  The phrase “for substantially the balance of the term of this lease” shall mean the period equal to the remaining term of this lease less any period of time up to two (2) years.

7.08.                        (a)                                  If Landlord exercises its option to terminate this lease in the case where Tenant desires either to assign this lease or sublet all or substantially all of the Premises for substantially the balance of the term of this Lease, then, this Lease shall end and expire on the date that such assignment or sublet was to be effective or commence, as the case may be, and the Fixed Rent and Additional Charges shall be paid and apportioned to such date and Tenant shall not be obligated to perform any of the obligations of Tenant to be performed hereunder from and after such date.

(b)                                 If Landlord exercises its option to have this lease assigned to it (or its designee) in the case where Tenant desires either to assign this lease or to sublet all or substantially all of the Premises for substantially the balance of the term of this Lease, then Tenant shall assign this lease to Landlord (or Landlord’s designee) by an assignment in form and substance reasonably satisfactory to Landlord.  Tenant shall not be responsible for any default by Landlord or Landlords designee as tenant under the lease after such assignment, provided, however, that the provisions of this sentence shall not be binding upon any Superior Mortgagee.  Such assignment shall be effective on the date the proposed assignment was to be effective or the date the proposed sublease was to commence, as the case may be.  Tenant shall not be entitled to consideration or payment from Landlord (or Landlord’s designee) in connection with any such assignment.  If the proposed assignee or sublessee was to receive any consideration or concessions from Tenant in connection with the proposed assignment or sublease, then Tenant shall pay such consideration and/or grant any such concessions to Landlord (or Landlord’s designee) on the date Tenant assigns this lease to Landlord (or Landlord’s designee).

7.09.                        If Landlord exercises its option to terminate this lease with respect to the space covered by Tenant’s proposed sublease in any case where Tenant desires to sublet part of the Premises for substantially the balance of the term of this Lease, then (a) this lease shall end and expire with respect to such part of the Premises on the date that the proposed sublease was to commence; (b) from and after such date the Fixed Rent and Additional Charges shall be adjusted, based upon the proportion that the rentable area of the Premises remaining bears to the total rentable area of the Premises; and (c) Tenant shall pay to Landlord, upon demand, as Additional Charges hereunder the reasonable out of pocket costs incurred by Landlord in physically separating such part of the Premises from the balance of the Premises and in complying with any laws and requirements of any public authorities relating to such separation and Tenant shall not be obligated to perform any of the obligations of Tenant to be performed hereunder from and after such date.

7.10.                        If Landlord exercises its option to sublet the Premises or the portion(s) of the Premises which Tenant desires to sublet, such sublease to Landlord or its designee (as subtenant) shall be at the Proposed Rent Rate and shall be for the term set forth in Tenant’s Article 7 Offer Notice, and:

(a)                                  The sublease shall be expressly subject to all of the covenants, agreements, terms, provisions and conditions of this lease except such as are irrelevant or inapplicable, and except as otherwise expressly set forth to the contrary in this section;

(b)                                 Such sublease shall be upon the same terms and conditions as those contained in Tenant’s Article 7 Offer Notice, except such as are irrelevant or inapplicable and except as otherwise expressly set forth to the contrary in this section;

(c)                                  Such sublease shall give the sublessee the unqualified and unrestricted right, without Tenant’s permission, to assign such sublease or any interest therein and/or to sublet the space covered by such sublease or any part or parts of such space and to make any and all changes, alterations, and improvements in the space covered by such sublease;

(d)                                 Such sublease shall provide that any assignee or further subtenant of Landlord or its designee, may, at the election of Landlord, be permitted to make alterations, decorations and installations in such space or any part thereof and shall also provide in substance that any such alterations, decorations and installations in such space therein made by any assignee or subtenant of Landlord or its designee may be removed, in whole or in part, by such assignee or subtenant, at its option, prior to or upon the expiration or other termination of such sublease provided that such assignee or subtenant, at its expense, shall repair any damage and injury to such space so sublet caused by such removal;

(e)                                  Such sublease shall also provide that (i) the parties to such sublease expressly negate any intention that any estate created under such sublease be merged with any other estate held by either of said parties, (ii) any assignment or subletting by Landlord or its designee (as the subtenant) may be for any purpose or purposes that Landlord, in Landlord’s uncontrolled discretion, shall deem suitable or appropriate, provided such purpose shall be permitted by law (iii) Tenant, at Tenant’s expense, shall and will at all times provide and permit reasonably appropriate means of ingress to and egress from such space so sublet by Tenant to Landlord or its designee, (iv) Landlord, at Tenant’s expense, may make such alterations as may be required or deemed necessary by Landlord to physically separate the subleased space from the balance of the Premises and to comply with any laws and requirements of public authorities relating to such separation, and (v) that at the expiration of the term of such sublease, Tenant will accept the space covered by such sublease in its then existing condition, subject to the obligations of the sublessee to make such repairs thereto as may be necessary to preserve the premises demised by such sublease in good order and condition;

(f)                                    If Landlord or Landlord’s designee as subtenant under such sublease shall be in default (including, without limitation, in monetary default) under such sublease or if any undertenant of Landlord or Landlord’s designee or subtenant of Landlord or Landlord’s designee if this lease shall be assigned to Landlord or Landlord’s designee shall be in default under such underlease (including, without limitation, in monetary default), then Landlord, as Landlord under this lease shall not have the right to declare a corresponding breach by Tenant under this lease, and Tenant shall not be responsible for any act or omission of Landlord or Landlord’s designee or subtenant under this lease or of any subtenant or undertenant thereof, provided, however, that the provisions of this subsection 7.10(f) shall not be binding upon any Superior Mortgagee.

7.11.                        In the event Landlord does not exercise its options pursuant to Section 7.07 to so sublet the Premises or terminate (in whole or in part) or have assigned to it or its designee this lease and providing that Tenant is not then in default of any of Tenant’s obligations under this lease, Landlord’s consent (which must be in writing and in form satisfactory to Landlord) to the proposed assignment or sublease shall not be unreasonably withheld, provided and upon condition that:

(a)                                  Tenant shall request, in writing, Landlord’s consent to each subletting or assignment, which request shall be accompanied by (i) a duplicate original of the proposed assignment or sublease, signed by the proposed assignee or proposed sub-tenant, the effective or commencement date of which shall be at least thirty (30) days after the giving of such notice, (ii) a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Premises, and (iii) current financial information with respect to the proposed assignee or subtenant including, without limitation, its most recent financial report.  In the event that Landlord shall request reasonable additional information with respect to the proposed assignee or subtenant, then Landlord shall make such request within ten (10) Business Days after Tenant’s request for Landlord’s consent and Tenant shall provide such information to Landlord as soon as reasonably practicable, and Tenant shall have complied with the provisions of Section 7.07 and Landlord shall not have exercised any of its options under said Section 7.07 within the time permitted therefor;

(b)                                 In Landlord’s reasonable judgment the proposed assignee or subtenant is engaged in a business and the Premises, or the relevant part thereof, will be used in a manner which (i) is in keeping with the then standards of the Building, and (ii) will not violate any negative covenant as to use contained in any other lease of space in the Building;

(c)                                  The proposed assignee or subtenant is a reputable person or entity of good character and with sufficient financial worth considering the responsibility involved, and Landlord has been furnished with reasonable proof thereof;

(d)                                 Provided that Landlord shall have space comparable in size then available, or to become available, for leasing in the Building; within nine (9) months from the effective date of the proposed assignment or subletting, as the case may be, the proposed assignee or sublessee is not then an occupant of any part of the Building;

(e)                                  The proposed assignee or sublessee is not a person with whom Landlord is then engaged in discussions to lease or is negotiating to lease space in the Building;

(f)                                    The form of the proposed sublease shall be reasonably satisfactory to Landlord and shall comply with the applicable provisions of this Article;

(g)                                 There shall not be more than (A) four (4) entities (including Tenant, Landlord or Landlord’s designee) occupying any one full floor of the Premises, or (B) two (2) entities (including Tenant, Landlord or Landlord’s designee) occupying any portion of the Premises located on less than a full floor of the Building, provided that such number of entities is permitted by the laws and requirements of public authorities;

(h)                                 The rental and other terms and conditions of the sublease are the same as those contained in Tenant’s Article 7 Offer Notice therefor, except that the rental may vary by five (5%) percent or less from the Proposed Rent Rate set forth in Tenant’s Article 7 Offer Notice;

(i)                                     Tenant shall reimburse Landlord within twenty (20) days after demand for any reasonable out-of-pocket costs incurred by Landlord in connection with said assignment or sublease, including, without limitation, the costs of making investigations as to the acceptability of the proposed assignee or subtenant, and reasonable out-of-pocket legal costs incurred in connection with the granting of any requested consent; and

(j)                                     Tenant shall not have (i) advertised or publicized in any way the availability of the Premises without prior notice to and approval by Landlord, nor shall any advertisement state the name (as distinguished from the address) of the Building or the proposed rental, (ii) listed the Premises for subletting, whether through a broker, agent, representative, or otherwise at a rental rate less than the greater of (1) the Fixed Rent and Additional Charges then payable hereunder for such space, or (2) the Fixed Rent and Additional Charges at which Landlord is then offering to lease other space in the Building.

7.12.        (a)           In the event that in connection with Tenant’s request for Landlord’s consent pursuant to Section 7.11 hereof, Tenant submits to Landlord a duplicate of a proposed sublease or proposed assignment with respect to the proposed subletting or assignment set forth in Tenant’s Article 7 Offer Notice and the provisions of such sublease or assignment (as, for example, the space, the term, or the Proposed Rent Rate) differ with respect to the statements set forth in the Tenant’s Article 7 Offer Notice, provided, however, the rental may vary by five (5%) percent or less from the Proposed Rent Rate set forth in Tenant’s Article 7 Offer Notice, then in such event, Tenant’s request for consent pursuant to Section 7.11 hereof shall be deemed to be an offer from Tenant to Landlord as to which Landlord shall have all of the options set forth in Section 7.07 hereof.

(b)           If Landlord fails to exercise any of its options under Section 7.07 hereof, and Tenant fails to request Landlord’s consent to an assignment or sublease on the terms and conditions set forth in Tenant’s Article 7 Offer Notice within (x) four (4) months from the date of Landlord’s response to Tenant’s Article 7 Offer Notice, or (y) if Landlord fails to respond to Tenant’s Article 7 Offer Notice, within five (5) months from the date of Tenant’s Article 7 Offer Notice, Tenant shall again comply with all of the provisions and conditions of Section 7.07 hereof before assigning this lease or subletting all or part of the Premises.

7.13.                        With respect to each and every sublease or subletting authorized by Landlord under the provisions of this lease (other than a sublease to Landlord or its designee pursuant to Section 7.10 hereof), it is further agreed:

(a)                                  No subletting shall be for a term (including any renewal or extension options contained in the sublease) ending later than one day prior to the expiration date of this lease;

(b)                                 No sublease shall be valid, and no subtenant shall take possession of the Premises or any part thereof, until an executed counterpart of such sublease (and all ancillary documents executed in connection with, with respect to or modifying such sublease) has been delivered to Landlord;

(c)                                  Each sublease shall provide that it is subject and subordinate to this lease and to any matters to which this lease is or shall be subordinate, and that in the event of termination, reentry or dispossess by Landlord under this lease Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be (i) liable for any previous act or omission of Tenant under such sublease, (ii) subject to any credit, offset, claim, counterclaim, demand or defense which such subtenant may have against Tenant, (iii) bound by any previous modification of such sublease or by any previous prepayment of more than one (1) month’s rent, (iv) bound by any covenant of Tenant to undertake or complete any construction of the Premises or any portion thereof, (v) required to account for any security deposit of the subtenant other than any security deposit actually delivered to Landlord by Tenant, (vi) bound by any obligation to make any payment to such subtenant or grant any credits, except for services, repairs, maintenance and restoration provided for under the sublease to be performed after the date of such attornment, (vii) responsible for any monies owing by Landlord to the credit of Tenant or (viii) required to remove any person occupying the Premises or any part thereof; and

(d)                                 Each sublease shall provide that the subtenant may not assign its rights thereunder or further sublet the space demised under the sublease, in whole or in part, without Landlord’s consent, which consent, Landlord agrees, shall not be unreasonably withheld or delayed with respect to a proposed assignment or underletting of a direct subtenant of the Named Tenant provided, however, that (i) such subtenant shall satisfy the conditions applicable to Tenant provided in this Article 7 with respect to an assignment of such sublease or an underletting of all or a portion of the Premises; (ii) the proposed assignment or underletting complies with all of the applicable provisions of this Article 7; (iii) Landlord shall receive fifty (50%) percent of any amounts received by such subtenant from such assignment or underletting which is in excess of the rentals it pays to Tenant under its sublease, (iv) Landlord shall have the right to recapture such space pursuant to the provisions of Section 7.07 hereof, as the same shall be incorporated by reference (or otherwise) in such subtenant’s sublease; and (v) if Landlord shall exercise the option set forth in clause (ii) of Section 7.07 hereof, then the sublease rent payable by Landlord (or its designee) shall be at the lesser of: (A) the proposed rental rate payable by such subtenant’s undertenant or (B) the rate of fixed annual rental and escalation rent payable by such subtenant under its sublease with Tenant.  Notwithstanding any language to the contrary contained in this subsection 7.13(d), the assignee of such subtenant shall not be permitted to further assign such sublease or further underlease all or a portion of such space nor shall any undertenant of such subtenant be permitted to assign its leasehold interest under such underletting agreement or further underlease all or a portion of such space.

7.14.        (a)           If Landlord shall give its consent to any assignment of this lease or to any sublease, or if all or any part of the Premises shall be sublet to Landlord or Landlord’s designee pursuant to Section 7.07 hereof, Tenant shall in either event, pay to Landlord, as Additional Charges an amount equal to fifty percent (50%) of any Assignment Profit or Sublease Profit, as the case may be.  It is understood and agreed that in the event that pursuant to

Section 7.07 hereof, Landlord or Landlord’s designee shall sublet all or any portion of the Premises, then the amount of any Sublease Profit due and payable to Landlord hereunder shall, at Landlord’s option, be credited against the amount of rent payable under such sublease.

(b)           For purposes of this Section 7.14, the term “Assignment Profit” shall mean an amount equal to all sums and other considerations paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale or rental of Tenant’s fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property, less, in the case of a sale thereof, the excess, if any of (x) the then net unamortized or undepreciated cost thereof determined on the basis of Tenant’s federal income tax returns) over (y) the unamortized amount of the Work Allowance (determined on a straight line basis over the term of the lease), after deducting therefrom the amount of “Tenant’s Costs”, as hereinafter defined.

(c)                                  For purposes of this Section 7.14, the term “Sublease Profit” shall mean in any year of the term of this lease (i) any rents, additional charges or other consideration payable under the sublease to Tenant by the subtenant which is in excess of the Fixed Rent and Additional Charges accruing during such year of the term of this lease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof, and (ii) all sums paid for the sale or rental of Tenant’s fixtures, leasehold improvements, equipment, furniture or other personal property, less, in the case of the sale thereof, the excess, if any, of (x) the then net unamortized or undepreciated cost thereof determined on the basis of Tenant’s federal income tax returns, over (y) the unamortized amount of the Work Allowance allocable, on a per rentable square foot basis, to the sublet space (determined on a straight line basis over the term of the lease), which net unamortized amount shall be deducted from the sums paid in connection with such sale in equal monthly installments over the balance of the term of the sublease (each such monthly deduction to be in an amount equal to the quotient of the net unamortized amount, divided by the number of months remaining in the term of this lease) after deducting therefrom (except in the case of a sublease to Landlord or Landlord’s designee pursuant to Section 7.07 hereof) the amount of Tenant’s Costs, as hereinafter defined.  The sums payable under this Section 7.14 shall be paid to Landlord as and when paid by the subtenant to Tenant.

(d)                                 For purposes hereof, the term “Tenant’s Costs” shall mean:

(i)                                     the amount of any commercially reasonable broker’s fee or commissions paid to a broker as a result of any subletting or assignment by Tenant hereunder and reasonable counsel fees and disbursements incurred with respect to such subletting or assignment;

(ii)                                  the cost to Tenant allocable on a per rentable square foot basis to the space in question, of any additional improvements (other than any work performed by or on behalf of Tenant to prepare such space for initial occupancy), made to prepare the space in question for the occupancy of the subtenant or assignee thereof or the dollar amount of any rent credits or work allowance given in lieu thereof; and

(iii)                               commercially reasonable advertising; and marketing expenses directly related to the subletting or assignment of the space.

For the purposes of computing “Assignment Profit” and “Sublease Profit”, Tenant’s Costs with respect thereto shall be amortized on a straight-line basis over respectively (x) the balance of the term of the lease from and after the effective date of such assignment, and (y) the term of the sublease.

7.15.                        If Landlord shall exercise its rights pursuant to Section 7.07 hereof to terminate this Lease or to have the Lease assigned to it, or its designee, Landlord shall pay to Tenant an amount equal to the product of (i) fifty percent (50%), multiplied by (ii) the Potential Assignment Profit or Potential Sublease Profit (as those terms are hereinafter defined), as the case may be.  The sums payable under this Section 7.15(a) shall be paid to Tenant as and when they would have been received by Tenant if Landlord had consented to the proposed assignment or sublease.  The term “Potential Assignment Profit” shall mean the Assignment Profit that Tenant would have received pursuant to a proposed assignment of this Lease if Landlord had not exercised its rights pursuant to Section 7.07 hereof to terminate this Lease or have the Lease assigned to it, or its designee.  The term

“Potential Sublease Profit” shall mean the Sublease Profit that Tenant would have received pursuant to a proposed sublease of all of the Premises if Landlord had not exercised its rights pursuant to Section 7.07 to terminate this Lease or to have the Lease assigned to it, or its designee.

7.16.                        Except for any subletting by Tenant to Landlord or its designee pursuant to the provisions of Section 7.10 hereof, each subletting shall be subject to all of the covenants, agreements terms, provisions and conditions contained in this lease.  Notwithstanding any such subletting to Landlord or any such subletting to any other subtenant and/or acceptance of rent or additional rent by Landlord from any subtenant, Tenant shall and will remain fully liable for the payment of the Fixed Rent and Additional Charges due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions and conditions contained in this lease on the part of Tenant to be performed and all acts and omissions of any licensee or subtenant or anyone claiming under or through any subtenant which shall be in violation of any of the obligations of this lease, and any such violation shall be deemed to be a violation by Tenant subject, however, to all provisions under the lease with respect to Tenant’s rights of notice and opportunity to cure, and to the conditions set forth in Section 35.04 hereof.  Tenant further agrees that notwithstanding any such subletting, no other and further subletting of the Premises by Tenant or any person claiming through or under Tenant (except as provided in Section 7.10) shall or will be made except upon compliance with and subject to the provisions of this article.  If Landlord shall decline to give its consent to any proposed assignment or sublease, or if Landlord shall exercise any of its options under Section 7.07, Tenant shall indemnify, defend and hold harmless Landlord against and from any and all loss, liability, damages, costs and expenses (including reasonable counsel fees) resulting from any claims that may be made against Landlord (x) by the proposed assignee or sublessee or (y) by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease by reason of the acts, negotiations or conversations of Tenant or its proposed assignee or sublessee, as the case may be.

7.17.                        (a)           If Tenant is a partnership (or is comprised of two (2) or more persons, individually and/or as co-partners of a partnership) or if Tenant’s interest in this lease shall be assigned to a partnership (or to two (2) or more persons, individually and/or as co-partners of a partnership) pursuant to this article (any such partnership and such persons are referred to in this section as ‘Partnership Tenant”), the following provisions of this section shall apply to such Partnership Tenant: (a) the liability of each of the parties comprising Partnership Tenant shall be joint and several, (b) each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by, any written instrument which may hereafter be executed, changing, modifying or discharging this lease, in whole or in part, or surrendering all or any part of the Premises to Landlord or renewing or extending this lease and by any notices, demands, requests or other communications which may hereafter be given, by Partnership Tenant or by any of the parties comprising Partnership Tenant, (c) any bills, statements, notices, demands, requests or other communications given or rendered to Partnership Tenant or to any of the parties comprising Partnership Tenant shall be deemed given or rendered to Partnership Tenant and to all such parties and shall be binding upon Partnership Tenant and all such parties, (d) if Partnership Tenant shall admit new partners, all of such new partners shall, by their admission to Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this lease on Tenant’s part to be observed and performed, (e) Partnership Tenant shall give prompt notice to Landlord of the admission of any partner or partners, and upon demand of Landlord, shall cause each such partner to execute and deliver to Landlord an agreement in form satisfactory to Landlord, wherein each such new partner shall assume performance of all of the terms, covenants and conditions of this lease on Tenant’s part to be observed and performed (but neither Landlord’s failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall vitiate the provisions of subdivision (d) of this section) and (f) on each anniversary of the Commencement Date, Partnership Tenant shall deliver to Landlord a list of all partners together with their current residential addresses.

(b)                                 If Tenant is a partnership, the admission of new partners, the withdrawal, retirement, death, incompetency or bankruptcy of any partner, or the reallocation of partnership interests among the partners shall not constitute an assignment of this lease, provided the principal purpose of any of the foregoing is not to circumvent the restrictions on assignment set forth in the provisions of this Article 7 and provided that the capital of the partnership is not as a result of any of the foregoing events, reduced by more than 20% of the capital immediately prior to such event.  The reorganization of Tenant from a professional corporation into a partnership or the reorganization of a Tenant from a partnership into a professional corporation, shall not constitute an assignment of this lease, provided that immediately following such reorganization the partners of Tenant shall be the same as the shareholders of Tenant existing immediately prior to such reorganization, or the shareholders of Tenant shall be the same as the partners of Tenant existing immediately prior to such reorganization, as the case may be. If Tenant shall become a professional corporation, each individual shareholder in Tenant and each professional employee of a professional corporation which is a shareholder in Tenant shall have the same personal liability as such individual or shareholder-employee would have under this lease if Tenant were a partnership and such individual or shareholder-employee were a partner in Tenant.  If any individual partner in Tenant is or becomes a shareholder-employee of a professional corporation, such individual shall have the same personal liability under this lease as such individual would have if he and not the professional corporation were a partner of Tenant.

ARTICLE 8

Compliance with Laws

8.01.                        (a)           Tenant shall give prompt notice to Landlord of any notice it receives of the violation of any law or requirement of any public authority with respect to the Premises or the use or occupation thereof.  Tenant shall (a) at Tenant’s expense, comply with all present and future laws and requirements of any public authorities in respect of the Premises or the use and occupation thereof, or the abatement of any nuisance in, on or about the Premises including, without limitation, those applicable to the making of any Alterations therein or which apply as a result of the making thereof, except that Tenant shall not be under any obligation to make any structural Alteration in order to comply with any law or requirement of any public authority applicable to the mere general “office” use (as opposed to the manner of use) of the Premises, unless otherwise expressly required herein, or if the same is applicable to the making of an Alteration or applies as a result of the making thereof; and (b) be responsible for the cost of compliance with all present and future laws and requirements of any public authorities in respect of the Real Property to the extent arising from (i) Tenant’s manner of use of the Premises (other than mere general office use), (ii) the manner of conduct of Tenant’s business or operation of its installations, equipment or other property therein, (iii) any cause or condition created by or at the instance of Tenant, or (iv) the breach of any of Tenant’s obligations hereunder, whether or not such compliance requires work which is structural or non-structural, ordinary or extraordinary, foreseen or unforeseen.  Tenant shall pay all the costs, expenses, fines, penalties and damages which may be imposed upon Landlord or any Superior Lessor by reason of or arising out of Tenant’s failure to fully and promptly comply with and observe the provisions of this Section 8.01.  Without limiting the generality of the foregoing, it is specifically agreed that Tenant shall comply with all laws that require the installation, modification or maintenance within the Premises of (i) any fire-rated partitions, gas, smoke, or fire detector or alarm, any emergency signage or lighting system, or any sprinkler or other system to extinguish fires or (ii) any handicap facilities.  However, Tenant need not comply with any such law or requirement of any public authority so long as Tenant shall be contesting the validity thereof, or the applicability thereof to the Premises, in accordance with Section 8.02 hereof.  Landlord, at its expense, shall comply with all other such laws and requirements of public authorities as shall affect the Premises, but may similarly defer compliance so long as Landlord shall be contesting the validity or applicability thereof but only to the extent that deferral of compliance and contest of the legal requirements does not materially impair Tenant’s ability to conduct business in the Premises in its customary manner, and does not create an imminent hazard to life and limb.  Landlord represents that on the date hereof, to the best of Landlord’s knowledge, Landlord has received no notice of violation from any governmental authority having jurisdiction thereof, of any violation of law existing in the Premises which has not been cured.  Without limiting the generality of the foregoing, it is agreed that Landlord shall comply, at Landlord’s expense, with all present laws and requirements of public authorities, which require the removal, encapsulation and/or other remedial treatment of asbestos in the Premises except that Landlord shall not be obligated to so comply with respect to any asbestos brought into the Premises by Tenant, its contractors, materialmen, agents or any assignee or subtenants of Tenant (other than Landlord) or their respective contractors, materialmen or agents.

(b)                                 Notwithstanding anything to the contrary in this Lease, Tenant shall be responsible for the cost of all present and future compliance with the Disabilities Act in the Premises.  Tenant shall be responsible for the cost of compliance with the Act, if such compliance shall require the making of alterations outside the Premises, and regardless whether the Disabilities Act shall impose the primary obligation for such compliance on Landlord or Tenant, but only to the extent that the requirement for such compliance arises from the performance of any alteration or installation made by or on behalf of Tenant within the Premises or outside the Premises.

8.02.                        Tenant, at its expense, after notice to Landlord, may contest, by appropriate proceedings prosecuted diligently and in good faith, the validity, or applicability to the Premises, of any law or requirement of any public authority, provided that (a) Landlord shall not be subject to criminal penalty or to prosecution for a crime, or any other fine or charge, nor shall the Premises or any part thereof or the Building or Land, or any part thereof, be subject to being condemned or vacated, nor shall the Building or Land, or any part thereof, be subjected to any lien or encumbrance, by reason of non-compliance or otherwise by reason of such contest; (b) before the commencement of such contest, Tenant shall furnish to Landlord the bond of a surety reasonably satisfactory to Landlord, a cash deposit or other security in amount, form and substance satisfactory to Landlord and shall indemnify Landlord against the cost thereof and against all liability for damages, interest, penalties and expenses (including reasonable attorneys fees and expenses), resulting from or incurred in connection with such contest or non-compliance; (c) such non-compliance or contest shall not constitute or result in any violation of any Superior Mortgage, or if any such Superior Mortgage shall permit such non-compliance or contest on condition of the taking of action or furnishing of security by Landlord, such action shall be taken and such security shall be furnished at the expense of Tenant; (d) such noncompliance or contest shall not prevent Landlord from obtaining any and all permits and licenses in connection with the operation of the Building; (e) Tenant shall keep Landlord advised as to the status of such proceedings; and (f) deferral of compliance and contest of the legal requirement does not materially impair the ability of other tenants or of Landlord to conduct business in their respective premises or in the Building, as the case may be, in their customary manner, and does not create an imminent hazard to life or limb.  Without limiting the application of the above, Landlord shall be deemed subject to prosecution for a crime if Landlord, or its managing agent, or any officer, director, partner, shareholder, or employee of Landlord or its managing agent, as an individual, is charged with a crime of any kind or degree whatever, whether by service of a summons or otherwise, unless such charge is withdrawn before Landlord or its managing agent, or such officer, director, partner, shareholder or employee of Landlord or its managing agent (as the case may be) is required to plead or answer thereto.

ARTICLE 9

Insurance

9.01.                        Tenant shall not violate, or permit the violation of, any condition imposed by any insurance policy then issued in respect of the Real Property and shall not do, or permit anything to be done, or keep or permit anything to be kept in the Premises which would subject Landlord, any Superior Lessor or any Superior Mortgagee to any liability or responsibility for personal injury or death or property damage, or which would increase any insurance rate in respect of the Real Property over the rate which would otherwise then be in effect or which would result in insurance companies of good standing refusing to insure the Real Property in amounts reasonably satisfactory to Landlord, or which would result in the cancellation of or the assertion of any defense by the insurer in whole or in part to claims under any policy of insurance in respect of the Real Property.

9.02.                        If, by reason of any failure of Tenant to comply with the provisions of this lease, the premiums on Landlord’s insurance on the Real Property shall be higher than they otherwise would be, Tenant shall reimburse Landlord as Additional Charges within twenty (20) days of Landlord’s request thereof or accompanied by reasonable documentation evidencing such increase in premiums, for that part of such premiums attributable to such failure on the part of Tenant.  A schedule or “make up” of rates for the Real Property or the Premises, as the case may be, issued by the New York Fire Insurance Rating Organization or other similar body making rates for insurance for the Real Property or the Premises, as the case may be, shall be conclusive evidence of the facts therein stated and of the several items and charges in the insurance rate then applicable to the Real Property or the Premises, as the case may be.

9.03.                        (a)           Tenant, at its expense, shall maintain at all times during the term of this lease (i) “all risk” property insurance covering all present and future Tenant’s Property and leasehold improvements to a limit of not less than the full replacement value thereof, such insurance to include a replacement cost endorsement, and (ii) comprehensive general liability insurance, including contractual liability, in respect of the Premises and the conduct or operation of business therein, with Landlord and its managing agent, if any, and each Superior Lessor and Superior Mortgagee whose name and address shall previously have been furnished to Tenant, as additional insureds, with limits of not less than Five Million ($5,000,000) Dollars combined single limit for bodily injury and property damage liability in any one occurrence, (iii) steam boiler, air-conditioning or machinery insurance, if there is a boiler or pressure object or similar equipment in the Premises, with Landlord and its managing agent, if any, and each Superior Lessor and Superior Mortgagee whose name and address shall previously have been furnished to Tenant, as additional insureds, with limits of not less than Five Million ($5,000,000) Dollars and (iv) when Alterations are in progress, the insurance specified in Section 11.05 hereof.  Subject to the provisions of Section 9.04 hereof, the limits of such insurance shall not limit the liability of Tenant.  Tenant shall deliver to Landlord and any additional insureds, at least ten (10) days prior to the Commencement Date, such fully paid-for policies or certificates of insurance, in form reasonably satisfactory to Landlord issued by the insurance company or its authorized agent.  Tenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Tenant shall deliver to Landlord and any additional insureds such renewal policy or a certificate thereof at least thirty (30) days before the expiration of any existing policy.  All such policies shall be issued by companies of recognized responsibility licensed to do business in New York State and rated by Best’s Insurance Reports or any successor publication of comparable standing and carrying a rating of A VIII or better or the then equivalent of such rating, and all such policies shall contain a provision whereby the same cannot be cancelled or modified unless Landlord and any additional insureds are given at least thirty (30) days prior written notice of such cancellation or modification. The proceeds of policies providing “all risk” property insurance of Tenant’s

Property and improvements and betterments shall be payable to Landlord, Tenant and each Superior Lessor and Superior Mortgagee as their interests may appear.  Tenant shall cooperate with Landlord in connection with the collection of any insurance monies that may be due in the event of loss and Tenant shall execute and deliver to Landlord such proofs of loss and other instruments which may be reasonably required to recover any such insurance monies.

(b)                                 Landlord shall maintain with respect to the Building at all times during the term of this lease, liability and casualty insurance, in each case with such limits not less than that required by either (x) the bona fide, third-party holder of the first mortgage on the Building or (y) if no such mortgagee exists, third party mortgagees of comparable first-class office buildings in the Borough of Manhattan.

9.04.                        Each party shall include in each of its insurance policies (insuring the Building in case of Landlord, and insuring Tenant’s Property (hereinafter defined) and leasehold improvements in the case of Tenant, against loss, damage or destruction by fire or other casualty) a waiver of the insurer’s right of subrogation against the other party during the term of this lease or, if such waiver should be unobtainable or unenforceable, (i) an express agreement that such policy shall not be invalidated if the assured waives the right of recovery against any party responsible for a casualty covered by the policy before the casualty or (ii) any other form of permission for the release of the other party.  If such waiver, agreement or permission shall not be, or shall cease to be, obtainable from either party’s then current insurance company, the insured party shall so notify the other party promptly after learning thereof, and shall use its best efforts to obtain the same from another insurance company described in Section 9.03 hereof.  Each party hereby releases the other party, with respect to any claim (including a claim for negligence) which it might otherwise have against the other party, for loss, damage or destruction with respect to its property occurring during the term of this lease to the extent to which it is, or is required to be, insured under the aforementioned property or all risk insurance policy or policies containing a waiver of subrogation or permission to release liability, as provided in the preceding subdivisions of this Section.

9.05.                        Landlord may from time to time require that the amount of the insurance to be maintained by Tenant under Section 9.03 hereof be increased, so that the amount thereof adequately protects Landlord’s interest.

ARTICLE 10

Rules and Regulations

10.01.                  Tenant and its employees and agents shall observe and comply with the rules and regulations annexed hereto as Exhibit D, and such reasonable changes therein (whether by modification, elimination or addition) as Landlord at any time or times hereafter may make and communicate to Tenant, which, in Landlord’s reasonable judgment, shall be necessary for the reputation, safety, care and appearance of the Real Property, or the preservation of good order therein, or the operation or maintenance of the Real Property, and which do not unreasonably affect the conduct of Tenant’s business in the Premises (such rules and regulations as changed from time to time being herein called “Rules and Regulations”), subject to Tenant’s right to dispute the reasonableness of any Rule or Regulation as hereinafter set forth; provided, however, that in case of any conflict or inconsistency between the provisions of this lease and any of the Rules and Regulations, the provisions of this lease shall control.  Landlord agrees that it shall not enforce or fail to enforce the rules and regulations so as to apply the same against Tenant in an adversely discriminatory manner.

10.02.                  Tenant shall have the right to dispute the reasonableness of any additional Rule or Regulation hereafter adopted by Landlord.  If Tenant disputes the reasonableness of any additional Rule or Regulation hereafter adopted by Landlord, the dispute shall be determined by arbitration in the City of New York in accordance with the rules and regulations then obtaining of the American Arbitration Association (or any organization which is the successor thereto).  Any such determination shall be final and conclusive upon the parties hereto.  The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant’s part shall be deemed waived unless the same shall be asserted by service of a notice upon Landlord within thirty (30) days after receipt by Tenant of notice of the adoption of any such additional Rule or Regulation.

10.03.                  Nothing in this lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations against Tenant or any other tenant or any employees or agents of Tenant or any other tenant, and Landlord shall not be liable to Tenant for violation of the Rules and Regulations by another tenant or its employees, agents, invitees or licensees.

ARTICLE 11

Alterations

11.01.                  Except as set forth in Section 11.11 hereof, Tenant shall make no improvements, changes or alterations (other than decorations) in or to the Premises (herein called “Alterations”) of any nature without Landlord’s prior written approval.  However, provided Tenant shall be in compliance with the applicable provisions of this Article 11 and is not in default under this lease, Tenant may, at its sole expense, upon obtaining Landlord’s written approval, which approval shall not be unreasonably withheld, undertake Alterations which are not Material Alterations.  A “Material Alteration” is an Alteration which (a) is not limited to the interior of the Premises or which affects the exterior (including the appearance) of the Building, (b) is structural or affects the strength of the Building, (c) affects the proper functioning of the mechanical, gas, electrical, sanitary, heating, ventilating, air-conditioning, elevator, plumbing, life-safety or other service systems of the Building (herein collectively called “Building Systems”), (d) affects the Certificate of Occupancy for the Building or the Premises, or (e) requires the consent of any Superior Mortgagee or Superior Lessor and such consent shall be withheld.

11.02.                  (a)                                  Before proceeding with any Alteration, Tenant shall submit to Landlord, for Landlord’s approval, plans and specifications for the work to be done, and Tenant shall not proceed with such work until it obtains Landlord’s written approval of such plans and specifications, which in the case of Alterations which are not Material Alterations shall not be unreasonably withheld or delayed.

(b)                                 Tenant shall pay to Landlord within twenty (20) days after demand, as Additional Charges, Landlord’s reasonable, actual out of pocket costs and expenses (including, without limitation, the fees of any architect or engineer reasonably employed by Landlord or any Superior Mortgagee for such purpose) for (i) reviewing said plans and specifications and (ii) inspecting the Alterations to determine whether the same are being performed in accordance with the approved plans and specifications, the provisions of any Superior Lease or Superior Mortgage and all laws and requirements of public authorities.

(c)                                  Tenant agrees that any review or approval by Landlord of any plans and/or specifications with respect to any Alterations is solely for Landlord’s benefit, and without any representation or warranty whatsoever to Tenant with respect to the adequacy, correctness or efficiency thereof or otherwise.

11.03.                  (a)                                Before proceeding with any Alteration which will cost more than Two Hundred Fifty Thousand ($250,000) Dollars (exclusive of the costs of decorating work and items constituting Tenant’s Property), as estimated by a reputable contractor reasonably designated by Landlord, Tenant shall furnish to Landlord one of the following (as selected by Landlord) a cash deposit or a performance bond and a labor and materials payment bond (issued by a corporate surety licensed to do business in New York reasonably satisfactory to Landlord), in an amount equal to one hundred twenty (120%) percent of the cost of the Alteration, estimated as set forth above.

(b)                                 Upon (i) the completion of the Alteration in accordance with the terms of this Article 11 and (ii) the submission to Landlord of proof evidencing the payment in full for said Alteration, the security deposited with Landlord (or the balance of the proceeds thereof, if Tenant has furnished cash or a letter of credit and if Landlord has drawn on the same) shall be returned to Tenant.

(c)                                  Upon Tenant’s failure to properly perform, complete and fully pay (subject to Tenant’s rights hereunder to contest in good faith amounts in dispute) for the said Alteration, by Landlord, Landlord shall be entitled to draw on the security deposited under this Article 11 to the extent Landlord reasonably deems necessary in connection with the said Alteration, the restoration and/or protection of the Premises or the Real Property and the payment or satisfaction of any costs, damages or expenses in connection with the foregoing and/or Tenant’s obligations under this Article 11.

11.04.                  Tenant, in connection with any Alterations, shall fully and promptly comply with and observe the Alterations Rules and Regulations set forth as Exhibit E hereto and made a part hereof.

11.05.                  Tenant, at its expense shall obtain (and furnish true and complete copies to Landlord of) all necessary governmental permits and certificates for the commencement and prosecution of Alterations and for final approval thereof upon completion, and shall cause Alterations to be performed in compliance therewith, with all applicable laws and requirements of public authorities, with all applicable requirements of insurance bodies and with the plans and specifications approved by Landlord.  Alterations shall be diligently performed in a good and workmanlike manner, using new materials and equipment of a quality and class reasonably acceptable to Landlord.  Alterations shall be performed by contractors first approved by Landlord.  Prior to making an Alteration, at Tenant’s written request, Landlord shall furnish Tenant with a list of contractors who may perform Alterations to the Premises on behalf of Tenant.  If Tenant engages any contractor set forth on the list, Tenant shall not be required to obtain Landlord’s consent for such contractor unless, prior to the earlier of (a) entering into a contract with such contractor, or (b) the commencement of work by such contractor, Landlord shall notify Tenant that such contractor has been removed from the list.  Notwithstanding the foregoing, with respect to any Alteration affecting any Building System (i)  Tenant shall select a contractor from a list of approved contractors furnished by Landlord to Tenant (containing at least three (3) contractors) except for an Alteration to the Building’s life safety system for which Tenant shall use the contractor designated therefor by Landlord, and (ii) the Alteration shall, at Tenant’s cost and expense, be designed by Landlord’s engineer for the relevant Building System.  Alterations shall be performed in a manner calculated not to unreasonably interfere with or delay and as not to impose any additional expense upon Landlord in the construction, maintenance, repair or operation of the Building; and if any such additional expense shall be incurred by Landlord as a result of Tenant’s performance of any Alterations, Tenant shall pay such additional expense upon demand as Additional Charges.  Throughout the performance of Alterations, Tenant, at its expense, shall carry, or cause to be carried, worker’s compensation insurance in statutory limits, all risk “Builders Risk” insurance and general liability insurance, with completed operation endorsement, under which Landlord and its agent and any Superior Lessor and Superior Mortgagee whose name and address shall previously have been furnished to Tenant shall be named as parties insured, in such limits as Landlord may reasonably require, with an insurer qualifying under subsection 9.03(a) hereof.  Tenant shall furnish Landlord with reasonably satisfactory evidence that such insurance is in effect at or before the commencement of Alterations and, on request, at reasonable intervals thereafter during the continuance of Alterations.  No Alterations shall involve the removal of any fixtures, equipment or other property in the Premises which are not Tenant’s Property without Landlord’s prior written consent, unless such fixtures, equipment or other property shall be promptly replaced at Tenant’s expense with new fixtures, equipment or other property of like utility and at least equal value in which case Landlord’s consent shall not be unreasonably withheld or delayed.

11.06.                  Tenant agrees that the exercise of its rights pursuant to the provisions of Article 11 or of any other provisions of this lease or the Exhibits hereto shall not be done in a manner which would violate Landlord’s union contracts affecting the Real Property, or create any work stoppage, picketing, labor disruption or dispute or disharmony or any interference with the business of Landlord or any tenant or occupant of the Building.  Tenant shall immediately stop work or other activity if Landlord notifies Tenant that continuing such work or activity would violate Landlord’s union contracts affecting the Real Property, or create any work stoppage, picketing, labor disruption or dispute or disharmony or any interference with the business of Landlord or any tenant or occupant of the Building.

11.07.                  Tenant, at its expense, and with diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with Alterations, or any other work, labor, services or materials done for or supplied to Tenant, or any person claiming through or under Tenant, which shall be issued by the Department of Buildings of the City of New York or any other public authority having or asserting jurisdiction.  Tenant shall defend, indemnify and save harmless Landlord from and against any and all mechanic’s and other liens and encumbrances filed in connection with Alterations, or any other work, labor, services or materials done for or supplied to Tenant, or any person, subtenant or licensee of Tenant or any other person authorized by Tenant, including, without limitation, security interests in any materials, fixtures or articles so installed in and constituting part of the Premises and against all costs, expenses and liabilities incurred in connection with any such lien or encumbrance or any action or proceeding brought thereon other than consequential damages in connection therewith.  Tenant, at its expense, shall procure the satisfaction or discharge of record of all such liens and encumbrances within twenty (20) days after Tenant shall have received notice thereof (or such shorter period if required by the terms of any Superior Lease or Superior Mortgage).  However, nothing herein contained shall prevent Tenant from contesting, in good faith and at its own expense, any notice of violation, provided that Tenant shall comply with the provisions of Section 8.02 hereof; provided, however, that the foregoing provisions of this sentence shall not obviate the need for such satisfaction or discharge of record.

11.08.                  Tenant will promptly upon the completion of an Alteration deliver to Landlord “as-built” drawings of any Alterations Tenant has performed or caused to be performed in the Premises, and if any Alterations for Tenant were performed by Landlord, the “as-built” drawings, if any, or the drawings and specifications, if any, as the case may be, for such Alterations, in Tenant’s possession.

11.09.                  All fixtures and equipment installed or used by Tenant in the Premises shall be fully paid for by Tenant in cash and shall not be subject to conditional bills of sale, chattel mortgage or other title retention agreements.  Tenant shall promptly pay the cost of all alterations or repairs for which Tenant is responsible under the terms of this lease and Tenant, at its expense, shall procure the discharge of any liens filed in connection with any repairs or Alterations, including, without limitation, the liens of any conditional sales, or chattel mortgages, title retention agreements, security agreements or financing statements, upon, and any materials or fixtures installed in constituting part of the Premises within twenty (20) days after the filing thereof against the Premises, the Building or the Real Property; provided, however, that Tenant shall have the right to contest, in good faith and with reasonable diligence, the validity of any lien or claimed lien if Tenant shall give to Landlord such security as may be reasonably satisfactory to Landlord and Landlord’s title insurance company to insure payment thereof and any interest thereon and to prevent any foreclosure of the lien or sale of said property, the Premises, the Building or the Real Property by reason of nonpayment thereof; provided, however, that on final determination of the lien or claim for lien, Tenant shall immediately pay any judgment rendered, with all proper costs and charges, shall have the lien released and any judgment satisfied.

11.10.                  Tenant shall keep records of Tenant’s Alterations costing in excess of $5,000 and of the cost thereof.  Tenant shall, within forty-five (45) days after demand by Landlord, furnish to Landlord copies of such records and cost if Landlord shall require same in connection with any proceeding to reduce the assessed valuation of the Real Property, or in connection with any proceeding instituted pursuant to Article 8 hereof or for any other reason or purpose.

11.11.                  Notwithstanding anything contained in this lease to the contrary, Landlord’s consent shall not be required with respect to any non-structural Alteration, provided that (a) consent for such Alteration is not required under the terms of any Superior Lease or Superior Mortgage, and (b) such Alteration (i) is not visible from the outside of the Building, (ii) does not affect any part of the Building other than the Premises, (iii) does not affect any service required to be furnished by Landlord to any other tenant or occupant of the Building, (iv) does not affect the usage or proper functioning of any Building System, (v) does not impair or diminish the value or utility of the Building, (vi) does not affect or violate the provisions of the Certificate of Occupancy for the Building or the Premises, (vii) does not require that any plans or specifications be filed with, or any permit to be obtained from, the New York City Buildings Department, and (viii) the estimated cost of the labor and materials for which shall not exceed Fifty Thousand Dollars ($50,000), either individually or in the aggregate with other non-structural Alterations constructed within any twelve (12) month period; provided, however, that at least ten (10) days prior to making any such non-structural Alteration, Tenant shall submit to Landlord for informational purposes only the detailed plans and specifications for such Alteration, as required by subsection 11.02(a) hereof, and any such Alteration shall otherwise be performed in compliance with the provisions of this Article 11.

11.12.                  Landlord agrees that Tenant shall have the right to erect a sign with its logo on its entrance to the Premises, subject to Landlord’s approval of the size, material and design of such sign, which approval shall not be unreasonably withheld or delayed.

ARTICLE 12

Landlord’s and Tenant’s Property

12.01.                  All fixtures, equipment, improvements and appurtenances attached to or built into the Premises at the commencement of or during the term of this lease, whether or not by or at the expense of Tenant, shall be and remain a part of the Premises, shall, upon the expiration or sooner termination of this lease, be deemed the property of Landlord and shall not be removed by Tenant, except as provided in Section 12.02.  Further, any carpeting or other personal property in the Premises on the Commencement Date, unless installed and paid for by Tenant, shall be and shall remain Landlord’s property and shall not be removed by Tenant.  Notwithstanding the foregoing provisions, upon notice to Tenant no later than thirty (30) days prior to the Expiration Date or upon reasonable notice with respect to such earlier date upon which the term of this lease shall expire, Landlord may require Tenant to remove, at Tenant’s cost and expense, any Specialty Alterations (as herein defined) installed on or after the date hereof by or on behalf of Tenant or anyone claiming by through or under Tenant and to repair and restore the Premises to the condition existing prior to the making of said Specialty Alterations and repair any damage to the Premises or the Building due to such removal, unless if at the time Tenant requested Landlord’s consent to the installation of the Specialty Alterations, Tenant requested Landlord to advise Tenant whether Landlord would require the removal of such Specialty Alterations and Landlord then advised Tenant that it would not require such removal.  For the purposes hereof, “Specialty Alterations” shall mean Alterations consisting of kitchens, executive bathrooms, raised computer floors, computer installations, vaults, libraries, internal staircases, dumbwaiters, pneumatic tubes, vertical and horizontal transportation systems, and other Alterations of a similar character which are not Building-Standard in nature.

12.02.                  All movable partitions, business and trade fixtures, machinery and equipment, communications equipment and office equipment, whether or not attached to or built into the Premises, which are installed in the Premises by or for the account of Tenant without expense to Landlord and can be removed without structural damage to the Building, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Premises (herein collectively called “Tenant’s Property”) shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the term of this lease; provided that if any of Tenant’s Property is removed, Tenant shall repair or pay the cost of repairing any damage to the Premises or to the Building resulting from the installation and/or removal thereof other than damage resulting from any negligent act or omission of Landlord, its employees, agents or contractors.  Any equipment or other property for which Landlord shall have granted any allowance or credit to Tenant shall not be deemed to have been installed by or for the account of Tenant without expense to Landlord, shall not be considered Tenant’s Property and shall be deemed the property of Landlord.

12.03.                  At or before the Expiration Date of this lease (or within 15 days after any earlier termination of this lease) Tenant, at its expense, shall remove from the Premises all of Tenant’s Property (except such items thereof as Landlord shall have expressly permitted to remain, which property shall become the property of Landlord), and Tenant shall repair any damage to the Premises or the Building resulting from any installation and/or removal of Tenant’s Property.

12.04.                  Any other items of Tenant’s Property which shall remain in the Premises after the Expiration Date of this lease, or within 15 days following an earlier termination date, may at the option of Landlord, be deemed to have been abandoned, and in such case such items may be retained by Landlord as its property or disposed of by Landlord, without accountability, in such manner as Landlord shall determine, at Tenant’s expense.

ARTICLE 13

Repairs and Maintenance

13.01.                  Landlord shall operate, maintain and make all necessary repairs (both structural and nonstructural) to the part of the Building Systems which provide service to the Premises (but not to the distribution portions of such Building Systems located within the Premises) and, except where the same shall be Tenant’s responsibility hereunder, the structural portions of the Building, both exterior and interior, in conformance with standards applicable to non-institutional first-class office buildings in Manhattan.  Tenant shall, at its expense, throughout the term of this lease, take good care of and maintain in good order and condition the Premises and the fixtures and improvements therein including, without limitation, the property which is deemed Landlord’s pursuant to Section 12.01 hereof and Tenant’s Property; provided, however, Tenant shall not be responsible to make any repairs which (i) are Landlord’s express obligation hereunder or (ii) from which Tenant has been expressly excused hereunder.  Tenant shall be responsible for all non-structural repairs, interior and exterior, ordinary and extraordinary, foreseen or unforeseen, in and to the Premises, except for reasonable wear and tear, obsolescence and damage for which Tenant is not responsible pursuant to the provisions of Article 19 hereof.  Notwithstanding the foregoing, Tenant shall be responsible for the cost of all repairs, interior and exterior, structural and non-structural, ordinary and extraordinary, foreseen or unforeseen, in and to the Building, the Building facilities and the Building Systems, the need for which arises out of (a) the performance or existence of Alterations, (b) the installation, use or operation of property in the demised premises (c) the moving by or on behalf of Tenant of any property, including, without limitation, Tenant’s Property in or out of the Building, (d) the act, omission, misuse or neglect of Tenant or any of its subtenants (other than Landlord) or its or their employees, agents, contractors or invitees or (e) notwithstanding the foregoing, design flaws in any of Tenant’s plans and specifications regardless of the fact that such Tenant’s plans may have been approved by Landlord.  Except where replacement is required as a result of any negligent act or omission of Landlord, its employees, agents or contractors, Tenant, at its expense, shall promptly replace all scratched, damaged or broken doors and glass (and the solar film, if any, attached to the window glass) in and about the Premises, including, without limitation, entrance doors and shall be responsible for all repairs, maintenance and replacement of wall and floor coverings in the Premises and for all the repairs, maintenance and replacement of all horizontal portions of the Building Systems and facilities of the Building within or exclusively serving the Premises, including without limitation the sanitary and electrical fixtures and equipment therein but specifically excluding perimeter heating systems.  All repairs in or to the Premises for which Tenant is responsible shall be promptly performed by

Tenant as promptly as reasonably practicable, in a manner which will not interfere with the use of the Building by other occupants; provided, however, any repairs in and to the Building, the Building facilities and Building Systems for which Tenant is responsible shall be performed by Landlord at Tenants expense; but Landlord may, at its option, before commencing any such work or at any time thereafter, require Tenant to furnish to Landlord such security, in form and amount as Landlord shall deem necessary to assure the payment for such work by Tenant.  The exterior walls of the Building, the portions of any window sills outside the windows, and the windows are not part of the premises demised by this lease and Landlord reserves all rights to such parts of the Building.

13.02.                  Upon becoming aware of the same, Tenant shall give Landlord prompt notice of any defective condition in any Building Systems or electrical lines located in, servicing or passing through the Premises.  Following such notice, Landlord shall remedy the conditions, but at the expense of Tenant to the extent Tenant is responsible for same under the provisions of this Article 13.

13.03.                  Except as otherwise expressly provided in this lease, Landlord shall have no liability to Tenant, nor shall Tenant’s covenants and obligations under this lease be reduced or abated in any manner whatsoever, by reason of any inconvenience, annoyance, interruption or injury arising from Landlord’s making any repairs or changes which Landlord is required or permitted by this lease, or required by law, to make in or to the fixtures, equipment or appurtenances of the Building or the Premises.  Notwithstanding any language to the contrary continued in this Section 13.03, if by reason of the making of such repairs or changes by Landlord, (x) the Premises or any portion thereof in excess of 2,000 rentable square feet are rendered untenantable for seven (7) consecutive Business Days or (y) any portion of the Premises which is 2,000 rentable square feet or less are rendered untenantable for more than ten (10) consecutive Business Days, and Tenant shall actually vacate such portion of the Premises and notify Landlord that it has so vacated the Premises, then all Fixed Rent and Additional Charges reserved herein shall abate after the seventh (7th) or tenth (10th) Business Day (as the case may be) following the date the Premises, or the applicable portion thereof, shall be rendered untenantable, in proportion to the portion of the Premises so affected, until the condition preventing Tenant from so occupying the

Premises, or such portion of the Premises, as the case may be, shall be remedied.

13.04.                  Landlord shall use its reasonable efforts to the extent practicable to minimize interference with Tenants use and occupancy of the Premises in making any repairs, alterations, additions or improvements; provided, however, that Landlord shall have no obligation to employ contractors or labor at so-called overtime or other premium pay rates or to incur any other overtime costs or expenses whatsoever, except that Landlord, at its expense but subject to recoupment pursuant to Article 3 hereof, shall employ contractors or labor at so-called overtime or other premium pay rates if necessary to make any repair required to be made by it hereunder to remedy any condition that either (i) results in a denial of access to the Premises, (ii) threatens the health or safety of any occupant of the Premises, or (iii) except in the case of a fire or other casualty, materially interferes with Tenant’s ability to conduct its business in the Premises.  In all other cases, at Tenant’s request, Landlord shall employ contractors or labor at so-called overtime or other premium pay rates and incur any other overtime costs or expenses in making any repairs, alterations, additions or improvements, and Tenant shall pay to Landlord, as additional rent, within ten (10) Business Days after demand, an amount equal to the difference between the overtime or other premium pay rates and the regular pay rates for such labor and any other overtime costs or expenses so incurred.

ARTICLE 14

Electricity

14.01.                  Tenant agrees to purchase from Landlord or from a meter company designated by Landlord all electricity consumed, used or to be used in the Premises.  The amount to be paid by Tenant for electricity consumed shall be determined by meter or meters and related equipment installed (or, if existing, retrofitted) by Landlord at Tenant’s expense and billed separately according to each meter.  Bills for electricity consumed by Tenant, which Tenant hereby agrees to pay, shall, subject to Section 14.02 hereof, be rendered by Landlord or the meter company to Tenant at such time as Landlord may elect, and shall be payable as an Additional Charge, within twenty (20) days after rendition of any such bill.  Tenant shall make no material changes or additions to the electrical equipment, wiring and/or appliances in the Premises (beyond that on Tenant’s approved plans for initial occupancy) without submission of plans for the prior written consent of Landlord.

14.02.      (a)           The amount to be charged to Tenant by Landlord per “KW” and “KWHR” pursuant to this Article for electricity consumed within the Premises, whether shown on the meters measuring Tenant’s consumption of electricity or determined by survey as herein elsewhere provided, shall be the amount at which Landlord from time to time purchases each KW and KWHR of electricity for the same period from the utility company, which amount (herein, as adjusted from time to time, called “Landlord’s Rate”) shall be determined by dividing the cost established by said utility company, as shown on the public utility company’s invoice (averaged separately for KWs and KWHRs) during each respective billing period by the number of KWs and KWHRs consumed by the Building appearing on the utility company invoice for such period.  In no event shall the Additional Charge made to Tenant pursuant to this Article for submetered electricity supplied to the Premises (or the charge pursuant to subsection 14.04 in the event electricity is supplied on a rent inclusion basis) be less than Landlord’s actual cost therefor.  If Tenant shall occupy the Premises for business purposes (including, without limitation, the testing or operation of its computers) and consume electricity prior to the installation of meters in the Premises, then Tenant agrees to pay Landlord the sum of $2.75 per rentable square foot per annum for electricity pursuant to subsection 14.04 until such time as said meters are installed.  During the period of Tenant’s construction occurring prior to the installation of said meters, Tenant will pay to Landlord a flat charge of $1.50 per rentable square foot per annum.

(b)                                 In addition to the charges set forth in subsection 14.02(a) hereof, there shall be included in the computation of Landlord’s Rate and Tenant shall pay to Landlord all surcharges, fuel adjustments, taxes and governmental charges regularly passed on to consumers by the utility company, and other sums payable by Landlord or required to be collected by Landlord for the supply of electric energy to Landlord for the Building or the redistribution thereof by Landlord.

14.03.                  In the event that the “submetering” of electricity in the Building is hereafter prohibited by any law hereafter enacted, or by any order or ruling of the Public

Service Commission of the State of New York, or by any judicial decision of any appropriate court, at the request of Landlord, Tenant shall, unless Tenant elects to require Landlord to provide electricity pursuant to subsection 14.04 hereof, apply within fifteen (15) days to the appropriate public utility company servicing the Building for direct electric service and bear all costs and expenses necessary to comply with all rules and regulations of such public utility company pertinent thereto, and Landlord and/or the meter company theretofore designated by Landlord shall be relieved of any further obligation to furnish electricity to Tenant pursuant to this Article, except Landlord shall permit its wires, conduits and electrical equipment, to the extent available and safely capable, to be used for such purpose.  Any additional riser or risers or feeders or service, to the extent available and reasonably feasible, to supply Tenant’s direct electrical requirements will be installed by Landlord, if in Landlord’s reasonable judgment the same are necessary and will not cause permanent damage or injury to the Building or the Premises or cause or create a dangerous or hazardous condition or unreasonably interfere with or disturb other tenants or occupants and the cost thereof shall be shared equally by Landlord and Tenant.  In addition to the installation of such riser or risers, Landlord will also install at reasonably competitive rates all other equipment proper and necessary in connection therewith, subject to the aforesaid terms and conditions, and subject to Landlord’s prior approval of Tenant’s plans therefor which shall not be unreasonably withheld or delayed and the cost thereof shall be shared equally by Landlord and Tenant.  Provided Tenant shall use and continue to use diligent efforts to obtain electric energy directly from the public utility company, Landlord, to the extent permitted by law or the requirements of public authorities shall not discontinue furnishing electricity to the Premises until such installations have been made and Tenant shall be able to obtain electricity directly from the public utility company.

14.04.                  (a)           If (i) submetering of electricity is prohibited as described in subsection 14.03 above and Tenant does not elect to obtain electricity from the public utility company, or (ii) if and to the extent that any portion of the Premises or any portion of Tenant’s electric consumption (KW and KWHR) is measured on a meter that also measures the electric consumption of another tenant occupying space in the Building, then, with respect to that portion of the Premises in which the electrical meter measures electrical usage of

Tenant and another tenant, or with respect to the entire Premises where submetering is prohibited, as described above, Landlord shall furnish electricity to Tenant on the basis that Tenant s consumption (KW and KWHR) of electricity shall be measured by electric survey made from time to time by Landlord’s consultant.  Pending an initial survey made by Landlord’s consultant, effective as of the date when Landlord has commenced furnishing electricity to Tenant pursuant to this subsection 14.04 (with reasonable proration for any period of less than a full calendar month), the Fixed Rent specified in Section 1.04 shall be increased by an amount (the “Initial Charge”) which shall be at the rate of $2.75 per rentable square foot per annum, or in the event the reason is (i) above, then, if there has been twelve (12) months charges of submetered electric, an amount equal to the average of the prior twelve (12) months’ charges for submetered electric.  After completion of the electrical survey made by Landlord’s consultant of Tenant’s consumption (KW and KWHR) of electricity, said consultant shall apply Landlord’s Rate as provided in subsection 14.02 hereof to arrive at an amount (the “Actual Charge”) and the Fixed Rent shall be appropriately adjusted retroactively to reflect any amount by which the Actual Charge exceeds or falls below the Initial Charge.  Tenant shall pay that portion of such amount which would have been paid to the date of the determination of the Actual Charge within twenty (20) days after being billed therefor.  Thereafter and from time to time during the term of the lease, Landlord may cause additional surveys of Tenant’s electrical usage to be made by Landlord’s consultant at Landlord’s expense, subject to reimbursement subject to Article 3 hereof.  Tenant from time to time may request Landlord to have a survey made of Tenant’s electrical usage, and the fees of Landlord’s consultant making such survey(s) at Tenant’s request shall be paid by Tenant.  In the event any of the foregoing surveys shall determine that there has been an increase or decrease in Tenant’s usage of electricity, then effective as of the date of such change in usage the then current Actual Charge to Tenant by reason of the furnishing of electricity to Tenant, as same may have been previously increased pursuant to the terms hereof, shall be increased or decreased (subject to the last sentence of subsection (b) below) in accordance with such survey determination with appropriate credit allowed to Tenant in the event of a decrease in usage and in the event of an increase in such usage Tenant shall pay the increased amount therefor from the date of such change in usage to the date of such survey determination within twenty (20) days after being billed therefor and thereafter as part of the increased monthly charge for electricity by reason of such survey determination.

(b)                                 In the event from time to time after the initial survey or a subsequent survey any additional electrically operated equipment is installed in the Premises by Tenant and, as a result thereof, Tenant’s usage of electricity is increased, or if Tenant shall increase its hours of operation and, as a result thereof, Tenant’s usage of electricity is increased, or if the charges by the utility company supplying electric current to Landlord are increased or decreased after the date thereof, then and in any of such events the monthly charge shall be increased or decreased accordingly on account of such additional electricity consumed by such newly installed electrically operated equipment and/or increase in Tenant’s hours of operation and/or on account of such increased or decreased Landlord’s Rate.  The amount of such increase or decrease in the monthly charge shall be determined in the first instance by Landlord’s consultant.  In addition, the monthly rate will be increased or decreased quarterly in accordance with calculations by Landlord’s consultant to reflect changes in the fuel adjustment component of the utility company charge.  Tenant shall pay the amount of any increase in the monthly charge retroactively (subject to Tenant’s right to contest in the same manner as in subsection 14.06 hereof provided) from the date of the installation of all newly installed electrically operated equipment and/or from the date when the increased charges to Landlord from the utility company become effective and/or from the date of any increase in Tenant’s hours of operations as the case may be, such amount to be paid promptly upon billing therefor by Landlord.  Notwithstanding anything to the contrary contained in subsection 14.04, in no event shall the Actual Charge be decreased to an amount which is less than the Initial Charge per rentable square foot per annum.

14.05.                  All survey determinations (including the first survey made by Landlord’s consultant) shall be subject to contest by Tenant as provided in subsection 14.06 hereof.  Surveys made of Tenant’s electrical consumption shall be based upon the use of electricity between the hours of 8:00 a.m. to 6:00 p.m., Mondays through Fridays, on Saturdays and such other days and hours when Tenant (or Tenant’s agents, employees and/or contractors) uses electricity for lighting and for the operation of the machinery, appliances and equipment used by Tenant in the Premises; and if cleaning services are provided by Landlord, such survey shall include

Landlord’s normal cleaning hours of five (5) hours per day (which shall not be subject to reduction) for lighting within the Premises and for electrical equipment normally used for such cleaning.

14.06.                  In the event electricity shall be furnished to Tenant as contemplated in subsection 14.04 hereof, then Tenant, within sixty (60) days after notification from Landlord of the determination of Landlord’s utility consultant (in accordance with the provisions of subsection 14.04 hereof), shall have the right to contest, at Tenant’s cost and expense, such determination by submitting to Landlord a like survey determination prepared by a utility consultant of Tenant’s selection, which will highlight the differences between Landlord’s survey and Tenant’s survey.  If the determination of Tenant’s consultant does not vary from the determination of Landlord’s consultant by more than five percent (5%), then Landlord’s determination shall be deemed binding and conclusive.  If the determination of Tenant’s consultant varies by more than five percent (5%) and if Landlord’s consultant and Tenant’s consultant shall be unable to reach agreement within thirty (30) days, then such two consultants shall designate a third consultant to make the determination, and the determination of such third consultant shall be binding and conclusive on both Landlord and Tenant.  If the determination of such third consultant shall substantially confirm the findings of Landlord’s consultant (i.e., within five percent (5%)), then Tenant shall pay the cost of such third consultant.  If such third consultant shall substantially confirm the determination of Tenant’s consultant (i.e., within five percent (5%)), then Landlord shall pay the cost of such third consultant.  If such third consultant shall make a determination substantially different from that of both Landlord’s and Tenant’s consultants (or is within five percent (5%) of both such determinations), then the cost of such third consultant shall be borne equally by Landlord and Tenant.  In the event that Landlord’s consultant and Tenant’s consultant shall be unable to agree upon the designation of a third consultant within thirty (30) days after Tenant’s consultant shall have made its determination (different from that of Landlord’s consultant), then either party shall have the right to request The Real Estate Board of New York, Inc. (or, upon their failure or refusal to act, the American Arbitration Association in the City of New York) to designate a third consultant whose decision shall be conclusive and binding upon the parties, and the costs of such third consultant shall be borne as hereinbefore provided in the case of a third consultant designated by the Landlord’s and Tenant’s consultants.  Pending the resolution of any contest pursuant to the terms hereof, Tenant shall pay the Additional Charge on account of electricity determined by Landlord’s consultant, and upon the resolution of such contest, appropriate adjustment in accordance with such resolution of such Additional Charge payable by Tenant on account of electricity shall be made retroactive to the date of the determination of Landlord’s consultant.

14.07.                  If pursuant to any law, ruling, order or regulation the amount which Landlord is permitted to charge to Tenant for the purchase of electricity pursuant to this Article shall be reduced below that which Landlord would otherwise be entitled to charge Tenant hereunder, then Tenant shall pay the difference between such amounts to Landlord as an Additional Charge within ten (10) days after being billed therefor by Landlord, as compensation for the use of the Building’s electric distribution system.

14.08.                  Tenant covenants and agrees that at all times its installations and use of electricity shall never exceed seven (7) watts connected load per rentable square foot of the Premises.  If (i) Tenant’s installation exceeds seven (7) watts connected load per rentable square foot of the Premises or (ii) Tenant requests additional power in addition to that which is being supplied by Landlord on the date of initial occupancy, then if and to the extent allocated power is available in the Building for use by Tenant without resulting in allocation to Tenant of a disproportionate amount of allocated power, Landlord shall, at Tenant’s cost and expense, provide and install in conformity with law any additional riser or risers and/or any and all switch or switches and any submeter to connect additional power to the Premises, and measure the same, and Tenant agrees to pay Landlord its reasonable, then-established connection charge for each additional amp of power or portion hereof so supplied to the Premises, together with the cost of installing such additional risers, switches, meters and related equipment.

14.09.                  Landlord shall not in any way be liable or responsible to Tenant for any loss, damage or expense which Tenant may sustain or incur if (i) the supply of electric energy to the Premises is temporarily interrupted or (ii) the quantity or character of electric service is changed or is no longer available or suitable for Tenant’s requirements, except to the extent resulting from Landlord’s willful misconduct or negligence.

14.10.                  At Landlord’s option, Landlord shall furnish and install all replacement lighting, tubes, lamps, bulbs and ballasts required in the Premises; and in such event, Tenant shall pay to Landlord or its designated contractor within twenty (20) days after demand therefor, the then established reasonable charges therefor of Landlord or its designated contractor, as the case may be, provided that such charges shall be reasonably competitive with the charges of other landlords or their designated contractors for supplying similar services in first class office buildings in downtown Manhattan.

ARTICLE 15

Landlord’s Services

15.01.                  (a)           Landlord will provide during the term of this lease in the manner hereinafter more particularly set forth: (i) heat, ventilation and air conditioning; (ii) elevator service; (iii) domestic hot and cold water; and (iv) cleaning, provided, however, that Landlord will have no obligation to furnish cleaning services to the Premises until such time as Tenant shall have taken occupancy of the same for the conduct of its business.

(b)                                 As used herein, the terms “Business Hours” shall mean the hours between 8:00 a.m. and 6:00 p.m., and “Business Days” shall mean all days except Saturdays, Sundays, New Year’s Day, Washington’s Birthday, Memorial Day, Independence Day, Labor Day, Thanksgiving, the day following Thanksgiving, and Christmas, and any other days which shall be either (i) observed by both the federal and the state governments as legal holidays or (ii) designated as a holiday by the applicable Building Service Union Employee Service contract or by the applicable Operating Engineers contract.

15.02.                  (a)           Landlord, during Business Hours on Business Days, shall furnish heat, ventilation and air-conditioning to the Premises as may be reasonably required (except as otherwise provided in this lease and except for any special requirements of Tenant arising from its particular use of the Premises) in accordance with the specifications set forth in Exhibit G attached hereto (subject to the design criteria, including occupancy and connected electric load design criteria, set forth therein).

(b)                                 If Landlord shall make steam available for Tenant’s use within the Premises for any additional heating or permitted kitchen use, the cost of such steam as well as the cost of piping and other equipment or facilities required to supply steam to and distribute steam within the Premises shall be paid by Tenant.  Landlord may install and maintain at Tenant’s expense, meters to measure Tenant’s consumption of steam and Tenant shall reimburse Landlord, within twenty (20) days after demand, for the quantities of steam shown on such meters at Landlord’s reasonable charges.

(c)                                  (i)            Landlord shall provide passenger elevator service to each floor of the Premises at all times during Business Hours of Business Days and at least one of such passenger elevators shall be subject to call at all other times.  Landlord shall provide freight elevator service to the Premises on a first come-first served basis (i.e., no advance scheduling) during Business Hours of Business Days.  Freight elevator service shall also be provided to the Premises on a reserved basis at all other times, upon the payment of Landlord’s then established charges therefor which shall be Additional Charges hereunder.  Tenant’s use of all elevators shall be on a non-exclusive basis and shall be subject to the Rules and Regulations and the Alterations Rules and Regulations.

(ii)                                  At any time or times all or any of the elevators in the Building may, at the option of Landlord, be manual and/or automatic elevators, and Landlord shall be under no obligation to furnish an elevator operator for any automatic elevator.  If Landlord shall at any time or times furnish any elevator operator for any automatic elevator, Landlord may discontinue furnishing such elevator operator without any diminution, reduction or abatement of rent.

(d)                                 Landlord shall furnish reasonable quantities of hot and cold water to the floor(s) on which the Premises are located for a drinking fountain, core lavatory facilities and cleaning sink only.  If Tenant shall require water for any other installation, Landlord need only furnish cold water at the Building core riser through a capped outlet located on the floor of the Premises, and the cost of heating such water as well as piping and supplying such water to the

Premises shall be paid by Tenant.  Landlord may install and maintain, at Tenant’s expense, meters to measure Tenant’s consumption of such cold water and/or hot water for such other installation.  Tenant shall pay to Landlord at Landlord’s standard charges (which shall be reasonably comparable to the charges of other landlords of first class office buildings in downtown Manhattan to furnish a similar service) for the quantities of cold water and hot water shown on such meters (including Landlord’s charge for the production of such hot water, if Landlord shall have produced such hot water) within twenty (20) days after demand.

(e)                                  (i)            Except as otherwise provided below, Landlord shall cause the Premises, including the exterior and the interior of the windows thereof, to be cleaned in accordance with the provisions of Exhibit F attached hereto and made a part hereof.  Tenant shall pay to Landlord within twenty (20) days after demand the costs incurred by Landlord for (x) extra cleaning work in the Premises required because of (i) negligence on the part of Tenant or its subtenants or its or their employees or visitors, (ii) interior glass partitions or unusual quantity of interior glass surfaces and (iii) non-building standard materials or finishes installed by Tenant or at its request, (y) removal from the Premises and the Building of any refuse and rubbish of Tenant in excess of that ordinarily accumulated in business office occupancy, including, without limitation, kitchen refuse, or at times other than Landlord’s standard cleaning times, and (z) the use of the Premises by Tenant other than during Business Hours on Business Days.  Notwithstanding the foregoing, Landlord shall not be required to clean any portions of the Premises used for preparation, serving or consumption of food or beverages, training rooms, data processing or reproducing operations, private lavatories or toilets or other special purposes requiring greater or more difficult cleaning work than office areas and Tenant agrees, at Tenant’s expense, to retain Landlord’s cleaning contractor to perform such cleaning.  In addition to the foregoing cleaning of the Premises, Landlord shall provide cleaning of the common areas of the Building in a manner consistent with a   first-class office building in lower Manhattan.

(ii)           Landlord, its cleaning contractor and their respective employees shall have access to the Premises after 6:00 p.m. and before 8:00 a.m. and shall have the right to use, without charge therefor, all light, power and water in the Premises reasonably required to clean the Premises as required under this subsection 15.02(e).

(iii)          Tenant shall not clean, nor require, permit, suffer or allow any windows in the Premises to be cleaned, from the outside in violation of Section 202 of the Labor Law, or any other applicable law.

15.03.                  If Tenant shall require heat or air-conditioning services at any time other than on Business Hours of Business Days (herein called “Overtime HVAC Services”), Landlord shall furnish such service for such times upon no less than twenty-four (24) hours’ advance notice from Tenant for periods outside of Business Hours on Business Days and holidays and by noon of the Friday preceding the weekend on which such overtime service is desired (which notice may be given by Tenant by hand delivery, and not otherwise subject to the notice provisions of this lease to a superintendent of the Building or an authorized representative thereof), and Tenant shall pay to Landlord as Additional Charges hereunder Landlord’s charges therefor set forth herein within twenty (20) days after Tenant’s receipt of a bill (itemized in reasonable detail) for such amount.  Landlord’s current charges for such overtime services are $165.00 per hour in the aggregate for the first four (4) floors within the same air-conditioning/heating zone for which such service is provided (each such zone is herein called an “HVAC Zone”) and $15.00 per floor per hour for each additional floor in the same HVAC Zone as such four (4) floors; which charges for the purposes of this Lease shall be subject to increase or decrease for each Operating Year commencing with the 2003 Operating Year based upon Landlord’s good-faith projection (subject to retroactive adjustment, up or down, upon receipt of actual numbers) of any increases or decreases in its actual cost of providing such service for such Operating Year (including, without limitation, any taxes, fees or other charges imposed by any union or governmental agency in connection with the provision of such Overtime HVAC Services) over Landlord’s actual cost of providing such service during the 2000 Operating Year.  The cost components of such Overtime HVAC Services to be taken into account in determining whether Landlord’s actual cost of providing such service has increased or decreased are:

(i)                                     the actual incremental costs of any utilities utilized from time to time, including, without limitation, steam,

plant electric, fan/pump electric and make-up water to provide such services,

(ii)                                  the actual incremental cost of any chemical treatment,

(iii)                               any actual incremental costs incurred to comply with laws (provided that if such costs are required to be capitalized in accordance with generally accepted accounting principles consistently applied, such costs, including interest thereon at the Base Rate in effect as of December 31 of the year in which such alteration or improvements is made, shall be annuitized (i.e., amortized or depreciated, as the case may be, in a manner substantially similar to a self-liquidating mortgage) over a period commencing upon the completion of the item in question and extending for the shorter of: (A) the useful life of the item in question, as reasonably determined by Landlord; or (B) ten (10) years,

(iv)                              any cost component added after the date hereof for the purpose of reducing Landlord’s actual cost of providing Overtime HVAC Services (not to exceed the actual savings realized thereby)

and shall include any taxes, fees or other charges imposed by any union or governmental agency in connection with the provision of such Overtime HVAC Services.

If any other tenant or tenants of the Building request overtime ventilation, air conditioning or heating for any period for which Tenant has requested such service pursuant to the provisions of this Section 15.03, in the same Building air conditioning zone, then the charges for such overtime air conditioning or heating service shall be prorated among Tenant and such other tenant or tenants, as the case may be, based on the number of floors to which each tenant is being provided with Overtime HVAC Services.

15.04.                  Except as otherwise expressly provided above, Landlord shall not be required to provide any services to the Premises.

15.05.                  Landlord reserves the right, without liability to Tenant and without it being deemed a constructive eviction, to stop or interrupt any heating, elevator, escalator, lighting, ventilating, air-conditioning, steam, power, electricity, water, cleaning or other service and to stop or interrupt the use of any Building facilities and Building systems at such times as may be necessary and for as long as may reasonably be required by reason of accidents, strikes, or the making of repairs, alterations or improvements, or inability to secure a proper supply of fuel, gas, steam, water, electricity, labor or supplies, or by reason of any other similar or dissimilar cause beyond the reasonable control of Landlord.  Except as expressly provided herein, no such stoppage or interruption shall result in any liability from Landlord to Tenant or entitle Tenant to any diminution or abatement of rent or other compensation nor shall this lease or any of the obligations of Tenant be affected or reduced by reason of any such stoppage or interruption.  Notwithstanding any language to the contrary contained in this Section 15.05, if by reason of the cessation of any services which were Landlord’s obligation to furnish hereunder, (x) the Premises or any portion thereof in excess of 2,000 rentable square feet are rendered untenantable for seven (7) consecutive Business Days or (y) any portion of the Premises which is 2,000 rentable square feet or less are rendered untenantable for ten (10) consecutive Business Days and Tenant shall actually vacate such portion of the Premises and notify Landlord that it has so vacated the Premises, then all Fixed Rent and additional charges reserved herein shall abate after the seventh (7th) or tenth (10th) Business Day (as the case may be) following the day the Premises, or the applicable portion thereof, shall be rendered untenantable, in proportion to the portion of the Premises so effected, until the condition preventing Tenant from so occupying the Premises, or such portion of the Premises, as the case may be, shall be remedied.

If the applicable cessation of services rendering the Premises or portions thereof untenantable shall continue for a period of 270 consecutive Business Days with respect to thirty (30%) percent or more of the rentable area of the Premises, then provided that (i) not less than thirty (30) nor more than ninety (90) days before the 270th consecutive

Business Day, Tenant shall have notified any Superior Lessor or Superior Mortgagee of which Tenant has been given notice of the existence of such conditions, (ii)  Tenant shall have actually vacated such portion of the Premises and (iii) such cessation of services shall not have been the result of Tenant’s acts, omissions or negligence, Tenant shall have the right to terminate this lease in whole or as to the portions thereof affected by such condition (at the option of Tenant), by giving no less than thirty (30) days prior notice to Landlord, and if the Premises (or such portion thereof) shall not have been rendered tenantable on or before the expiration of such thirty (30) day period, then this lease shall be automatically terminated in whole or as to the portion thereof affected by such condition, as applicable, on the date immediately succeeding the expiration of the thirty (30) day period as if such day were the day set forth above for the expiration for the term of this lease.

15.06.                  Only Landlord or persons approved by Landlord shall be permitted to furnish or sell laundry, linen, towels, drinking water, ice, food, beverages, bootblacking, barbering and other similar supplies and services to tenants which approval shall not be unreasonably withheld or delayed.  Landlord may fix the circumstances under which such supplies and services are to be furnished or sold, provided that the cost of such supplies and services shall be reasonably competitive.  However, Tenant, its regular office employees or invitees may personally bring, or have delivered, food or beverages into the Building for consumption within the Premises solely by Tenant, its regular office employees or invitees.

15.07.                  In addition to any remedies which Landlord may have under this lease, and without reducing or adversely affecting any of Landlord’s rights and remedies contained elsewhere in this lease, if there shall be a monetary default hereunder by Tenant which shall not have been remedied within the applicable grace period, Landlord shall not be obligated to furnish to Tenant or the Premises any services outside of Business Hours on Business Days; and the discontinuance of any one or more such services shall be without liability by Landlord to Tenant and shall not reduce, diminish or otherwise affect any of Tenant’s covenants and obligations under this lease.

15.08.                  Landlord, at Tenant’s request, shall maintain an amount up to Tenant’s Share of the listings on the

Building directory of the names of Tenant, and the names of Tenant’s officers and employees, provided that Landlord shall have the right to substitute a computerized Building directory provided that the number of listings thereon is not reduced.  The initial programming of such computerized directory shall be without charge to Tenant.  From time to time, but not more frequently than once every three (3) months, Landlord shall reprogram the computerized directory to reflect such changes in the listings therein as Tenant shall request, and Tenant shall pay to Landlord a reasonable reprogramming charge for each reprogramming Tenant requests, as additional rent, promptly after request therefor.  Landlord shall also maintain a listing of Tenant’s name on the plaques of the elevators serving the Premises for so long as Landlord provides tenant names on elevator plaques.  The reasonable charge of Landlord for any changes in such listings requested by Tenant shall be paid by Tenant to Landlord on demand.

15.09.                  Upon written request of Tenant, Landlord shall make available to the Premises, for the operation of Tenants’ Supplemental air conditioning system in Tenant’s telephone/communications/equipment room, up to three (3) tons of chilled water without additional charge to Tenant, and up to an additional seventeen and one-half (17-1/2) tons of chilled water to be provided at Landlord’s standard charges (which, as of the date of this lease, are $.38 per ton hour, subject to adjustment from time to time).  Tenant shall not be required to pay to Landlord any hook-up or tap-in fees in connection with its consumption of chilled water in the Premises; provided, however, that Tenant’s connection to the Building’s chilled water supply and return system shall constitute an Alteration which shall be subject to all of the terms and conditions of this lease, including Article 11 hereof, and any such Alterations shall be performed by Tenant, at Tenant’s cost and expense, by a contractor designated or approved by Landlord.

ARTICLE 16

Access and Name of Building

16.01.                  Except for the space within the inside surfaces of all walls, hung ceilings, floors, windows and doors bounding the Premises, all of the Building, including, without limitation, exterior and atrium Building walls, core corridor walls and doors and any core corridor entrance, any terraces or roofs adjacent to the Premises, and any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as access thereto through the Premises for the purposes of operation, maintenance, decoration and repair, are reserved to Landlord and persons authorized by Landlord.  Tenant acknowledges that Landlord may install in the Building on the inside of the windows thereof a film to reduce the usage of energy in the Building.  Tenant agrees that the foregoing provisions of this Section 16.01 shall apply to the installation, maintenance or replacement of such film.

16.02.                  Landlord reserves the right, and Tenant shall permit Landlord and persons authorized by Landlord, to install, erect, use and maintain pipes, ducts and conduits in and through the Premises provided same shall be concealed behind, beneath or within partitioning, columns, ceilings or floors located or to be located in the Premises.  Notwithstanding the foregoing, any such pipes, ducts, or conduits may be furred at points immediately adjacent to partitioning columns or ceilings located or to be located in the Premises, provided that the same are completely furred and that the installation of such pipes, ducts, or conduits, when completed, shall not reduce the usable area of the Premises beyond a de minimis amount and further provided that such installation is performed in a manner calculated to minimize interference with Tenant’s conduct of business in the Premises.

16.03.                  Landlord and persons authorized by Landlord shall have the right to enter and/or pass through the Premises at any reasonable time or times upon reasonable prior notice (except in the case of an emergency), which notice may be oral, (a) to examine the Premises and to show them to actual and prospective Superior Lessors, Superior Mortgagees, or prospective purchasers, mortgagees or lessees of the Building, (b) to make such repairs, alterations, additions and improvements in or to the Premises and/or in or to the Building or its facilities and equipment as Landlord or persons authorized by Landlord is or are required or desires to make, (and Landlord shall endeavor to give Tenant prior written notice of any such alterations, additions and improvements to the extent that Landlord has prior knowledge thereof) and (c) to read any utility meters located therein.  Landlord and such authorized persons shall be allowed to take all materials into and upon the Premises that may be required in connection therewith, without any liability to Tenant and without any reduction of Tenant’s covenants and obligations hereunder except as set forth in Section 13.03 hereof.  In making any such entry into the Premises, pursuant to this Section 16.03, Landlord shall exercise reasonable diligence so as to minimize interference with Tenant’s business operations in the Premises, but nothing contained in this sentence shall be deemed to require Landlord to make any such entry on an overtime basis.

16.04.                  If at any time any windows of the Premises are either temporarily darkened or obstructed by reason of any repairs, improvements, maintenance and/or cleaning in or about the Building (or permanently darkened or obstructed if required by law) or covered by any translucent material for the purpose of energy conservation, or if any part of the Building, other than the Premises, is temporarily or permanently closed or inoperable, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this lease.  Landlord agrees that it will not permanently obstruct any windows of the Premises unless same shall in Landlord’s reasonable judgment be required by law or for safety or security reasons.

16.05.                  During the time period referred to in subsection 7.07(a) hereof and during the period of eighteen (18) months prior to the expiration date of this lease, Landlord and persons authorized by Landlord may exhibit the Premises to prospective tenants.

16.06.                  If, during the last month of the term of this lease, Tenant has removed all or substantially all of Tenant’s property from the Premises, Landlord or persons authorized by Landlord may, without notice to Tenant, immediately enter the Premises and alter, renovate and decorate the same, without liability to Tenant and without reducing or otherwise affecting Tenant’s covenants and obligations hereunder.

16.07.                  Except as specifically provided herein, Landlord reserves the right, at any time, without it being deemed a constructive eviction and without incurring any liability to Tenant therefor, or affecting or reducing any of Tenant’s covenants and obligations hereunder, except as set forth in Section 13.03 hereof, to make or permit to be made such changes, alterations, additions and improvements in or to the Building and the fixtures and equipment thereof, as well as in or to the street entrances, atrium, doors, halls, passages, elevators, escalators and stairways thereof, and other public parts of the Building, as Landlord shall, in its reasonable judgment, deem necessary or desirable provided any such changes, additions, alterations or improvements do (a) unreasonably reduce, interfere with or deprive Tenant of access to the Building or the Premises or (b) reduce the usable area (except by a de rninimis amount) of the Premises.

16.08.                  Landlord reserves the right to name the Building and to change the name or address of the Building at any time and from time to time, provided however that Landlord shall give Tenant reasonable advance notice of any such change.  Neither this lease nor any use by Tenant shall give Tenant any easement or other right in or to the use of any door or any passage or any concourse or any plaza connecting the Building with any subway or any other building or to any public conveniences, and the use of such doors, passages, concourses, plazas and conveniences may without notice to Tenant, be regulated or discontinued at any time by Landlord.

16.09.                  If Tenant shall not be personally present to open and permit an entry into the Premises at any time when for any reason an entry therein shall be urgently necessary by reason of fire or other emergency, Landlord or Landlord’s agents may forcibly enter the same without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord’s agents shall accord reasonable care to Tenant’s property) and without in any manner affecting the obligations and covenants of this lease.

16.10.                  Notwithstanding any language to the contrary contained herein, Tenant may designate portions of the Premises as special security areas, as to which, except in case of emergency where there is reasonably perceived to be imminent danger to person or property, Landlord may enter and/or pass through only when accompanied by a representative of Tenant, provided that Tenant agrees to make such representative available upon one (1) Business Day’s request by Landlord (which request need not be in writing).  Landlord shall not be obligated to clean any area that is designated by Tenant as a special security area, unless Tenant requests that Landlord clean such areas and makes access thereto available to Landlord for that purpose at such times as the building cleaners would in the normal course clean such areas.

ARTICLE 17

Notice of Occurrences

17.01.                  Upon becoming aware of the same, Tenant shall give prompt notice to Landlord after Tenant becomes aware thereof, of (a) any occurrence in or about the Premises for which Landlord might be liable, (b) any fire or other casualty in the Premises, (c) any damage to or defect in the Premises, including the fixtures, equipment and appurtenances thereof, for the repair of which Landlord might be responsible, and (d) any damage to or defect in any part or appurtenance of the Building’s sanitary, electrical, heating, ventilating, air-conditioning, elevator or other systems located in or passing through the Premises or any part thereof.

ARTICLE 18

Non-Liability and Indemnification

18.01.                  Neither Landlord, any Superior Lessor or any Superior Mortgagee, nor any partner, director, officer, shareholder, principal, agent, servant or employee of Landlord, any Superior Lessor or any Superior Mortgagee (in any case whether disclosed or undisclosed), shall be liable to Tenant for any loss, injury or damage to Tenant or its employees, agents, contractors, subtenants and licensees, or to its or their property, irrespective of the cause of such injury, damage or loss, nor shall the aforesaid parties be liable for any damage to property of Tenant or its employees, agents, contractors, subtenants and licensees entrusted to employees of Landlord nor for loss of or damage to any such property by theft or otherwise and in either case unless and to the extent caused by or resulting from the negligence or willful misconduct of Landlord, its agents, contractors, servants or employees in the operation or maintenance of the Premises or the Real Property.  Further, neither Landlord, any Superior Lessor or any Superior Mortgagee, nor any partner, director, officer, principal, shareholder, agent, servant or employee of Landlord, any Superior Lessor or any Superior Mortgagee, shall be liable (a) for any such damage caused by other tenants or persons in, upon or about the Building or the Real Property, or caused by operations in construction of any private, public or quasi-public work unless caused by or resulting from the negligence or willful misconduct of Landlord, its agents, contractors, servants or employees in the operation or maintenance of the Premises or the Real

Property; or (b) even if negligent, for consequential damages arising out of any loss of use of the Premises or any equipment, facilities or other Tenant’s Property therein by Tenant or any person claiming through or under Tenant.

18.02.                  Subject to the provisions of Section 9.04 hereof, Tenant shall indemnify and hold harmless Landlord and all Superior Lessors and Superior Mortgagees and its and their respective partners, directors, officers, principals, shareholders, agents and employees from and against any and all claims arising from or in connection with (a) the conduct or management of the Premises or of any business therein, or any work or thing whatsoever done, or any Alteration performed by or on behalf of Tenant in or about the Premises during the term of this lease or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Premises excluding, however, any claim, demand, loss, damage, cause of action or liability which is due to the negligence or willful misconduct of Landlord, its predecessors in interest or its employees, contractors, invitees (which are not Tenant’s invitees) or licensees, or agents; (b) any act, omission or negligence of Tenant or any of its subtenants or licensees or its or their partners, directors, principals, shareholders, officers, agents, employees or contractors; (c) any accident, injury or damage whatever occurring in, at or upon the Premises excluding, however, any claim, demand, loss, damage, cause of action or liability which is due to the negligence or willful misconduct of Landlord, its predecessors in interest or its employees, contractors or agents; and (d) any breach or default by Tenant in the full and prompt payment and performance of Tenant’s obligations under this lease; together with all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all attorneys’ fees and expenses.  In case any action or proceeding be brought against Landlord and/or any Superior Lessor or Superior Mortgagee and/or its or their partners, directors, officers, principals, shareholders, agents and/or employees by reason of any such claim, Tenant, upon notice from Landlord or such Superior Lessor or Superior Mortgagee, shall resist and defend such action or proceeding (by counsel reasonably satisfactory to Landlord or such Superior Lessor or Superior Mortgagee and counsel of Tenant’s insurer shall be deemed satisfactory thereto).  Landlord agrees that Tenant’s hold harmless and indemnification obligations pursuant to this Section 18.02 shall be subject to Section 9.04 hereof and shall in no event extend to (x) consequential damages or (y)

any claims, demands, loss, damage, cause of action or liability due to the presence of Hazardous Materials (as hereinafter defined) in the Premises unless such Hazardous Materials were installed by Tenant, its agents, contractors, employees or Tenant’s subtenants (other than Landlord or its designee), licensees or their respective agents, employees or contractors.

ARTICLE 19

Damage or Destruction

19.01.                  If the Building or the Premises shall be partially or totally damaged or destroyed by fire or other casualty (and if this lease shall not be terminated as in this Article 19 hereinafter provided), (a) Landlord shall repair the damage to and restore and rebuild the Building and the Premises (including Tenant’s improvements and betterments but excluding the property which is deemed Tenant’s Property pursuant to Section 12.01 hereof) with reasonable dispatch after notice to it of the damage or destruction and the collection of the insurance proceeds attributable to such damage, and (b) Tenant shall repair the damage to and restore and repair the property which is deemed Tenant’s Property pursuant to Section 12.01 hereof with reasonable dispatch after such damage or destruction.  Such work by Tenant shall be deemed Alterations for the purposes of Article 11 hereof.  The proceeds of policies providing coverage for Tenant’s improvements and betterments shall be paid to Landlord.  Concurrently with the collection of any insurance proceeds attributable to the damage of Tenant’s improvements and betterments, Tenant shall pay to Landlord (i) the amount of any deductible under the policy insuring Tenant’s improvements and betterments and (ii) the amount, if any, by which the cost of repairing and restoring Tenant’s improvements and betterments as estimated by a reputable contractor designated by Landlord exceeds the available insurance proceeds therefor.  The amounts due in accordance with subparagraphs (i) and (ii) above shall be Additional Charges under this lease and payable by Tenant to Landlord upon demand, subject, however, to the provisions of Section 19.07 hereof.

19.02.                  Subject to the provisions of Section 19.05 hereof, if all or part of the Premises shall be damaged or destroyed or rendered completely or partially untenantable on account of fire or other casualty, the Fixed Rent and the

Additional Charges under Article 3 hereof shall be abated in the proportion that the untenantable area of the Premises bears to the total area of the Premises, for the period from the date of the damage or destruction to (i) the date the damage to the Premises (exclusive of Tenant’s Property) shall be substantially repaired (provided, however, that if in Landlord’s reasonable judgment such repairs would have been substantially completed at an earlier date but for Tenant’s having failed to reasonably cooperate with Landlord in effecting such repair, then the Premises shall be deemed to have been repaired substantially on such earlier date and any reduction or abatement shall cease) or (ii) if the Building and not the Premises is so damaged or destroyed, the date on which the Premises shall be made tenantable; provided, however, should Tenant or any of its subtenants reoccupy a portion of the Premises during the period the repair work is taking place and prior to the date that the Premises are substantially repaired or made tenantable, the Fixed Rent and the Additional Charges allocable to such reoccupied portion, based upon the proportion which the area of the reoccupied portion of the Premises bears to the total area of the Premises, shall be payable by Tenant from the date of such occupancy.  Landlord agrees that for the purposes of this Section 19.02 only, if seventy (70%) percent or more of the Premises shall be damaged or destroyed and Tenant elects to vacate the entire Premises, then for the purposes of determining the abatement of Fixed Rent and Additional Charges under Article 3 hereof, the entire Premises shall be deemed to be untenantable.

19.03.                  If (i) the Building shall be totally damaged or destroyed by fire or other casualty, or if the Building shall be so damaged or destroyed by fire or other casualty (whether or not the Premises are damaged or destroyed) that its repair or restoration requires more than two hundred seventy (270) days or the expenditure of more than twenty (20%) percent of the full insurable value of the Building immediately prior to the casualty or (ii) if the Premises shall be totally or substantially (i.e., for this purpose, more than thirty (30%) percent) damaged or destroyed (as estimated in any such case by an independent, reputable contractor, registered architect or licensed professional engineer reasonably designated by Landlord), or (iii) if more than twenty (20%) percent of the premises shall be damaged during the last two (2) years of the term of this lease (as the same may be extended) and such damage cannot be repaired in ninety (90) days, then in any such case Landlord may terminate this lease by giving Tenant notice to such effect within one hundred eighty (180) days after the date of the casualty.  For the purpose of this Section only, “full insurable value” shall mean replacement cost less the cost of footings, foundations and other structures below the street and first floors of the Building.

19.04.                  In the case of any damage or destruction mentioned in this Article 19, Tenant may terminate this lease by notice to Landlord if:  (i) within ninety (90) days after the date of such damage or destruction (x) Landlord shall not have let a contract or contracts which shall provide for the restoration of the Building within a period of fifteen (15) months from the date of the damage or destruction; and (y) subject to delays due to adjustment of insurance, labor trouble, governmental contracts, act of God or any other cause beyond Landlord’s reasonable control, work under such contract or contracts shall not have commenced; or (ii) if there has been substantial damage or destruction to any portion or portions of the Building other than the Premises and Landlord shall not have completed the making of the required repairs and restored and rebuilt the Building and the Premises within fifteen (15) months from the date of such damage or destruction, or within such period after such date (not exceeding three (3) months) as shall equal the aggregate period Landlord may have been delayed in doing so by adjustment of insurance, labor trouble, governmental controls, act of God, or any other cause beyond Landlord’s reasonable control; or (iii) if more than twenty (20%) percent of the Premises shall be damaged during the last two (2) years of the term of this lease (as the same may be extended) and such damage cannot be repaired in ninety (90) days.  Except as expressly provided in this Section 19.04, Tenant shall not be entitled to terminate this lease and no damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises or of the Building pursuant to this Article.  Landlord shall use reasonable efforts to make such repair or restoration promptly and in such manner as to not, to the extent practicable, unreasonably interfere with Tenants use and occupancy of the Premises, but Landlord shall not be required to do such repair or restoration work except during Business Hours, except that Landlord agrees that it shall perform such repairs or restorations on an overtime basis if, in Landlords reasonable judgment, it is customary in  accordance with then generally accepted practices in the construction industry to perform such work on an overtime basis.

19.05.                  Landlord and Tenant each agree to use diligent efforts to cooperate with each other and with their respective insurers in order to facilitate the collection of all insurance proceeds (including without limitation rent insurance proceeds) applicable to damage and destruction of the Building or the Premises by fire or other casualty.

19.06.                  Landlord will not carry insurance of any kind on Tenant’s Property or on Tenant’s improvements and betterments and shall not be obligated to repair any damage to or replace Tenant’s Property and Tenant agrees to look solely to its insurance for recovery of any damage to or loss of Tenant’s Property.  If Tenant shall fail to maintain such insurance, Landlord shall have the right to obtain insurance on Tenant’s Property and the cost thereof shall be Additional Charges under this lease and payable by Tenant to Landlord on demand.

19.07.                  If this lease shall be terminated by either Landlord or Tenant pursuant to the provisions of this Article 19, the proceeds of the insurance maintained by Tenant on Tenants improvements and betterments shall be divided between Landlord and Tenant to reflect the portion of the original cost of such improvements and betterments paid for by each party, provided, however, in the event that such casualty shall occur after the date which is eighteen (18) months prior to the expiration of the initial term of this lease and Tenant shall not have exercised its right to extend the term of this lease prior to such date, Landlord shall receive all the proceeds from the insurance maintained by Tenant on Tenant’s improvements and betterments.

19.08.                  The provisions of this Article 19 shall be deemed an express agreement governing any case of damage or destruction of the Premises by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, providing for such a contingency in the absence of an express agreement, and any other law of like import, now or hereafter in force, shall have no application in such case.

ARTICLE 20

Eminent Domain

20.01.                  If the whole of the Building or the Premises shall be taken by condemnation or in any other manner for any public or quasi-public use or purpose, this lease and the term and estate hereby granted shall terminate as of the date of vesting of title on such taking (herein called “Date of the Taking”), and the Fixed Rent and Additional Charges shall be prorated and adjusted as of such date.

20.02.                  If any part of the Building or the Land shall be so taken, this lease shall be unaffected by such taking, except that (a) Landlord may, at its option, terminate this lease by giving Tenant notice to that effect within ninety (90) days after the Date of the Taking, and (b) if ten (10%) percent or more of the rentable area of the Premises shall be so taken and, if as a result of any such partial taking, the entire Premises become untenantable, or there shall be no access to the Premises, Tenant may terminate this lease by giving Landlord notice to that effect within 90 days after the Date of the Taking.  This lease shall terminate on the date that such notice from Landlord or Tenant to the other shall be given, and the Fixed Rent and Additional Charges shall be prorated and adjusted as of such termination date.  Upon such partial taking and this lease continuing in force as to any part of the Premises, the Fixed Rent and Tenant’s Share shall be reduced and the Base Tax Amount and Base Operating Amount shall be adjusted in the proportion that the area of the Premises taken bears to the total area of the Premises.

20.03.                  Landlord shall be entitled to receive the entire award or payment in connection with any taking without reduction therefrom for any estate vested in Tenant by this lease or any value attributable to the unexpired portion of the term of this lease and Tenant shall receive no part of such award except as hereinafter expressly provided in this article.  Tenant hereby expressly assigns to Landlord all of its right, title and interest in and to every such award or payment and waives any right to the value of the unexpired portion of the term of this lease.  Nothing contained in this Section 20.03 shall be deemed to prevent Tenant from making a separate claim in any condemnation proceedings for the then value of any Tenant’s Property included in such taking, and the then unamortized value, as of the date of taking, calculated on a straight line basis over the term of this lease, of any amount paid by Tenant on account of any leasehold improvements installed by Tenant or at Tenant’s expense and for any moving expenses, but only if such claim shall be awarded by the condemnation court in addition to, and shall not result in the reduction of, the award made by it for the Building or the Land so taken.

20.04.                  If the temporary use or occupancy of all or any part of the Premises shall be taken by condemnation or in any other manner for any public or quasi-public use or purpose during the term of this lease, Tenant shall be entitled, except as hereinafter set forth, to receive that portion of the award or payment for such taking which represents compensation for the use and occupancy of the Premises, for the taking of Tenant’s Property and for moving expenses, and Landlord shall be entitled to receive that portion which represents reimbursement for the cost of restoration of the Premises.  This lease shall be and remain unaffected by such taking.  If the period of temporary use or occupancy shall extend beyond the Expiration Date of this lease, that part of the award which represents compensation for the use and occupancy of the Premises (or a part thereof) shall be divided between Landlord and Tenant so that Tenant shall receive so much thereof as represents the period up to and including such Expiration Date and Landlord shall receive so much thereof as represents the period after such Expiration Date.  All monies paid as, or as part of, an award for temporary use and occupancy for a period beyond the date to which the Fixed Rent and Additional Charges have been paid shall be received, held and applied by Landlord as a trust fund for payment of the Fixed Rent and Additional Charges becoming due hereunder and Tenant shall have no obligation to pay any excess monies to Landlord or to otherwise comply with the provisions of this lease during such period that Tenant shall not have the right to occupy the Premises by reason of such temporary taking.

20.05.                  In the event of a taking of less than the whole of the Building and/or the Land which does not result in termination of this lease, or in the event of a taking for a temporary use or occupancy of all or any part of the Premises which does not result in a termination of this lease, (a) Landlord, at its expense, and whether or not any award or awards shall be sufficient for the purpose, shall proceed with reasonable diligence to repair the remaining parts of the Building and the Premises (other than any leasehold improvements) to substantially their former condition to the extent that the same may be feasible (subject to reasonable changes which Landlord shall deem desirable) and so as to constitute a complete and rentable Building and Premises and

(b) Tenant, at its expense, and whether or not any award or awards shall be sufficient for the purpose, shall proceed with reasonable diligence to repair the remaining parts of the Premises to substantially their former condition to the extent that the same may be feasible, subject to reasonable changes which shall be deemed Alterations.

ARTICLE 21

Surrender

21.01.                  On the Expiration Date or upon any earlier termination of this lease, or upon any reentry by Landlord upon the Premises, Tenant shall quit and surrender the Premises to Landlord “broom-clean” and in good order, condition and repair, except for (i) ordinary wear and tear and (ii) such damage or destruction as Landlord (and not Tenant) is required to repair or restore under this lease, including, without limitation, damage caused by Landlord, its agents or its employees or contractors, and repair of damage caused by fire or other casualty, and (iii) latent defects in the Building systems or structure, and Tenant shall remove all of the Tenant’s Property therefrom except as otherwise expressly provided in this lease.

21.02.                  No act or thing done by Landlord or its agents shall be deemed an acceptance of a surrender of the Premises prior to the Expiration Date, and no agreement to accept such surrender prior to the Expiration Date shall be valid unless in writing and signed by Landlord and each Superior Lessor and Superior Mortgagee whose lease or mortgage, as the case may be, provides that no such surrender may be accepted without its consent.

ARTICLE 22

Conditions of Limitation

22.01.                  This lease and the term and estate hereby granted are subject to the limitation that whenever Tenant, or any guarantor of Tenant’s obligations under this lease, shall make an assignment for the benefit of creditors, or shall file a voluntary petition under any bankruptcy or insolvency law, or an involuntary petition alleging an act of bankruptcy or insolvency shall be filed against Tenant or such guarantor under any bankruptcy or insolvency law, or whenever a petition shall be filed by or against Tenant or such guarantor under the reorganization provisions of the United States Bankruptcy Code or under the provisions of any law of like import, or whenever a petition shall be filed by Tenant, or such guarantor, under the arrangement provisions of the United States Bankruptcy Code or under the provisions of any law of like import, or whenever a permanent receiver of Tenant, or such guarantor, or of or for the property of Tenant, or such guarantor, shall be appointed, then Landlord (a) if such event occurs without the acquiescence of Tenant, or such guarantor, as the case may be, at any time after the event continues for sixty (60) days, or (b) in any other case at any time after the occurrence of any such event, may give Tenant a notice of intention to end the term of this lease at the expiration of five days from the date of service of such notice of intention, and upon the expiration of said five-day period this lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day were the expiration date of this lease, but Tenant shall remain liable for damages as provided in Article 24 hereof.

22.02.                  This lease and the term and estate hereby granted are subject to the further limitations that:

(a)                                  if Tenant shall default in the payment of any Fixed Rent or Additional Charges, and such default shall continue for ten (10) Business Days after Landlord shall have given to Tenant a notice thereof, or

(b)                                 if Tenant shall, whether by action or inaction, be in default of any of its obligations under this lease (other than a default in the payment of Fixed Rent or Additional Charges) and such default shall continue and not be remedied as soon as practicable and in any event within thirty (30) days after Landlord shall have given to Tenant a notice specifying the same, or, in the case of a default which cannot with due diligence be cured within a period of thirty (30) days and the continuance of which for the period required for cure will not (i) subject Landlord or any Superior Lessor or any Superior Mortgagee to prosecution for a crime or any other fine or charge, (ii) subject the Premises or any part thereof or the Building or

Land, or any part thereof, to being condemned or vacated, (iii) subject the Building or Land, or any part thereof, to any lien or encumbrance, or (iv) result in the termination of any Superior Lease or foreclosure of any Superior Mortgage, if Tenant shall not (x) within said thirty (30) day period advise Landlord of Tenant’s intention to take all steps necessary to remedy such default, (y) duly commence within said 30-day period, and thereafter diligently prosecute to completion all steps necessary to remedy the default and (z) complete such remedy within a reasonable time after the date of said notice of Landlord, or

(c)                                  if any event shall occur or any contingency shall arise whereby this lease or the estate hereby granted or the unexpired balance of the term hereof would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted by Article 7 hereof, or

(d)                                 if Tenant shall abandon the Premises (and the fact that any of Tenant’s Property remains in the Premises shall not be evidence that Tenant has not vacated or abandoned the Premises), or

(e)                                  if there shall be any default by Tenant under any other lease in the Building with Landlord (or any person which, directly or indirectly, controls, is controlled by, or is under common control with, Landlord), which shall not be remedied within the applicable grace period, if any, provided therefor under such other lease, then in any of said cases Landlord may give to Tenant a notice of intention to end the term of this lease at the expiration of five (5) days from the date of the service of such notice of intention, and upon the expiration of said five (5) days this lease and the term and estate hereby granted, whether or not the term shall theretofore have commenced, shall terminate with the same effect as if that day was the day herein definitely fixed for the end and expiration of this lease, but Tenant shall remain liable for damages as provided in Article 24 hereof.

22.03.                  (a)                                  If Tenant shall have assigned its interest in this lease, and this lease shall thereafter be disaffirmed or rejected in any proceeding under the United States Bankruptcy Code or under the provisions of any Federal, state or foreign law of like import, or in the event of termination of this lease by reason of any such proceeding, the assignor or any of its predecessors in interest under this lease, upon request of Landlord given within ninety (90) days after such disaffirmance or rejection shall (a) pay to Landlord all Fixed Rent and Additional Charges then due and payable to Landlord under this lease to and including the date of such disaffirmance or rejection and (b) enter into a new lease as lessee with Landlord of the Premises for a term commencing on the effective date of such disaffirmance or rejection and ending on the Expiration Date, unless sooner terminated as in such lease provided, at the same Fixed Rent and Additional Charges and upon the then executory terms, covenants and conditions as are contained in this lease, except that (i) the rights of the lessee under the new lease, shall be subject to any possessory rights of the assignee in question under this lease and any rights of persons claiming through or under such assignee, (ii) such new lease shall require all defaults existing under this lease to be cured by the lessee with reasonable diligence, and (iii) such new lease shall require the lessee to pay all Additional Charges which, had this lease not been disaffirmed or rejected, would have become due after the effective date of such disaffirmance or rejection with respect to any prior period.  If the lessee shall fail or refuse to enter into the new lease within ten (10) days after Landlord’s request to do so, then in addition to all other rights and remedies by reason of such default, under this lease, at law or in equity, Landlord shall have the same rights and remedies against the lessee as if the lessee had entered into such new lease and such new lease had thereafter been terminated at the beginning of its term by reason of the default of the lessee thereunder.

(b)                                 If pursuant to the Bankruptcy Code Tenant is permitted to assign this lease in disregard of the restrictions contained in Article 7 hereof (or if this lease shall be assumed by a trustee), the trustee or assignee shall cure any default under this lease and shall provide adequate assurance of future performance by the trustee or assignee including (a) of the source of payment of rent and performance of other obligations under this lease (for which adequate assurance shall mean the deposit of cash security with Landlord in an amount equal to the sum of one year’s Fixed

Rent then reserved hereunder plus an amount equal to all Additional Charges payable under Article 3 for the calendar year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Landlord, without interest, for the balance of the term as security for the full and faithful performance of all of the obligations under this lease on the part of Tenant yet to be performed) and that any such assignee of this lease shall have a net worth exclusive of good will, computed in accordance with generally accepted accounting principles, equal to at least ten (10) times the aggregate of the annual Fixed Rent reserved hereunder plus all Additional Charges for the preceding calendar year as aforesaid and (b) that the use of the Premises shall in no way diminish the reputation of the Building as a first-class office building or impose any additional burden upon the Building or increase the services to be provided by Landlord.  If all defaults are not cured and such adequate assurance is not provided within 60 days after there has been an order for relief under the Bankruptcy Code, then this lease shall be deemed rejected, Tenant or any other person in possession shall vacate the Premises, and Landlord shall be entitled to retain any rent or security deposit previously received from Tenant and shall have no further liability to Tenant or any person claiming through Tenant or any trustee.  If Tenant receives or is to receive any valuable consideration for such an assignment of this lease, such consideration, after deducting therefrom (a) the brokerage commissions, if any, and other expenses reasonably incurred by Tenant for such assignment and (b) any portion of such consideration reasonably designed by the assignee as paid for the purchase of Tenant’s Property in the Premises, shall be and become the sole exclusive property of Landlord and shall be paid over to Landlord directly by such assignee.  If Tenant’s trustee, Tenant or Tenant as debtor-in-possession assumes this lease and proposes to assign the same (pursuant to Title 11 U.S.C. Section 365, as the same may be amended) to any person, including, without limitation, any individual, partnership or corporate entity, who shall have made a bona fide offer to accept an assignment of this lease on terms acceptable to the trustee, Tenant or Tenant as debtor-in-possession, then notice of such proposed assignment, setting forth (x) the name and address of such person, (y) all of the terms and conditions of such offer, and (z) the adequate assurance to be provided Landlord to assure such person’s future performance under this lease, including, without limitation, the assurances referred to in Title 11 U.S.C. Section 365(b)(3) (as the same may be amended), shall be given to Landlord by the trustee, Tenant or Tenant as debtor-in-possession no later than twenty (20) days after receipt by the trustee, Tenant or Tenant as debtor-in-possession of such offer, but in any event no later than ten (10) days prior to the date that the trustee, Tenant or Tenant as debtor-in-possession shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption, and Landlord shall thereupon have the prior right and option, to be exercised by notice to the trustee, Tenant or Tenant as debtor-in-possession, given at any time prior to the effective date of such proposed assignment, to accept an assignment of this lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this lease.

ARTICLE 23

Reentry by Landlord

23.01.                  If Tenant shall default in the payment of any Fixed Rent or Additional Charges, and such default shall continue for ten (10) Business Days after Landlord shall have given Tenant notice thereof, or if this lease shall terminate as provided in Article 22 hereof, Landlord or Landlord’s agents and employees may immediately or at any time thereafter reenter the Premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law, or by force or otherwise, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any person therefrom, to the end that Landlord may have, hold and enjoy the Premises.  The word “reenter,” as used herein, is not restricted to its technical legal meaning.  If this lease is terminated under the provisions of Article 22, or if Landlord shall reenter the Premises under the provisions of this article, or in the event of the termination of this lease, or of reentry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the Fixed Rent and Additional Charges payable up to the time of such termination of this lease, or of such recovery of possession of the Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 24 hereof.

23.02.                  In the event of a breach or threatened breach by Tenant of any of its obligations under this lease, Landlord shall also have the right of injunction.  The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

23.03.                  If this lease shall terminate under the provisions of Article 22 hereof, or if Landlord shall reenter the Premises under the provisions of this Article 23, or in the event of the termination of this lease, or of reentry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as advance rent, security or otherwise, but such monies shall be credited by Landlord against any Fixed Rent or Additional Charges due from Tenant at the time of such termination or reentry or, at Landlord’s option, against any damages payable by Tenant under Article 24 hereof or pursuant to law.

ARTICLE 24

Damages

24.01.                  If this lease is terminated under the provisions of Article 22 hereof, or if Landlord shall reenter the Premises under the provisions of Article 23 hereof, or in the event of the termination of this lease, or of reentry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay to Landlord as damages, at the election of Landlord, either:

(a)                                  a sum which at the time of such termination of this lease or at the time of any such reentry by Landlord, as the case may be, represents the then value of the excess, if any, of (i) the aggregate amount of the Fixed Rent and the Additional Charges under Article 3 hereof which would have been payable by Tenant (conclusively presuming the average monthly Additional Charges under Article 3 hereof to be the same as were payable for the last 12 calendar months, or if less than 12 calendar months have then elapsed since the Commencement Date, all of the calendar months immediately preceding such termination or reentry) for the period commencing with such earlier termination of this lease or the date of any such reentry, as the case may be, and ending with the date contemplated as the expiration date hereof if this lease had not so terminated or if Landlord had not so reentered the Premises, over (ii) the aggregate rental value of the Premises for the same period, or

(b)                                 sums equal to the Fixed Rent and the Additional Charges under Article 3 hereof which would have been payable by Tenant had this lease not so terminated, or had Landlord not so reentered the Premises, payable upon the due dates therefor specified herein following such termination or such reentry and until the date contemplated as the expiration date hereof if this lease had not so terminated or if Landlord had not so reentered the Premises, provided, however, that if Landlord shall relet the Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this lease or in reentering the Premises and in securing possession thereof, as well as the expenses of reletting, including, without limitation, altering and preparing the Premises for new tenants, brokers’ commissions, legal fees, and all other expenses properly chargeable against the Premises and the rental therefrom, it being understood that any such reletting may be for a period shorter or longer than the remaining term of this lease; but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this subdivision to a credit in respect of any net rents from a reletting, except to the extent that such net rents are actually received by Landlord.  If the Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot basis shall be made of the rent received from such reletting and of the expenses of reletting.

If the Premises or any part thereof be relet by Landlord for the unexpired portion of the term of this lease, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, be the fair and reasonable rental value for the Premises, or part thereof, so relet during the term of the reletting.  Landlord shall not be liable in any way whatsoever for its failure or refusal to relet the Premises or any part thereof, or if the Premises or any part thereof are relet, for its failure to collect the rent under such reletting, and no such refusal or failure to relet or failure to collect rent shall release or affect Tenant’s liability for damages or otherwise under this lease.

24.02.                  Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this lease would have expired if it had not been so terminated under the provisions of Article 22 hereof, or had Landlord not reentered the Premises.  Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant.  Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as damages by reason of the termination of this lease or reentry on the Premises for the default of Tenant under this lease an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved whether or not such amount be greater than any of the sums referred to in Section 24.01 hereof.

24.03.                  In addition, if this lease is terminated under the provisions of Article 22 hereof, or if Landlord shall, reenter the Premises under the provisions of Article 23 hereof, Tenant agrees that:

(a)                                  the Premises then shall be in the condition in which Tenant has agreed to surrender the same to Landlord at the expiration of the term hereof;

(b)                                 Tenant shall have performed prior to any such termination any covenant of Tenant contained in this lease for the making of any Alterations or for restoring or rebuilding the Premises or the Building, or any part thereof; and

(c)                                  for the breach of any covenant of Tenant set forth above in this Section 24.03, Landlord shall be entitled immediately, without notice or other action by Landlord, to recover, and Tenant shall pay, as and for liquidated damages therefor, the cost of performing such covenant (as estimated by an independent contractor selected by Landlord).

24.04.                  In addition to any other remedies Landlord may have under this lease, and without reducing or adversely affecting any of Landlord’s rights and remedies under Article 22, if any Fixed Rent, Additional Charges or damages payable hereunder by Tenant to Landlord are not paid within five days after the due date thereof, the same shall bear interest at the rate of one and one-half (1 1/2%) percent per month or the maximum rate permitted by law, whichever is less, from the due date thereof until paid, and the amount of such interest shall be an Additional Charge hereunder.  For the purposes of this Section 24.04, a rent bill sent by first class mail, to the address to which notices are to be given under this lease, shall be deemed a proper demand for the payment of the amounts set forth therein.

ARTICLE 25

Affirmative Waivers

25.01.                  Tenant, on behalf of itself and any and all persons claiming through or under Tenant, does hereby waive and surrender all right and privilege which it, they or any of them might have under or by reason of any present or future law, to redeem the Premises or to have a continuance of this lease after being dispossessed or ejected therefrom by process of law or under the terms of this lease or after the termination of this lease as provided in this lease.

25.02.                  If Tenant is in arrears in payment of Fixed Rent or Additional Charges, Tenant waives Tenant’s right, if any, to designate the items to which any payments made by Tenant are to be credited, and Tenant agrees that Landlord may apply any payments made by Tenant to such items as Landlord sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items which any such payments shall be credited.

25.03.                  Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, including, without limitation, any claim of injury or damage, and any emergency and other statutory remedy with respect thereto.

25.04.                  Tenant shall not interpose any counterclaim of any kind in any action or proceeding commenced by Landlord to recover possession of the Premises except if Tenants failure to raise any such counterclaim in such action or proceeding shall result in a forfeiture thereof.

ARTICLE 26

No Waivers

26.01.                  The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the obligations of this lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this lease or of the right to exercise such election, and such right to insist upon strict performance shall continue and remain in full force and effect with respect to any subsequent breach, act or omission.  The receipt by Landlord of Fixed Rent or partial payments thereof or Additional Charges or partial payments thereof with knowledge of breach by Tenant of any obligation of this lease shall not be deemed a waiver of such breach.

26.02.                  If there be any agreement between Landlord and Tenant providing for the cancellation of this lease upon certain provisions or contingencies and/or an agreement for the renewal hereof at the expiration of the term, the right to such renewal or the execution of a renewal agreement between Landlord and Tenant prior to the expiration of the term shall not be considered an extension thereof or a vested right in Tenant to such further term so as to prevent Landlord from cancelling this lease and any such extension thereof during the remainder of the original term provided that said cancellation is in accordance with the terms hereof; such privilege, if and when so exercised by Landlord, shall cancel and terminate this lease and any such renewal or extension provided that said cancellation is in accordance with the terms hereof; any right herein contained on the part of Landlord to cancel this lease shall continue during any extension or renewal hereof; any option on the part of Tenant herein contained for an extension or renewal hereof shall not be deemed to give Tenant any option for a further extension beyond the first renewal or extended term.

ARTICLE 27

Curing Defaults

27.01.                  If Tenant shall default in the performance of any of Tenant’s obligations under this lease and such default shall continue after notice and the expiration of any applicable cure period, Landlord, any Superior Lessor or any Superior Mortgagee without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Tenant, without notice in a case of emergency, and in any other case only if such default continues after the expiration of the applicable grace period, if any.  If Landlord effects such cure by bonding any lien which Tenant is required to bond or otherwise discharge, Tenant shall obtain and substitute a bond for Landlord’s bond at its sole cost and expense and reimburse Landlord for the cost of Landlord’s bond.

27.02.                  Bills for any bona fide expenses incurred by Landlord or any Superior Lessor or any Superior Mortgagee in connection with any such performance by it for the account of Tenant, and bills for all costs, expenses and disbursements of every kind and nature whatsoever, including reasonable counsel fees, involved in collecting or endeavoring to collect the Fixed Rent or Additional Charges or any part thereof or enforcing or endeavoring to enforce any rights against Tenant or Tenant’s obligations hereunder, under or in connection with this lease or pursuant to law, including any such cost, expense and disbursement involved in instituting and prosecuting summary proceedings or in recovering possession of the Premises after default by Tenant or upon the expiration or sooner termination of this lease, and interest on all sums advanced by Landlord or such Superior Lessor or Superior Mortgagee under this Section 27.02 and/or Section 27.01 (at the Interest Rate or the maximum rate permitted by law, whichever is less) may be sent by Landlord or such Superior Lessor or Superior Mortgagee to Tenant monthly, or immediately, at its option, and such amounts shall be due and payable as Additional Charges in accordance with the terms of such bills.

ARTICLE 28

Broker

28.01.                  Landlord and Tenant each covenant, warrant and represent that no broker except Insignia/ESG (herein called the “Broker”) was instrumental in bringing about or consummating this lease and that neither had any conversations or negotiations with any broker except the Broker concerning the leasing of the Premises.  Tenant agrees to indemnify and hold harmless Landlord against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys’ fees and expenses, arising out of any conversations or negotiations had by Tenant with any broker other than the Broker.  Landlord agrees to indemnify and hold harmless Tenant against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys’ fees and expenses, arising out of conversations or negotiations had by Landlord with any broker other than the Broker.

ARTICLE 29

Notices

29.01.                  Any notice, statement, demand, consent, approval or other communication required or permitted to be given, rendered or made by either party to this lease or pursuant to any applicable law or requirement of public authority (collectively, “notices”) shall be in writing

(whether or not so stated elsewhere in this lease) and shall be deemed to have been properly given, rendered or made only if sent by (x) registered or certified mail, return receipt requested, posted in a United States post office station or letter box in the continental United States, or (y) national overnight courier service (e.g., Federal Express) addressed to the other party as follows:

If to Landlord:

BFP One Liberty Plaza Co. LLC

c/o Brookfield Financial Properties, Inc.

One Liberty Plaza

165 Broadway

New York, New York 10006

Attention:  Director of Leasing

with a copy to:

BFP One Liberty Plaza Co. LLC

c/o Brookfield Financial Properties, Inc.

One Liberty Plaza

165 Broadway

New York, New York 10006

Attention:  General Counsel

and if to Tenant as follows:

Arch Insurance Company

One Liberty Plaza

165 Broadway

New York, New York 10006

Attention:  President

with a copy to:

Arch Capital Services Inc.

20 Horseneck Lane

Greenwich, CT.  06830

Attention:  General Counsel

and shall be deemed to have been given, rendered or made (i) two (2) business days after the day so mailed, unless mailed outside of the State of New York, in which case it shall be deemed to have been given, rendered or made on the third business day after the day so mailed or (ii) one business day after the day sent by overnight courier service.  Either party may, by notice as aforesaid, designate a different address or addresses for notices intended for it.  Notwithstanding the foregoing, with respect to an occurrence presenting imminent danger to the health or safety of persons or damage to property in, on or about the Building or during a postal strike, notices may be hand delivered to a party at the address to which notices to that party are to be sent, provided that the same notice is also sent in the manner set forth above.

29.02.                  Notices hereunder from Landlord may be given by Landlord’s managing agent, if one exists, or by Landlord’s attorney.

29.03.                  In addition to the foregoing, either Landlord or Tenant may, from time to time, request in writing that the other party serve a copy of any notice on one other person or entity designated in such request, such service to be effected as provided in Section 29.01 or 29.02 hereof.

ARTICLE 30

Estoppel Certificates

30.01                     Tenant agrees, at any time and from time to time, on or prior to the tenth (10th) Business Day following a written request by Landlord, to execute and deliver to Landlord a statement certifying that this lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the Commencement Date, Expiration Date and the dates to which the Fixed Rent and Additional Charges have been paid, stating whether or not, to the best knowledge of Tenant, Landlord is in default in performance of any of its obligations under this lease, and, if so, specifying each such default of which Tenant shall have knowledge and stating whether or not, to the best knowledge of Tenant, any event has occurred which with the giving of notice or passage of time, or both, would constitute such a default, and, if so, specifying each such event, it being intended that any such statement delivered pursuant hereto shall be deemed a representation and warranty to be relied upon by Landlord requesting the certificate and by others with whom Landlord may be dealing, regardless of independent investigation.  Tenant also shall include or confirm in any such statement such other information concerning this lease as Landlord may reasonably request.

ARTICLE 31

Memorandum of Lease

31.01.                  Tenant shall not record this lease or any memorandum thereof.

ARTICLE 32

No Representations by Landlord

32.01.                  Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this lease, is not relying upon, any warranties, representations, promises or statements, except as are expressly set forth in this lease or in any other written agreement which may be made between the parties concurrently with the execution and delivery of this lease and shall expressly refer to this lease.  All understandings and agreements heretofore had between the parties are merged in this lease and any other written agreement(s) made concurrently herewith, which alone fully and completely express the agreement of the parties and which are entered into after full investigation, neither party relying upon any statement or representation not embodied in this lease or any other written agreement(s) made concurrently herewith.

ARTICLE 33

Arbitration

33.01.                  In the event either party shall desire to submit to arbitration any matter for which arbitration is expressly provided pursuant to any provision of this lease, unless otherwise expressly provided herein, the following procedure shall apply:

(a)                                The party desiring arbitration shall give notice to that effect to the other party, specifying the matter to be arbitrated and the name and address of the person designated to act as an arbitrator on its behalf.  Within ten (10) days after the service of such notice, the other party shall give notice to the first party specifying the name and address of the person designated to act as an arbitrator on its behalf.  If the second party fails to notify the first party of the appointment of its arbitrator, as aforesaid, within the time above specified, then the appointment of the second arbitrator shall be made in the same manner as hereinafter provided for the appointment of a third arbitrator in a case where the two arbitrators appointed hereunder and the parties are unable to agree upon such appointment.  The two arbitrators so chosen shall meet within ten (10) days after the second arbitrator is appointed and if, within fifteen (15) days after the second arbitrator is appointed, the two arbitrators shall not agree upon the question in dispute, upon the request of either party the two arbitrators shall together appoint a third arbitrator.  In the event of their being unable to agree upon such appointment within twenty-five (25) days after the appointment of the second arbitrator, the third arbitrator shall be selected by the parties themselves if they can agree thereon within a further period of ten (10) days.  If the parties do not so agree, then either party, on behalf of both and on notice to the other, may request such appointment by the American Arbitration Association (or any organization successor thereto) in accordance with its rules then prevailing.  Each arbitrator chosen or appointed pursuant to this Article shall be a person having at least seven (7) years experience in the County of New York in the leasing, operation, renting of space or management of first-class office buildings in midtown Manhattan, and shall be a disinterested person in connection with such question in dispute.

(b)                                 Any arbitration pursuant to this Article 33 shall be conducted, to the extent consistent with this Article, in accordance with the then-prevailing rules of the American Arbitration Association (or any organization successor thereto) governing binding arbitration in the City and County of New York.  In rendering such decision and award, the arbitrators shall not add to, subtract from or otherwise modify the provisions of this lease.  Judgment may be had on the decision and award of the arbitrators so rendered and may be enforced in accordance with the laws of the State of New York.

(c)                                  If for any reason whatsoever the written decision and award of the arbitrators shall not be rendered within sixty (60) days after the appointment of the third arbitrator, either party may apply to the Supreme Court of the State of New York or to any other court having jurisdiction and exercising the functions similar to those now exercised by such court, by action, proceeding or otherwise (but not by a new arbitration proceeding) as may be proper to determine the question in dispute consistent with the provisions of this lease.

(d)                                 Each party shall pay the fees and expenses of the one of the two original arbitrators appointed by or for such party, and the fees and expenses of the third arbitrator and all other expenses of the arbitration shall be borne by the parties equally.  However, each party shall bear the expense of its own counsel, experts and presentation of proof.

(e)                                  In the event (i) the arbitrators shall award judgment solely to either party (the “Prevailing Party”), and (ii) the other party (the “Non-Prevailing Party”) shall not comply with the terms of such judgment, and (iii) the Prevailing Party shall commence an action to enforce the judgment, and (iv) the Prevailing Party is successful in such action, then the Non-Prevailing Party will pay the Prevailing Party’s reasonable attorney’s fees in connection with the enforcement of the arbitrators’ judgment.

ARTICLE 34

Holdover

34.01.                  (a)                                  In the event this lease is not renewed or extended or a new lease is not entered into between the parties, and if Tenant shall then hold over after the expiration of the term of this lease, and if Landlord shall then not proceed to remove Tenant from the Premises in the manner Permitted by law (or shall not have given written notice to Tenant that Tenant must vacate the Premises) irrespective of whether or not Landlord accepts rent from Tenant for a period beyond the Expiration Date, the parties hereby agree that Tenant’s occupancy of the Premises after the expiration of the term shall be under a month-to-month tenancy commencing on the first day after the expiration of the term, which tenancy shall be upon all of the terms set forth in this lease except Tenant shall pay on the first day of each month of the holdover period as Fixed Rent, an amount equal to the higher of (i) an amount equal to one and one-half times one-twelfth of the sum of:   (a) the Fixed Rent and Additional Charges payable by Tenant during the last year of the term of this lease (i.e., the year immediately prior to the holdover period) or (ii) an amount equal to the then market rental value for the Premises as shall be established by Landlord giving notice to Tenant of Landlord’s good faith estimate of such market rental value.  Tenant may dispute such market rental value for the Premises as estimated by Landlord by giving notice to Landlord within but in no event after ten days after the giving of Landlord’s notice to Tenant (as to the giving of which notice to Landlord, time shall be deemed of the essence).  Enclosed with such notice, Tenant shall be required to furnish to Landlord a certified opinion of a reputable New York licensed real estate broker having leasing experience in the Borough of Manhattan, for a period of not less than ten (10) years setting forth said broker’s good faith opinion of the market rental value of the Premises.  If Tenant and Landlord are unable to resolve any such dispute as to the market rental value for the Premises then an independent arbitrator who shall be a real estate broker of similar qualifications and shall be selected from a listing of not less than three (3) brokers furnished by the Real Estate Board of New York, Inc. to Tenant and Landlord (at the request of either Landlord or Tenant).  If Landlord and Tenant are unable to agree upon the selection of the individual arbitrator from such listing, then the first arbitrator so listed by the Real Estate Board of New York, Inc. shall be conclusively presumed to have been selected by both Landlord and Tenant and the decision of such arbitrator shall be conclusive and binding upon the parties as to the market rental value for the Premises.  Pending the determination of the market rental value of the Premises upon the expiration of the term of this lease, Tenant shall pay to Landlord as Fixed Rent an amount computed in accordance with clauses (i) or (ii) of this subsection 34.01(a) (as Landlord shall then elect), and upon determination of the market rental value of the Premises in accordance with the preceding provisions hereof appropriate adjustments and payments shall be effected.  Further, Landlord shall not be required to perform any work, furnish any materials or make any repairs within the Premises during the holdover period.  It is further stipulated and agreed that if Landlord shall, at any time after the expiration of the original term or after the expiration of any term created thereafter, proceed to remove Tenant from the Premises as a holdover, the Fixed Rent for the use and occupancy of the Premises during any holdover period shall be calculated in the same manner as set forth above.  In addition to the foregoing, Landlord shall be entitled to recover from Tenant any losses or damages arising from such holdover.

(b)                                 Notwithstanding anything to the contrary contained in this lease, the acceptance of any rent paid by Tenant pursuant to subsection 34.01(a) above shall not preclude Landlord from commencing and prosecuting a holdover or summary eviction proceeding, and the preceding sentence shall be deemed to be an “agreement expressly providing otherwise” within the meaning of Section 232-c of the Real Property Law of the State of New York.

(c)                                  If Tenant shall hold-over or remain in possession of any portion of the Premises for more than ninety (90) days after the Expiration Date, Tenant shall be subject not only to summary proceeding and all damages related thereto, but also to any damages arising out of any lost opportunities (and/or new leases) by Landlord to re-let the Premises (or any part thereof).  All damages to Landlord by reason of such holding over by Tenant may be the subject of a separate action and need not be asserted by Landlord in any summary proceedings against Tenant.

ARTICLE 35

Miscellaneous Provisions and Definitions

35.01.                  No agreement shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this lease, in whole or in part, including, without limitation, this Section 35.01, unless such agreement is in writing, refers expressly to this lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge, termination or effectuation of the abandonment is sought.  If Tenant shall at any time request Landlord to sublet the Premises for Tenant’s account, Landlord or its agent is authorized to receive keys for such purposes without releasing Tenant from any of its obligations under this lease, and Tenant hereby releases Landlord of any liability for loss or damage to any of the Tenant’s Property in connection with such subletting.

35.02.                  Except as otherwise expressly provided in this lease, the obligations of this lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party is named or referred to; provided, however, that (a) no violation of the provisions of Article 7 shall operate to vest any rights in any successor or assignee of Tenant and (b) the provisions of this Article 35 shall not be construed as modifying the conditions of limitation contained in Article 22.

35.03.                  Tenant shall look only to Landlord’s estate and property in the Land and the Building for the satisfaction of Tenant’s remedies, for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event  of any default by Landlord hereunder, and no other property or assets of Landlord or its partners, officers, directors, shareholders or principals, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this lease, the relationship of Landlord and Tenant hereunder or Tenant’s use or occupancy of the Premises.

35.04.                  (a)                                  The obligations of Tenant hereunder shall be in no wise affected, impaired or excused, nor shall Landlord have any liability whatsoever to Tenant, nor shall it be deemed a constructive eviction because (a) Landlord is unable to fulfill, or is delayed in fulfilling, any of its obligations under this lease by reason of strike, lock-out or other labor trouble, governmental preemption of priorities or other controls in connection with a national or other public emergency or shortages of fuel, supplies or labor resulting therefrom, or any other cause, whether similar or dissimilar, beyond Landlord’s reasonable control other than the financial impairment of Landlord or any affiliate of Landlord, or (b) of any failure or defect in the supply, quantity or character of electricity or water furnished to the Premises, by reason of any requirement, act or omission of the public utility or others serving the Building with electric energy, steam, oil, gas or water, or for any other reason whether similar or dissimilar, beyond Landlord’s reasonable control.

(b)                                 Subject to the provisions of Section 27.01 hereof, Tenant shall not be deemed to be in default hereunder or have any liability to Landlord if Tenant is unable to fulfill, or is delayed in fulfilling, any of its obligations under this lease other than the payment of Fixed Rent or Additional Charges, by reason of strike, lockout or other labor trouble, governmental preemption of priorities or other controls in connection with a national or other public emergency or shortages of fuel, supplies or labor resulting therefrom, or any cause whether similar or dissimilar beyond Tenant’s reasonable control (but the lack of financial resources of Tenant shall not be deemed to be a cause beyond Tenant’s reasonable control).

35.05.                  For the purposes of this lease, the following terms have the meanings indicated:

(a)                                  The term “mortgage” shall include a mortgage and/or a deed of trust, and the term “holder of a mortgage” or “mortgagee” or words of similar import shall include an mortgagee of a mortgage or a beneficiary of a deed of trust.

(b)                                 The term “laws and requirements of any public authorities” and words of a similar import shall mean laws and ordinances of any or all of the federal, state, city, town, county, borough and village governments and rules, regulations, orders and directives of any and all departments, subdivisions, bureaus, agencies or offices thereof, and of any other governmental, public or quasi-public authorities having jurisdiction over the Building and/or the Premises, and the direction of any public officer pursuant to law, whether now or hereafter in force.

(c)                                  The term “requirements of insurance bodies” and words of similar import shall mean rules, regulations, orders and other requirements of the New York Board of Underwriters and/or the New York Fire Insurance Rating Organization and/or any other similar body performing the same or similar functions and having jurisdiction or cognizance over the Building and/or the Premises, whether now or hereafter in force.

(d)                                 The term “Tenant” shall mean the Tenant herein named or any assignee or other successor in interest (immediate or remote) of the Tenant herein named, which at the time in question is the owner of the Tenant’s estate and interest granted by this lease; but the foregoing provisions of this subsection shall not be construed to permit any assignment of this lease or to relieve the Tenant herein named or any assignee or other successor in interest (whether immediate or remote) of the Tenant herein named from the full and prompt payment, performance and observance of the covenants, obligations and conditions to be paid, performed and observed by Tenant under this lease.

(e)                                  The term “Landlord” shall mean only the owner at the time in question of Landlord’s interest in the Land or a lease of the Land and the Building or a lease thereof, so that in the event of any transfer or transfers of Landlord’s interest in the Land or a lease thereof or the Building, the transferor shall be and hereby is relieved and freed of all obligations of Landlord under this lease accruing after such transfer, and it shall be deemed, without further agreement that such transferee has assumed and agreed to perform and observe all obligations of Landlord herein during the period it is the holder of Landlord’s interest under this lease.

(f)                                    The terms “herein,” hereof” and “hereunder,” and words of similar import, shall be construed to refer to this lease as a whole, and not to any particular article or section, unless expressly so stated.

(g)                                 The term “and/or” when applied to one or more matters or things shall be construed to apply to any one or more or all thereof as the circumstances warrant at the time in question.

(h)                                 The term “person” shall mean any natural person or persons, a partnership, a corporation, and any other form of business or legal association or entity.

(i)                                     The terms “Landlord shall have no liability to Tenant” or “the same shall be without liability to Landlord” or “without incurring any liability to Tenant therefor”, or words of similar import shall mean that Tenant is not entitled to terminate this lease, or to claim actual or constructive eviction, partial, or total, or to receive any abatement or diminution of rent, or to be relieved in any manner of any of its other obligations hereunder, or to be compensated for loss or injury suffered or to enforce any other right or kind of liability whatsoever against Landlord under or with respect to this lease or with respect to Tenant’s use or occupancy of the Premises.

(j)                                     The term “Interest Rate,” when used in this lease, shall mean an interest rate equal to two percent (2%) above the so-called annual “Base Rate” of interest established and approved by Citibank, N.A., New York, New York, from time to time, as its interest rate charged for unsecured loans to its corporate customers, but in no event greater than the highest lawful rate from time to time in effect.

(k)                                  The term “Consumer Price Index” if used herein shall mean the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor, New York, N.Y. - Northeastern N.J. Area, All Items (1982-84 = 100), or any successor index thereto, appropriately adjusted.  In the event that the Consumer Price Index is converted to a different standard reference base or otherwise revised, the determination of adjustments provided for herein shall be made with the use of such conversion factor, formula or table for converting the Consumer Price Index as may be published by the Bureau of Labor Statistics or, if said Bureau shall not publish the same, then with the use of such conversion factor, formula or table as may be published by Prentice-Hall, Inc., or any other nationally recognized publisher of similar statistical information.  If the Consumer Price Index ceases to be published, and there is no successor thereto, such other index as Landlord and Tenant shall agree upon in writing shall be substituted for the Consumer Price Index.  If Landlord and Tenant are unable to agree as to such substituted index, such matter shall be submitted to the American Arbitration

Association (or any successor organization thereto) for determination in accordance with the regulations and procedures thereof then obtaining for commercial arbitration.

35.06.                  Upon the expiration or other termination of this lease neither party shall have any further obligation or liability to the other except as otherwise expressly provided in this lease and except for such obligations as by their nature or under the circumstances can only be, or by the provisions of this lease, may be, performed after such expiration or other termination; and, in any event, unless otherwise expressly provided in this lease, any liability for a payment (including, without limitation, Additional Charges under Article 3) which shall have accrued to or with respect to any period ending at the time of expiration or other termination of this lease shall survive the expiration or other termination of this lease.

35.07.                  If Tenant shall request Landlord’s consent and Landlord shall fail or refuse to give such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent, it being intended that Tenant’s sole remedy shall be an action for specific performance or injunction, and that such remedy shall be available only in those cases where Landlord has expressly agreed in writing not to unreasonably withhold its consent or where as a matter of law Landlord may not unreasonably withhold its consent.

35.08.                  If any Superior Mortgagee shall require any modification(s) of this lease, Tenant shall, at Landlord’s request, promptly execute and deliver to Landlord such instruments effecting such modification(s) as Landlord shall require, provided that such modification(s) do not adversely affect in any material respect any of Tenant’s rights under this lease.

35.09.                  If an excavation shall be made upon land adjacent to or under the Building, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter the Premises for the purpose of performing such work as said person shall deem necessary or desirable to preserve and protect the Building from injury or damage to support the same by proper foundations, without any claim for damages or liability against Landlord and without reducing or otherwise affecting Tenant’s obligations under this lease.

35.10.                  Tenant shall not place a load upon any floor of the Premises which violates applicable law or the certificate of occupancy of the Building or which exceeds the floor load per square foot which such floor was designed to carry (which Landlord represents is fifty (50) pounds live load per usable square foot of the Premises).  All heavy material and/or equipment must be placed by Tenant, at Tenant’s expense, so as to distribute the weight.  Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant’s expense, in settings sufficient in Landlord’s reasonable judgment to absorb and prevent vibration, noise and annoyance.  If the Premises be or become infested with vermin as a result of the use or any misuse or neglect of the Premises by Tenant, its agents, employees, visitors or licensees, Tenant shall at Tenant’s expense cause the same to be exterminated from time to time to the reasonable satisfaction of Landlord and shall employ such exterminators and such exterminating company or companies as shall be reasonably approved by Landlord.

35.11.                  The submission by Landlord of the lease in draft form shall be deemed submitted solely for Tenant’s consideration and not for acceptance and execution.  Such submission shall have no binding force or effect and shall confer no rights nor impose any obligations, including brokerage obligations, on either party unless and until both Landlord and Tenant shall have executed the lease and duplicate originals thereof shall have been delivered to the respective parties.

35.12.                  Irrespective of the place of execution or performance, this lease shall be governed by and construed in accordance with the laws of the State of New York.  If any provisions of this lease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this lease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law.  The table of contents, captions, headings and titles in this lease are solely for convenience of references and shall not affect its interpretation.  This lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this lease to be drafted.  Each covenant, agreement, obligation or other provision of this lease on Tenant’s part to be performed, shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this lease.  All terms and words used in this lease, shall be deemed to include any other number and any other gender as the context may require.

35.13.                  If under the terms of this lease Tenant is obligated to pay Landlord a sum in addition to the Fixed Rent under the lease and no payment period therefor is specified, Tenant shall pay Landlord the amount due within twenty (20) days after being billed.

35.14.                  Notwithstanding anything to the contrary contained in this lease, during the continuance of any default by Tenant after notice and the expiration of any applicable cure period, Tenant shall not be entitled to exercise any rights or options, or to receive any funds or proceeds being held, under or pursuant to this lease; provided, however, that any such funds or proceeds shall either be held by Landlord for Tenant’s account or applied by Landlord against amounts owed by Tenant hereunder.

35.15.                  Tenant represents and warrants:

(a)                                  That there are no actions, suits or proceedings pending or, to the knowledge of Tenant, threatened against or affecting Tenant, at law or in equity or before any federal, state, municipal or governmental department, commission, board, bureau, agency or instrumentality which would impair Tenant’s ability to perform its obligations under this lease;

(b)                                 That this lease has been duly authorized, executed and delivered by Tenant and constitutes the legal, valid and binding obligation of Tenant; and

(c)                                  That the consummation of the transactions hereby contemplated and the performance of this lease will not result in any breach or violation of, or constitute a default under any lease, bank loan or credit agreement to which Tenant is a party.

35.16.                  Tenant acknowledges that it has no rights to any development rights, “air rights” or comparable rights appurtenant to the Real Property, and consents, without further consideration, to any utilization of such rights by Landlord and agrees to promptly execute and deliver any instruments which may be requested by Landlord, including instruments merging zoning lots, evidencing such acknowledgment and consent.  The provisions of this Section 35.16 shall be deemed to be and shall be construed as an express waiver by Tenant of any interest Tenant may have as a “party in interest” (as such quoted term is defined in Section 12-10 Zoning Lot of the Zoning Resolution of the City of New York) in the Real Property.

35.17.                  If any sales or other tax is payable with respect to any cleaning or other services which Tenant obtains or contracts for directly from any third party or parties, Tenant shall file any required tax returns and shall pay any such tax, and Tenant shall indemnify and hold Landlord harmless from and against any loss, damage or liability suffered or incurred by Landlord on account thereof.

35.18.                  If any additional space to be included within the Premises shall not be available for occupancy by Tenant on the specific date hereinbefore designated for the commencement of the term of this lease or for the inclusion of such space for any reason whatsoever, then this lease shall not be affected thereby but, in such case, said specific date shall be deemed to be postponed until the date when the additional space shall be available for occupancy by Tenant, and Tenant shall not be entitled to possession of the additional space until the same are available for occupancy by Tenant; provided, however, Tenant shall have no claim against Landlord with respect to such additional space, and Landlord shall have no liability to Tenant by reason of any such postponement of said specific date, and the parties hereto further agree that any failure to have the Premises or such additional space available for occupancy by Tenant on said specific date or on the Commencement Date shall in no way affect the obligations of Tenant hereunder nor shall the same be construed in any way to extend the Term.  This Section 35.18 shall be deemed to be an express provision to the contrary of Section 223-a of the Real Property Law of the State of New York and any other law of like import now or hereafter in force.

35.19.                  In connection with any examination by Tenant of Landlord’s books and records, Tenant agrees to treat, and to instruct its employees, accountants and agents to treat, all information as confidential and not disclose it to any other person; and Tenant will confirm or cause its agents and accountants to confirm such agreement in a separate written agreement if requested by Landlord.

35.20.                  Tenant shall not cause or permit “Hazardous Materials” (as defined below) to be used, transported, stored, released, handled, produced or installed in, on or from, Tenant’s premises or the Building.  The term “Hazardous Materials” shall, for the purposes hereof, mean any flammable explosives, radioactive materials, hazardous wastes, hazardous and toxic substances, or related materials, asbestos or any material containing asbestos, or any other substance or material, as defined by any federal, state or local environmental law, ordinance, rule or regulation including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, and in the regulations adopted and publications promulgated pursuant to each of the foregoing.  In the event of a breach of the provisions of this Section 35.20, Landlord shall, in addition to all of its rights and remedies under this lease and pursuant to law, require Tenant to remove any such Hazardous Materials from the Premises in the manner prescribed for such removal by Legal Requirements.  The provisions of this Section 35.20 shall survive the termination of this lease.  Nothing contained in this Section 35.20 shall be construed to limit Tenant’s rights at law against Landlord with respect to the existence of Hazardous Materials within the Premises which were not installed therein by Tenant, its subtenants, other than Landlord or its designee, or licensees or any of their respective agents or employees or contractors.

35.21.                  Notwithstanding anything to the contrary contained in this Lease, any option or right to extend or renew the original term of this Lease and any option or right to add additional space to the Premises originally demised hereunder (the foregoing options and rights are herein collectively called “Tenant’s Options”) shall, in the event any of Tenant’s Options is expressly set forth in this Lease inure exclusively to the benefit of the Tenant named herein and its affiliates and shall be exercisable only by the Tenant named herein and its affiliates.

35.22.                  Tenant covenants and agrees that Tenant shall not exercise any of Tenant’s Options for the purpose of assigning this Lease or subletting all or any portion of the Premises.

35.23.                  Landlord and Tenant agree that except for the express waivers and disclaimers set forth herein, nothing stated or omitted in this lease shall be deemed a waiver by either party of any legal rights or remedies Landlord or Tenant may have at law.

ARTICLE 36

Extension of Term

36.01.                  (a)                                  Subject to the provisions of Section 36.04 hereof, Tenant, at Tenant’s sole option, shall have the right to extend the term of this lease for an additional term of five (5) years commencing on the day following the expiration of the initial term of this lease (herein referred to as the “Commencement Date of the Extension Term”) and ending on the day immediately preceding the fifth (5th) anniversary of the Commencement Date of the Extension Term (such additional term is herein called the “Extension Term”) provided that:

(i)                                     Tenant shall give Landlord notice (herein called the “Extension Notice”) of its election to extend the term of the lease prior to the date which is eighteen (18) months before the Expiration Date;

(ii)                                  Tenant shall not be in default after notice and the expiration of any applicable cure under this lease either as of the time of the giving of the Extension Notice or the Commencement Date of the Extension Term (provided, however, that the foregoing requirement may be waived by Landlord, in its sole discretion, at any time); and

(iii)                               The Tenant originally named in the preamble of this lease (herein called the “Named Tenant”) and/or any affiliate of the Named Tenant shall, as of the Commencement Date of the Extension Term, be in actual occupancy of not less than eighty percent (80%) percent of the rentable square foot area of the Premises, provided that such occupancy requirement may be waived by Landlord in its sole discretion.

(b)                                 The Fixed Rent payable by Tenant to Landlord during the Extension Term shall be 100% of the fair market rent for the Premises during the Extension Term, as determined by Landlord, subject to the provisions of Section 36.02 hereof.

The fair market rent for the Premises shall be determined by Landlord as of the date (herein called the “Determination Date”) occurring six (6) months prior to the Commencement Date of the Extension Term and which determination shall be given in writing to Tenant within a reasonable period of time after the occurrence of the Determination Date.

For the purposes of determining the fair market rent for the Extension Term pursuant to this Article 36, the determination shall take into account all then relevant factors.

Effective as of the Commencement Date of the Extension Term, (1) the Base Operating Amount shall be the Operating Expenses for the calendar year in which occurs the Commencement Date of the Extension Term; and (2) the Base Tax Amount shall be the Taxes for the last complete Tax Year in which occurs the Commencement Date of the Extension Term, as finally determined.

36.02.                  (a)           In the event Tenant gives the Extension Notice in accordance with the provisions of Section 36.01 hereof and Tenant disputes the fair market rent as determined by Landlord pursuant to subsection 36.01(b) hereof, then at any time on or before the date occurring thirty (30) days after Tenant has been notified by Landlord of Landlord’s determination of the fair market rent, Tenant may initiate the arbitration process provided for herein by giving notice to that effect to Landlord, and if Tenant so initiates the arbitration process such notice shall specify the name and address of the person, designated to act as an arbitrator on its behalf.  If Tenant fails to initiate the arbitration process as provided above, time being of the essence, then Landlord’s determination of the Fixed Rent during the Extension Term shall be conclusive.  Within thirty (30) days after the Landlord’s receipt of notice of the designation of Tenant’s arbitrator, Landlord shall give notice to Tenant specifying the name and address of the person designated to act as an arbitrator on its behalf.  Neither Landlord nor Landlord’s arbitrator shall be bound by nor shall any reference be made to the determination of the Fixed Rent for the Premises during the Extension Term which was furnished by Landlord in response to Tenant’s Extension Notice.  If Landlord fails to notify Tenant of the appointment of its arbitrator within the time above specified, then Tenant shall provide an additional notice to Landlord requiring Landlord’s appointment of an arbitrator within twenty (20) days after Landlord’s receipt thereof.  If Landlord fails to notify Tenant of the appointment of its arbitrator within the time specified by the second notice, the appointment of the second arbitrator shall be made in the same manner as hereinafter provided for the appointment of a third arbitrator in a case where the two arbitrators appointed hereunder and the parties are unable to agree upon such appointment.  The two arbitrators so chosen shall meet within ten (10) days after the second arbitrator is appointed, and if, within sixty (60) days after the second arbitrator is appointed, the two arbitrators shall not agree upon a determination of the Fixed Rent for the Extension Term, they shall together appoint a third arbitrator.  In the event of their being unable to agree upon such appointment within eighty (80) days after the appointment of the second arbitrator, the third arbitrator shall be selected by the parties themselves if they can agree thereon within a further period of fifteen (15) days.  If the parties do not so agree, then either party, on behalf of both and on notice to the other, may request such appointment by the American Arbitration Association (or any organization successor thereto) in accordance with its rules then prevailing or if the American Arbitration Association (or such successor organization) shall fail to appoint said third arbitrator within fifteen (15) days after such request is made, then either party may apply, on notice to the other, to the Supreme Court, New York County, New York (or any other court having jurisdiction and exercising functions similar to those now exercised by said Court) for the appointment of such third arbitrator.  The majority of the arbitrators shall determine the fair market rent of the Premises for the Extension Term and render a written certified report of their determination to both Landlord and Tenant within sixty (60) days of the appointment of the first two arbitrators or sixty (60) days from the appointment of, the third arbitrator, if such third arbitrator is appointed pursuant to this Section 36.02; and the fair market rent, so determined, shall be applied to determine the Fixed Rent for the Premises during the Extension Term provided, however, that in no event shall the Fixed Rent for the Extension Term be less than the Original Term Escalated Rent.

(b)                                 Each party shall pay the fees and expenses of the one of the two original arbitrators appointed by or for such party, and the fees and expenses of the third arbitrator and all other expenses (not including the attorneys’ fees, witness fees and similar expenses of the parties which shall be borne separately by each of the parties) of the arbitration shall be borne by the parties equally.

(c)                                  Each of the arbitrators selected as herein provided shall have at least ten (10) years experience in the leasing and renting of office space in first class office buildings in New York County.

(d)                                 In the event the Tenant initiates the aforesaid arbitration process and as of the Commencement Date of the Extension Term the amount of the fair market rent has not been determined, Tenant shall pay the amount determined by Landlord to be the fair market rent for the Premises and when the determination has actually been made, an appropriate retroactive adjustment shall be made as of the Commencement Date of the Extension Term.  In the event that such determination shall result in an overpayment by Tenant of any Fixed Rent, such overpayment shall be paid by Landlord to Tenant promptly after such determination.

(e)                                  If Landlord notifies Tenant that the Fixed Rent for the Extension Term shall be equal to the Original Term Escalated Rent, then the foregoing provisions of this Section 36.02 shall be inapplicable and of no force or effect.

36.03.                  Except as provided in Section 36.01 hereof, and unless the context shall otherwise require, Tenant’s occupancy of the Premises during the Extension Term shall be on the same terms and conditions as are in effect immediately prior to the expiration of the initial term of this lease provided, however, (i) Tenant shall have no further right to extend the term of this lease pursuant to this Article 36, (ii) Tenant shall not be entitled to any abatement of Fixed Rent or Additional Charges or any of the work, allowances or credits provided for in Article 2 hereof, and (iii) the Fixed Rent, Operating Payments and Tax Payments during the Extension Term shall be determined as provided in subsection 36.01(b) hereof.

36.04.                  If Tenant does not timely send the Extension Notice pursuant to the provisions of Section 36.01 hereof, this Article 36 shall have no force or effect and shall be deemed deleted from this lease.  Time shall be of the essence with respect to the giving of the Extension Notice.  The termination of this lease during the initial term hereof shall also terminate and render void any option or right on Tenant’s part to extend the term of this lease pursuant to this Article 36 whether or not such option or right shall have theretofore been exercised; provided, however, if Tenant shall have exercised any option prior to a termination by reason of Tenant’s default hereunder, then damages shall be calculated pursuant to Article 24 hereof as if said options were validly effectuated.  None of Tenant’s options or elections set forth in this Article 36 may be severed from this lease or separately sold, assigned or transferred.

36.05.                  If Tenant exercises its right to extend the term of this lease for the Extension Term pursuant to this Article 36, the phrases “the term of this lease” or the “term hereof” as used in this lease, shall be construed to include the Extension Term, and the Expiration Date shall be construed to be the date of the expiration of the Extension Term.

36.06.                  If this lease is renewed for the Extension Term, then Landlord or Tenant can request the other party hereto to execute, acknowledge and deliver, and the other party shall so execute, acknowledge and deliver an instrument in form for recording setting forth the exercise of Tenant’s right to extend the term of this lease and the last day of the Extension Term.

36.07.                  Notwithstanding any language to the contrary contained in this lease, Landlord and Tenant agree that the rights contained in this Article 36 are for the sole benefit of the Named Tenant and no person or entity other than the Named Tenant (and Landlord or Landlord’s designee if Landlord or its designee shall receive an assignment of this lease pursuant to the provisions of Section 7.07 hereof) shall be entitled to exercise any right granted by this Article 36.

ARTICLE 37

The Lower Manhattan Plan

37.01.                  (a)                                  (i)                                     For purposes of this Article 37, unless otherwise defined in this Lease, all terms used herein shall have the meanings ascribed to them in Title 4 of Article 4 of the New York Real Property Tax Law (herein called the “Lower Manhattan Plan”).

(ii)                                  For purposes of the Lower Manhattan Plan, Tenant’s Percentage Share shall mean Tenant’s Share (i.e., 2.1%).

(b)                                 (i)                                     For so long as Tenant continues to be eligible for the real estate tax abatement benefits of the Lower Manhattan Plan (herein called the “LMP Abatement Benefits”) with respect to the demised premises, Landlord agrees to comply with the provisions and requirements of the Lower Manhattan Plan and the rules promulgated thereunder as same relate to the demised premises and to Landlord (in connection with Tenant’s eligibility for the LMP Abatement Benefits); provided, however, that Tenant shall promptly pay to Landlord, as additional rent hereunder, the amount of any out-of-pocket costs incurred by Landlord in connection with such compliance, including, without limitation, the amount of any administrative charges or fees imposed by the New York City Department of Finance (herein called the “Department”) in connection with such compliance.

(ii)                                  Tenant agrees to comply with the provisions and requirements of the Lower Manhattan Plan and the rules promulgated thereunder as same relate to the demised premises; and Tenant shall indemnify and hold harmless Landlord and all Superior Lessors and Superior Mortgagees and its and their respective partners, directors, officers, principals, shareholders, agents and employees from and against any and all claims arising from or in connection with Tenant’s failure to so comply, together with all costs, expenses and liabilities incurred in connection with each such claim or action or proceeding brought thereon, including, without limitation, all attorneys’ fees and expenses.

(c)                                  (i)                                     In accordance with the Lower Manhattan Plan and notwithstanding anything to the contrary contained in this Lease, Landlord agrees to allow Tenant a credit against the fixed annual rent and the recurring additional rent (including Tax Payments) payable by Tenant hereunder in an amount that, in the aggregate, equals the full amount of any abatement of real estate taxes granted for the demised premises pursuant to the Lower Manhattan Plan and actually received by Landlord (herein called the “Actual LMP Benefits”).  Landlord shall, within thirty (30) days after its receipt of the Actual LMP Benefits, credit the full amount thereof against the next installment(s) of fixed annual rent and/or additional rent becoming due hereunder.

(ii)                                  Tenant shall promptly pay to Landlord, as additional rent hereunder, the amount of all or any portion of the Actual LMP Benefits that have been credited against fixed annual rent and/or additional rent becoming due hereunder, and which are thereafter revoked (including, without limitation, if such Actual LMP Benefits are revoked due to the exercise by Tenant of its right to assign or sublease pursuant to Article 7 hereof), together with any interest and/or penalties imposed against Landlord in connection with such Actual LMP Benefits.

(d)                                 (i)                                     In accordance with Section 499-C(5) of the Lower Manhattan Plan, Landlord agrees and informs Tenant that the availability of the LMP Abatement Benefits are subject to the following:

(1)                                  an application for abatement of real property taxes pursuant to Title 4 of Article 4 of the New York Real Property Tax Law will be made for the demised premises;

(2)                                  the rent, including amounts payable by Tenant for real property taxes, will accurately reflect any abatement of real property taxes granted pursuant to Title 4 of Article 4 of the New York Real Property Tax Law for the demised premises;

(3)                                  at least thirty-five ($35) dollars per square foot must be spent on improvements to the demised premises and the common areas; and

(4)                                  all abatements granted with respect to the Building pursuant to Title 4 of Article 4 of the New York Real Property Tax Law will be revoked if, during the Benefit Period, real estate taxes or water or sewer charges or other lienable charges are unpaid for more than one year, unless such delinquent amounts are paid as provided in subdivision four of section four hundred ninety-nine-f of Title 4 of the New York Real Property Tax Law.

(ii)                                  Nothing contained herein (including, without limitation, the provisions of Section 37.01(d)(i)(3) hereof), shall be construed to impose any obligation on Landlord to perform, or (except as provided in the next sentence) to incur any cost for, any improvements to the demised premises and/or the common areas to establish Tenant’s eligibility for the LMP Abatement Benefits.  Landlord hereby acknowledges and agrees that Tenant may apply all or any portion of the Work Allowance toward satisfying the requirement of the Lower Manhattan Plan that at least thirty-five ($35) dollars per square foot be spent on improvements to the demised premises and the common areas.

(e)                                  Landlord covenants and agrees that (i) Landlord shall timely pay all real estate taxes, water and sewer charges and other lienable charges that become due and payable during the period for which Tenant is entitled to receive the LMP Abatement Benefits and (ii) there shall be no real estate taxes, water and sewer charges or other lienable charges due and owing with respect to the Land or the Building on the date the Abatement Application (as hereinafter defined) is filed with the Department, unless such real property taxes or charges are being paid in timely installments pursuant to a written agreement with the Department or other appropriate agency.

(f)                                    (i)                                     Landlord, upon not less than ten (10) Business Days advance written notice from Tenant, agrees to cooperate with Tenant to execute, deliver and file, together with the Abatement Application (as hereinafter defined), the affidavit required by Section 499-C(7) of the Lower Manhattan Plan.

(ii)                                  Landlord, upon not less than ten (10) Business Days advance written notice from Tenant, agrees to cooperate with Tenant to execute, deliver and file, on a timely basis, an application (the “Abatement Application”) for a certificate of abatement in accordance with Section 499-D of the Lower Manhattan Plan.  Landlord further agrees to provide all other information required by the Department pursuant to Section 499-D of the Lower Manhattan Plan and to otherwise comply with the provisions of said Section 499-D.

(iii)                               For so long as Tenant continues to be eligible for the LMP Abatement Benefits with respect to the demised premises, Landlord, upon not less than ten (10) Business Days advance written notice from Tenant, agrees to cooperate with Tenant to annually execute, deliver and file a certificate of continuing eligibility in accordance with Section 499-F of the Lower Manhattan Plan.

(iv)                              Tenant shall promptly pay to Landlord, as additional rent hereunder, the amount of any out-of-pocket costs incurred by Landlord in connection with the performance of Landlord’s obligations pursuant to this Section 37.01(f), including, without limitation, the amount of any administrative charges or fees imposed by the Department in connection with such compliance.

(g)           In the event that Landlord shall default in the performance or observance of any of the covenants, terms, provisions or conditions on its part to be performed or observed under this Article 37, this Lease shall remain unaffected thereby and shall continue in full force and effect, and Landlord’s liability for such default, if any, shall be limited to the payment of damages which shall in no event exceed the aggregate amount of the LMP Abatement Benefits with respect to the demised premises to which Tenant would have been entitled but for such default.

(h)           Notwithstanding anything contained in this Article 37, Landlord makes no representation or warranty as to the amount, if any, of Actual LMP Benefits that will be received by Landlord.

ARTICLE 38

Layout and Finish

38.01.                  (a)                                  Tenant hereby covenants and agrees that Tenant will, at Tenant’s own cost and expense, and in a good and workmanlike manner, make and complete the work and installations in and to the Premises set forth below appropriate for a first class office building in the Borough of Manhattan, City of New York.

(b)                                 Tenant, at Tenant’s expense, shall prepare a final plan or final set of plans and specifications (which said final plan or final set of plans, as the case may be, and specifications are herein called the “final plan”) which shall contain complete information and dimensions necessary for the construction and finishing of the Premises and for the engineering in connection therewith.  The final plan shall be submitted by Tenant to Landlord no later than ninety (90) days from the date hereof, for Landlord’s written approval, which approval shall not be unreasonably withheld or delayed.  If Landlord shall disapprove the final plan, Landlord shall set forth its reasons for such disapproval and itemize those portions of the final plan so disapproved.  Without limitation of any other provisions of this lease, Landlord may withhold its consent if the final plan prepared by Tenant pursuant hereto involves the performance of work or the installation in the Premises of materials or equipment which do not equal or exceed the standard of quality appropriate for a first class office building in the Borough of Manhattan, City of New York adopted by Landlord for the Building.  At such time as Tenant submits the final plans to Landlord for Landlord’s approval Tenant shall advise Landlord in writing of the general contractor(s) or construction manager which Tenant is considering using for the performance of Tenant’s Work; which such general contractors shall, to the extent permitted by law, use employees for Tenant’s Work who will work harmoniously with other employees on the job.  Subject to the provisions of Section 38.02(c) and Article 11, such general contractor(s) and all subcontractors shall be subject to Landlord’s prior written approval.

(c)                                  In accordance with the final plan, Tenant, at Tenant’s expense, will make and complete in and to the Premises (herein sometimes called the “Work Area”) the work and installations (herein called “Tenant’s Work”) specified in the final plan.  Tenant agrees that Tenant’s Work will be performed with the least possible disturbance to the occupants of other parts of the Building and to the structural and mechanical parts of the Building and Tenant will, at its own cost and expense leave all structural and mechanical parts of the Building which shall or may be affected by Tenant’s Work in good operating condition.  Tenant, in performing Tenant’s Work will, at its own cost and expense, promptly comply with all laws, rules and regulations of all public authorities having jurisdiction in the Building with reference to Tenant’s Work.  Tenant shall not do or fail to do any act which shall or may render the Building of which the Premises are a part, liable to any mechanic’s lien or other lien and if any such lien or liens be filed against the Building of which the Premises are a part, or against Tenant’s Work, or any part thereof, Tenant will, at Tenant’s own cost and expense, promptly remove the same of record in accordance with the provisions of Article 11 hereof; or in default thereof, Landlord may cause any such lien or liens to be removed of record by payment of bond or otherwise, as Landlord may elect, and Tenant will reimburse Landlord for all costs and expenses incidental to the removal of any such lien or liens incurred by Landlord.  Landlord agrees to notify Tenant promptly of any lien of which Landlord receives notice.  Tenant shall indemnify and save harmless Landlord for all costs and expenses incidental to the removal of any such lien or liens incurred by Landlord.  Except and to the extent that Tenant’s Work shall be performed by Landlord, Tenant shall indemnify and save harmless Landlord of and from all claims, counsel fees, loss, damage and expenses whatsoever by reason of any liens, charges or payments of any kind whatsoever that may be incurred or become chargeable against Landlord or the Building of which the Premises are a part, or Tenant’s Work or any part thereof, by reason of any work done or to be done or materials furnished or to be furnished to or upon the Premises in connection with Tenant’s Work.  Tenant hereby covenants and agrees to indemnify and save harmless Landlord of and from all claims, counsel fees, loss, damage and expenses whatsoever by reason of any injury or damage, howsoever caused, to any person or property occurring prior to the completion of Tenant’s Work or occurring after such completion, as a result of anything done or omitted in connection therewith or arising out of any fine, penalty or imposition or out of any other matter or thing connected with any work done or to be done or materials furnished or to be furnished in connection with Tenant’s Work.  At any and all times during the progress of Tenant’s Work, Landlord shall be entitled to have a representative or representatives on the site to inspect Tenant’s Work and such representative or representatives shall have free and unrestricted access to any and every part of the Premises; provided, however, that Landlord shall incur no liability, obligation or responsibility to Tenant or any third party by reason of such access and inspection.

(d)                                 Tenant shall at Tenant’s sole cost and expense file all necessary architectural plans and obtain all necessary approvals and permits in connection with Tenant’s Work being performed by it pursuant to this Article.  Landlord shall cooperate upon Tenant’s request with Tenant’s efforts to obtain all necessary permits provided that Landlord shall incur no expense nor any liability in connection therewith.

38.02.                  The following conditions shall also apply to Tenant’s Work:

(a)                                  all Tenant’s Work shall be of material, manufacture, design, capacity and color at least the standard appropriate for a first class office building comparable to the Building (herein called “Building Standard”);

(b)                                 Tenant, at Tenant’s expense shall (i) file all required architectural, mechanical and electrical drawings and obtain all necessary permits, and (ii) furnish and perform all engineering and engineering drawings in connection with Tenant’s Work.  Tenant shall obtain Landlord’s approval of the drawings referred to in clauses (i) and (ii) of this subsection 38.02(b) which approval shall not be unreasonably withheld or delayed.

(c)                                  Tenant shall use the engineer designated by Landlord with respect to the preparation of Tenant’s engineering drawings in connection with Tenant’s Work; Tenant shall use the contractors designated by Landlord in connection with the performance of all electrical and mechanical work to be performed in the Premises as a portion of Tenant’s Work.

(d)                                 All Tenant’s Work shall be performed by Tenant in accordance with Article 11 hereof and the Alterations Rules and Regulations attached hereto as Exhibit E.

38.03.                  It is understood that of the services to be furnished by Landlord referred to in Article 15 hereof, Landlord shall not furnish any cleaning services until Tenant commences occupancy of the Premises for the conduct of its business.  Tenant shall be responsible for removal of Tenant’s refuse and rubbish during the period that Tenant’s Work is in progress in the Premises.

38.04.                  Landlord shall be reimbursed by Tenant, as additional rent hereunder, for any costs or expenses paid or incurred by Landlord in connection with any request by Tenant (which shall be in writing) that Landlord cooperate with Tenant or render assistance to Tenant in connection with the performance of any Tenant’s Work.

38.05.                  (a)                                  Landlord shall allow Tenant an allowance in the amount of SIX HUNDRED SEVENTY-SIX THOUSAND EIGHT HUNDRED FORTY-FIVE and 00/100 ($676,845.00) DOLLARS (herein called the “Work Allowance”), which Work Allowance shall be applied solely against the cost and expense of the actual construction work performed by Tenant in connection with Tenant’s Work in the Premises (and work performed by Tenant as licensee under that certain “License Agreement” [as hereinafter defined]), which shall include the installation costs for telephone wiring, network and audio-visual cabling; provided, however, that Tenant shall have the right to apply up to an aggregate of One Hundred Thirty-Five Thousand Three Hundred Sixty Nine and 00/100 ($135,369.00) Dollars of the Work Allowance to design consultant’s, architect’s and engineer’s fees and Tenant’s reasonable out-of-pocket moving expenses incurred to relocate

Tenant’s furniture, fixtures and equipment to the Premises (collectively, “Soft Costs”).  In the event that the cost and expense of such actual construction work and Soft Costs shall exceed the amount of the Work Allowance, Tenant shall be entirely responsible for such excess.  If Tenant does not use all or any part of the Work Allowance for Tenant’s Work and Soft Costs, then the Work Allowance shall be reduced accordingly.  For purposes hereof, the License Agreement  referred to above means that certain License Agreement, dated as of June 27, 2002, between Zurich American Insurance Company, as licensor, and Tenant, as licensee, covering the fifty-third (53rd) floor of the Building (other than the computer room located thereon).

(b)                                 The Work Allowance shall be payable to Tenant in installments as Tenant’s Work progresses, but in no event more frequently than monthly.  Prior to the payment of any such installment, Tenant shall deliver to Landlord a written request for disbursement which shall be accompanied by (1) paid invoices for the portion of Tenant’s Work referenced in such requisition, (2) a certificate signed by Tenant’s architect and an officer of Tenant certifying that the portion of Tenant’s Work referenced in said requisition and represented by the aforesaid invoices has been satisfactorily completed in accordance with Tenant’s final plan, (3) partial lien waivers (in recordable form and form satisfactory to Landlord) from contractors, subcontractors and all materialmen who shall have performed any such work releasing Tenant for liability for the same.  Landlord shall be permitted to retain from each disbursement an amount equal to 5% of the amount requested to be disbursed by Tenant.  The aggregate amount of the retainages shall be paid by Landlord to Tenant upon completion of Tenant’s Work and upon receipt from Tenant of (i) a certificate signed by Tenant’s architect and an officer of Tenant certifying that Tenant’s Work has been satisfactorily completed in accordance with the final plan, (ii) all Building Department sign-offs, inspection certificates and any permits required to be issued by any governmental entities having jurisdiction thereover, and (iii) a general release from all contractors and subcontractors performing Tenant’s Work releasing Landlord and Tenant from all liability for any Tenant’s Work.

(c)                                  At any and all times during the progress of Tenant’s Work, representatives of Landlord shall have the right of access to the Premises and inspection thereof and Landlord shall have the right to withhold payment of any portion of the Work Allowance representing the reasonably estimated cost of any such work not being performed in a manner reasonably satisfactory to Landlord; provided, however, that Landlord shall incur no liability, obligation or responsibility to Tenant or any third party by reason of such access and inspection.

(d)                                 The Work Allowance is being given for the benefit of Tenant only.  No third party shall be permitted to make any claims against Landlord or Tenant with respect to any portion of the Work Allowance.

ARTICLE 39

Condominium

39.01.                  On or about December 19, 2000, the Land and the Building were subjected to the provisions of Article 9-B of the New York Real Property Law (herein called the “Condominium Act”), thereby creating The One Liberty Plaza Condominium (herein called the “Condominium”) in accordance with that certain Declaration Establishing a Plan for Condominium Ownership of Premises Located at One Liberty Plaza, New York, New York Pursuant to Article 9-B of the Real Property Law of the State of New York (herein called the “Condominium Declaration”).  The units of the Condominium are sometimes referred to herein individually as a “Unit” and collectively as “Units.”  The Condominium was formed for the sole purpose of facilitating the receipt by a tenant of the Building (herein called the “Tax-Benefit Tenant”) of certain tax benefits, which was accomplished by: (i) creating the Condominium, (ii) conveying the Units containing the premises theretofore demised to the Tax-Benefit Tenant (herein called the “IDA Units”) to the New York City Industrial Development Agency (herein called the “IDA”), a tax-exempt entity, with Landlord retaining a reversionary interest and (iii) requiring the IDA to immediately lease back the IDA Units to Landlord pursuant to a lease demising to Landlord all of benefits and burdens of ownership of the IDA Units (herein called, together with any additional such leases that may be entered into as set forth in the immediately following sentence hereof, the “IDA Leaseback”).  Pursuant to Landlord’s lease with the Tax-Benefit Tenant (herein called the “Tax-Benefit Lease”), Landlord may from time to time convey additional Units to the IDA in the same manner as set forth in the immediately preceding sentence in connection with the leasing of additional premises in the Building to the Tax-Benefit Tenant.

39.02.                  As more particularly set forth in the Condominium Declaration, it is intended that Landlord, as either the owner or the holder of an IDA Leaseback with respect to all of the Units of the Condominium, will operate the entire Land and the entire Building as if Landlord were the owner of the entire Land and the entire Building and the Land and the Building were not owned in the condominium form of ownership.  Accordingly, the terms and conditions of this Lease shall be administered in the same manner as would be the case if Landlord were the sole fee simple owner of the Land and the Building outside the condominium form of ownership and nothing contained in the Condominium Declaration (including, without limitation, the By-Laws of the Condominium annexed thereto), as same may be amended from time to time, shall be construed to increase Tenant’s obligations or diminish Tenant’s rights under this Lease.

39.03.                  On or about December 19, 2000, Landlord’s predecessor-in-interest, WFP One Liberty Plaza Co. L.P., entered into an agreement with The City of New York (herein called the “Tax Agreement”) pursuant to which, notwithstanding the subdivision of the  pre-existing single tax lot for the Land and the Building (herein called the “Existing Tax Lot”) into individual tax lots for each of the Units (herein called the “New Tax Lots”) in connection with the formation of the Condominium:

(i)                  the aggregate assessed real estate tax value (herein called the “Aggregate Value”) of the New Tax Lots will be the same as the assessed value that the Existing Tax Lot would have received from time to time had the Existing Tax Lot not been subjected to condominium status and not been subdivided into the New Tax Lots;

(ii)               each New Tax Lot will have an assessed real estate tax value equal to its share of the Aggregate Value, which will be the same percentage share assigned to the corresponding Unit in the Condominium Declaration;

(iii)            Landlord will have the right to contest the Aggregate Value only with respect to all of the New Tax Lots in the aggregate, and will not have the right to contest the assessed real estate tax value for one or more Units on an individual basis;

(iv)           the City of New York will accept as valid a single application for review of assessed valuation and a single petition for judicial review of assessed valuation, each of which shall (x) aggregate the assessments of the New Tax Lots, (y) state a single aggregated value for the aggregated New Tax Lots and (z) be a single request for assessment reduction of the Aggregate Value of the New Tax Lots;

(v)              any reductions in the Aggregate Value will be apportioned in accordance with the percentage shares assigned to the Units in the Condominium Declaration; and

(vi)           the income and expense statements required pursuant to Section 11-208.1 of the Administrative Code of the City of New York and any other statements, documents or instruments required to be submitted by Landlord relating to the assessment of real estate taxes shall in each case be submitted for all of the New Tax Lots as a single whole, and not for any individual Unit.

39.04.                  Notwithstanding anything to the contrary contained in this Lease, for purposes of applying the provisions of Article 3 of the Lease with respect to the calculation of the Tax Payment payable by Tenant from time to time, Landlord and Tenant hereby agree that the Taxes “payable” by Landlord for any Tax Year shall be deemed to be the same amount of Taxes that would otherwise be “payable” by Landlord with respect to the Real Property but for the exemption of any IDA Units from one or more components of Taxes for such Tax Year (i.e., as if the Land and the Building had not been subjected to the provisions of the Condominium Act).  Thus, there shall be added to the Taxes actually payable by Landlord with respect to any such Tax Year,  the aggregate amount of Taxes from which any IDA Units are exempted for such Tax Year (herein called the “Exempted Tax Amount”).  In computing the Exempted Tax Amount, any tax abatement or exemption that would otherwise apply to the IDA Units, but for their pre-existing exemption from Taxes, shall be taken into account.  Thus, for example, if in any Tax Year the City of New York institutes a program providing for an across-the-board five percent (5%) abatement of Taxes payable with respect to commercial office buildings in Manhattan, said five percent (5%) abatement shall be taken into account in computing the Exempted Tax Amount.

39.05.                  Notwithstanding anything to the contrary contained in this Lease, the provisions of the first sentence of Section 3.02(b) of the Lease shall not apply to any refund of Taxes received by Landlord for any Tax Year if and to the extent that such refund consists of Taxes paid with respect to any IDA Unit for a period of time that such IDA Unit was exempt from such Taxes (e.g., if an IDA Unit is conveyed by Landlord to the IDA, there is a delay in taking such IDA Unit off of the City’s tax rolls and Taxes are paid by Landlord with respect to such IDA Unit for a period with respect to which such IDA Unit is exempt from such Taxes).

39.06.                  Notwithstanding anything to the contrary contained in Section 3.01(e) of this Lease, the term “Operating Expenses” shall not include common charges of the Condominium, if and to the extent that such common charges duplicate or are in excess of amounts otherwise properly includable in Operating Expenses in accordance with the terms and conditions of this Lease (i.e., the determination of whether and to what extent an item of expense is includable as an Operating Expense in accordance with the terms and conditions of this Lease shall be made without regard to whether the amount of such item is payable by Landlord as part of common charges or directly to a third party).

39.07.                  Landlord hereby represents and warrants that (i) the Premises are part of a Unit owned by Landlord; (ii) Landlord has full right, power and authority to enter into this lease and (iii) in no event shall Tenant be responsible for any Operating Payment or Tax Payment in excess of those amounts that would be payable by Tenant pursuant to the provisions of Article 3 hereof in the absence of the condominium form of ownership.

ARTICLE 40

Tenant’s Antenna

40.01.                  Landlord agrees that, subject to all applicable Legal Requirements and further subject to the conditions and limitations hereinafter stipulated, Tenant shall have the right, during the term of this lease, at Tenant’s sole cost and expense, to install on a portion of the rooftop of the Building and to thereafter maintain, repair, and operate a communications antenna or microwave dish (herein called, together with related support structures, wires, cables and other equipment, the “Antenna”) as an incident to the conduct of Tenant’s business in the Premises, provided and on condition that:

(i)                       as of the date that Tenant submits Tenant’s plans and specifications for the Antenna, Landlord shall have available for use by Tenant sufficient space on the roof of the Building, in Landlord’s reasonable judgment, for Tenant’s Antenna;

(ii)                    Landlord, in its reasonable judgment, shall designate the portion of the rooftop for such installation (herein called the “Antenna Space”), and from and after the date that Landlord makes the Antenna Space available to Tenant, Tenant shall pay to Landlord, as Additional Charges, Landlord’s then-customary monthly rent for the use of the Antenna Space (on a pro-rata basis, based on the number of rentable square feet contained in the Antenna Space);

(iii)                 the size and dimensions of the Antenna, including any reasonably required support structures, shall be subject to Landlord’s prior consent, such consent not to be unreasonably withheld or delayed;

(iv)                no such equipment shall extend higher than the parapet of the roof of the Building;

(v)                   the installation and position of such Antenna, including any reasonably required support structures, shall comply with all applicable Legal Requirements and any or all rules, regulations, orders and other requirements of the New York Board of Underwriters and/or the New York Fire Insurance Rating Organization and/or any other similar body performing the same or similar functions and having jurisdiction or cognizance over the Building and/or the Antenna Space, whether now or hereafter in force (herein collectively called the “Antenna Legal Requirements”);

(vi)                the installation of any electrical or communications lines (“Wiring”) and related equipment in connection with the installation and operation of the

Antenna, as well as the manner and location (i.e., routing) of all Wiring and related equipment in connection therewith shall (A) be at Tenant’s sole cost and expense, (B) be subject to Landlord’s prior consent, such consent not to be unreasonably withheld or delayed, (C) comply with the Antenna Legal Requirements and (d) be performed in accordance with all applicable terms, covenants and conditions of this lease, including the provisions of Article 11 hereof;

(vii)             the Antenna, including all support structures, Wiring and related equipment, shall be maintained and kept in repair by Tenant, at Tenant’s sole cost and expense; and

(viii)          all plans and specifications for the work and installations performed by Tenant pursuant to this Article 40, and the manner of installation thereof, shall be subject to the prior approval of Landlord, such approval not to be unreasonably withheld or delayed.  Such work and installations shall be further subject to inspection and reasonable supervision by Landlord.

The parties acknowledge and agree that Tenant’s use of the rooftop of the Building is a nonexclusive use and that Landlord has permitted and may permit, in the future, the use of other portions of the roof by any other persons, firms or corporations for such use as Landlord may determine in its sole discretion, including the installation of other antennas and support equipment.

40.02.                  For the purpose of installing, servicing or repairing the Antenna and related equipment, Tenant shall have access to the rooftop of the Building upon prior reasonable request of Landlord.  All access by Tenant to the rooftop of the Building shall be subject to the reasonable supervision and control of Landlord and to Landlord’s reasonable safeguards for the security and protection of the Building, the Building equipment and installations and equipment of other tenants and occupants of the Building as may be located on the rooftop of the Building.  Landlord shall have the right to assign a Building representative to be present during the duration of Tenant’s access to the roof and Tenant shall pay to Landlord the amount of Landlord’s commercially reasonable charges therefor as Additional Charges hereunder.

40.03.                  Tenant, at Tenant’s sole cost and expense, shall promptly and faithfully obey, observe and comply with all laws, ordinances, regulations, requirements and rules of all duly constituted public authorities in any manner affecting or relating to Tenant’s use of said roof as to the installation, repair, maintenance and operation of the Antenna, including any support structures and related equipment erected or installed by Tenant pursuant to the provisions of this Article 40.  Tenant, at Tenant’s sole cost and expense, shall secure and thereafter maintain all permits and licenses required for the installation, operation, maintenance or replacement of the Antenna, including any support structures and related equipment erected or installed by Tenant pursuant to the provisions of this Article 40, including, without limitation, any approval, license or permit required from the Federal Communications Commission.  In no event shall the maximum level of microwave emissions from the Antenna exceed an amount equal to Tenant’s proportionate share, as reasonably determined by Landlord, of the total microwave emissions allowable for the Building as determined by the governmental authorities having jurisdiction thereof.

40.04.                  Tenant shall pay for all electrical service required for Tenant’s use of the Antenna and related equipment erected or installed by Tenant pursuant to the provisions of this Article 40 in accordance with Article 14 hereof.  Tenant further agrees that such electrical service shall feed off the same supply of electrical energy furnished to the Premises as provided in Article 14 hereof.

40.05.                  The Antenna, including any support structures and related equipment installed by Tenant pursuant to the provisions of this Article 40, shall be Tenant’s personal property, and, upon the expiration or earlier termination of the term of this lease, shall be removed by Tenant at Tenant’s sole cost and expense to the extent required pursuant to and in accordance with the provisions of Section 12.01 hereof.  All Wiring and related electrical equipment installed by Tenant in connection with the installation and operation of the Antenna shall be Tenant’s personal property.  Upon the expiration or earlier termination of the term of this lease, if Landlord so directs by written notice to Tenant, Tenant shall promptly remove such Wiring and electrical equipment as designated in such notice, at Tenant’s sole cost and expense.  Tenant, at Tenant’s sole cost and expense, shall promptly repair any and all damage to the rooftop of the Building and to any other part of the Building caused by or resulting from the installation, maintenance and repair, operation or removal of the Antenna, including any support structures, Wiring and related equipment erected or installed by Tenant pursuant to the provisions of this Article 40, and restore said affected areas to their condition as existed prior to the installation thereof, subject to normal wear and tear and damage by fire or other casualty not caused by Tenant.

40.06.                  Tenant agrees to accept the Antenna Space in its “as is” condition and agrees that Landlord shall be under no obligation to perform any work or incur any expense in connection with the installation, operation or maintenance of the Antenna, including all support structures, Wiring, cabling and related electrical and other equipment, and/or in connection with Tenant’s use of the Antenna Space.  Tenant agrees that Landlord shall not be required to provide any services whatsoever to the Antenna Space or to the rooftop of the Building except as may otherwise be expressly provided in this Article 40.

40.07.                  Tenant covenants and agrees that all installations made by Tenant on the rooftop of the Building or in any other part of the Building pursuant to the provisions of this Article 40 shall be at the sole risk of Tenant, and neither Landlord nor Landlord’s agents or employees shall be liable for any damage or injury thereto caused in any manner, except to the extent caused by the negligence or willful misconduct of Landlord, its agents or employees.

40.08.                  Tenant will, and does hereby, indemnify and save harmless Landlord and its managing agent (and Landlord’s mortgagee, if any) from and against:  (i) any and all claims, reasonable counsel fees, demands, damages, expenses or losses by reason of any liens, orders, claims or charges resulting from any work done, or materials or supplies furnished, in connection with the fabrication, erection, installation, maintenance and operation of the Antenna, including any support structures, Wiring and any related equipment installed by Tenant pursuant to the provisions of this Article 40; and (ii) any and all claims, costs, demands, expenses, fees or suits arising out of accidents, damage, injury or loss to any and all persons and property, or either, whomsoever or whatsoever resulting from or arising in connection with the erection, installation, maintenance and operation and repair of the Antenna, including any support structures, Wiring and related equipment installed by Tenant  pursuant to the provisions of this Article 40, except to the extent caused by the negligence or willful misconduct of Landlord, its agents or employees.  If the Antenna is installed, Tenant shall obtain and thereafter maintain during the term of this lease insurance coverage for the benefit of Landlord and its managing agent (and Landlord’s mortgagee, if any) in such amount and of such type as Landlord may reasonably require and which is consistent with that required by landlords of comparable buildings in lower Manhattan.  If any installations referred to in this Article 40 should revoke, negate or in any manner impair or limit any roof warranty or guaranty obtained by Landlord, then Tenant shall reimburse Landlord for any loss or damage sustained or costs or expenses incurred by Landlord as a result thereof.

40.09.                  Tenant covenants and agrees that the Antenna, including any support structures, Wiring and related electrical equipment to be installed by Tenant, shall not interfere with or adversely affect any of Landlord’s equipment, installations, lines or machinery, or the use, repair, maintenance or removal thereof.  Tenant shall cooperate reasonably with any other tenant or person (herein called a “Roof User”) having equipment, installations, lines or machinery on the roof of the Building (herein called “Rooftop Installations”) so as not to cause (or to eliminate) any interference or adverse effect caused to such Rooftop Installations or the use, repair, maintenance or removal thereof by the Antenna, and Landlord shall cooperate reasonably and shall use reasonable efforts to cause any Roof User to cooperate reasonably with Tenant so as not to cause (or to eliminate) any interference or adverse effect caused to the Antenna or the use, repair, maintenance or removal thereof by Landlord’s or such Roof User’s Rooftop Installations.

40.10.                  Tenant acknowledges being advised by Landlord that Landlord has granted, and shall be granting, to third parties, various rights and licenses to utilize various portions of the Building and rooftop thereof for the installation of microwave dishes, satellite communications equipment, whip antennae and other communications equipment and related equipment (all of the foregoing are herein collectively referred to as “Other Communications Equipment”) and that, inasmuch as Landlord’s ability to facilitate the installation and operation of such Other Communications Equipment will be of paramount importance to Landlord, Landlord shall have the right, at any time and from time to time during the term of this lease, upon thirty (30) days’ prior written notice to Tenant, to relocate the Antenna to other areas of the Building and rooftop thereof as Landlord in its sole discretion may determine so as to accommodate such Other Communications Equipment on the roof of the Building and so as to eliminate, or not to create, problems of interference with respect to or between Other Communications Equipment now, or in the future, installed on the roof or other areas of the Building.  Such relocation shall, to the extent practicable, be performed during hours other than Tenant’s regular business hours so as to minimize any disruption of Tenant’s normal business activities and except for such downtime such relocation shall not prevent Tenant from using its Antenna for its original intended purpose, without any material decrease in the quality of communications or material increase in the cost of operating, maintaining, repairing and removing the Antenna.  Tenant shall cooperate with Landlord to effectuate the relocation of Tenant’s Antenna, including any support structures and related equipment as shall be required by Landlord.  All costs involved in such relocation shall be borne by Landlord and such relocation shall be performed by Landlord in compliance with all applicable Legal Requirements.

40.11.                  Tenant shall not be permitted to assign or transfer all or any portion of the rights granted to Tenant pursuant to this Article 40 or to permit all or any portion of the Antenna Space to be used or occupied by any person or entity other than Tenant, unless Tenant assigns this lease to the party to whom such rights are assigned or transferred pursuant to Article 7 hereof or unless Tenant subleases all or substantially all of the Premises pursuant to Article 7 hereof, in which case such subtenant shall have the rights of Tenant hereunder for so long as such sublease shall be in full force and effect.

[NEXT PAGE IS SIGNATURE PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this lease as of the day and year first above written.

BFP ONE LIBERTY PLAZA CO. LLC, Landlord

By:	WFP One Liberty Plaza Co. L.P., its sole member

By: WFP One Liberty Plaza Co. G.P. Corp., its general partner

By: /s/ Jeremiah B. Larkin
Name: Jeremiah B. Larkin
Title: Senior Vice President
Director of Leasing

ARCH INSURANCE COMPANY, Tenant

By:	/s/ Ramin Taraz
Name: Ramin Taraz
Title: Controller

Tenant’s Federal Identification Number:

STATE OF NEW YORK	)
	)	ss.
COUNTY OF NEW YORK	)

On the           day of                       in the year 2002, before me, the undersigned, a Notary Public in and for said state, personally appeared                                                 personally known to me or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies) as                        of                                                     , and that by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Notary Public

STATE OF NEW YORK	)
	)	ss.
COUNTY OF NEW YORK	)

On the           day of                       in the year 2002, before me, the undersigned, a Notary Public in and for said state, personally appeared                                                 personally known to me or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies) as                        of                                                     , and that by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Notary Public

EXHIBIT A

Description of Land

ALL those certain plots, pieces or parcels of land, situate, lying and being in the Borough of Manhattan, City of New York, County of New York, State of New York, bounded and described as follows:

Beginning at the corner formed by the intersection of the southerly side of Cortlandt Street and the westerly side of Broadway;

thence Westerly along the southerly line of Cortlandt Street as now established, 315 feet 5-1/4 inches to its intersection with the easterly side of Church Street;

thence Southerly along the said easterly side of Church Street, 226 feet 5-1/4 inches to the northerly side of Liberty Street as now established;

thence Easterly along said northerly side of Liberty Street as now established, 290 feet 5-5/8 inches to its intersection with the westerly side of Broadway;

thence Northerly along the said westerly side of Broadway, 226 feet 1-3/8 inches to the corner first mentioned, at the point or place of Beginning.

Beginning at the corner formed by the intersection of the westerly side of Broadway as now established and the southerly side of Liberty Street; running thence Westerly along the said southerly side of Liberty Street, 286 feet 7-7/8 inches to its intersection with the easterly side of Trinity Place;

thence Southerly along the said easterly side of Trinity Place, 95 feet 5-1/4 inches to its intersection with the northerly side of Cedar Street;

thence Easterly along the said northerly side of Cedar Street, 278 feet 7-5/8 inches to its intersection with the westerly side of Broadway as now established;

thence Northerly along the said westerly side of Broadway as now established, 94 feet 6-5/8 inches to the corner first mentioned, at the point or place of Beginning.

A-1

EXHIBIT B

Floor Plan of Premises

B-1

EXHIBIT C

[Intentionally Omitted]

X-1

EXHIBIT D

Rules and Regulations

1.                           The rights of each tenant in the entrances, corridors, elevators and escalators servicing the Building are limited to ingress to and egress from such tenant’s premises for the tenant and its employees, licensees and invitees, and no tenant shall use, or permit the use of, the entrances, corridors, escalators or elevators for any other purpose.  No tenant shall invite to the tenant’s premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the plazas, entrances, corridors, escalators, elevators and other facilities of the Building by any other tenants.  Fire exits and stairways are for emergency use only, and they shall not be used for any other purpose by the tenants, their employees, licensees or invitees.  No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of any of the sidewalks, plazas, entrances, corridors, escalators, elevators, fire exits or stairways of the Building.  Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it in its reasonable judgment deems best for the benefit of the tenants generally.

2.                           Landlord may refuse admission to the Building outside of Business Hours on Business Days (as such terms are defined in the lease to which this Exhibit is attached) to any person not known to the watchman in charge or not having a pass issued by Landlord or the tenant whose premises are to be entered or not otherwise properly identified, and Landlord may require all persons admitted to or leaving the Building outside of Business Hours on Business Days to provide appropriate identification.  Tenant shall be responsible for all persons for whom it issues any such pass and shall be liable to Landlord for all acts or omissions of such persons.  Any person whose presence in the Building at any time shall, in the reasonable judgment of Landlord, be prejudicial to the safety, character or reputation of the Building or of its tenants may be denied access to the Building or may be ejected therefrom.  During any invasion, riot, public excitement or other commotion, Landlord may prevent all access to the Building by closing the doors or otherwise for the safety of the tenants and protection of property in the Building.

3.                           Intentionally omitted.

4.                           Subject to the provisions of the Lease, the cost of repairing any damage to the public portions of the Building or the public facilities or to any facilities used in common with other tenants, caused by a tenant or its employees, agents, contractors, licensees or invitees, shall be paid by such tenant.

5.                           No awnings or other projections shall be attached to the outside walls of the Building.  No curtains, blinds, shades or screens which are different from the standards adopted by Landlord for the Building shall be attached to or hung in, or used in connection with, any exterior window or door of the premises of any tenant, without the prior written consent of Landlord.  Such curtains, blinds, shades or screens must be of a quality, type, design and color, and attached in the manner reasonably approved by Landlord.

6.                           No lettering, sign, advertisement, notice or object shall be displayed in or on the exterior windows or doors, or on the outside of any tenant’s premises, or at any point inside any tenant’s premises where the same might be visible outside of such premises, without the prior written consent of Landlord.  In the event of the violation of the foregoing by any tenant, Landlord may remove the same without any liability, and may charge the expense incurred in such removal to the tenant violating this rule.  Interior signs, elevator cab designations and lettering on doors and the Building directory shall, if and when approved by Landlord, be inscribed, painted or affixed for each tenant by Landlord at the expense of such tenant, and shall be of a size, color and style acceptable to Landlord.

7.                           The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by any tenant, nor shall any bottles, parcels or other articles be placed on the window sills or on the peripheral air conditioning enclosures, if any.

8.                           No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules.

9.                           No bicycles, vehicles, animals (other than dogs which assist blind or hearing impaired individuals), fish or birds of any kind shall be brought into or kept in or about the premises of any tenant or the Building.

10.                     No noise, including, but not limited to, music or the playing of musical instruments, recordings, radio or television, which, in the judgment of Landlord, might disturb other tenants in the Building, shall be made or permitted by any tenant.  Nothing shall be done or permitted in the premises of any tenant which would impair or interfere with the use or quiet enjoyment by any other tenant of any other space in the Building.

11.                     No tenant, nor any tenant’s contractors, employees, agents, visitors or licensees, shall at any time bring into or keep upon the premises or the Building any inflammable, combustible, explosive or otherwise dangerous fluid, chemical or substance.

12.                     Except as may be otherwise provided in the Lease, additional locks or bolts of any kind which shall not be operable by the Grand Master Key for the Building shall not be placed upon any of the doors or windows by any tenant, nor shall any changes be made in locks or the mechanism thereof which shall make such locks inoperable by said Grand Master Key.  Landlord shall be liable for its negligent use of the Grand Master key by any of Landlord’s employees, agents or contractors.  Additional keys for a tenant’s premises and toilet rooms shall be procured only from Landlord at Landlord’s cost therefor.  Each tenant shall, upon the termination of its tenancy, turn over to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys furnished by Landlord, such tenant shall pay to Landlord the cost thereof.

13.                     All removals, or the carrying in or out of any safes, freight, furniture, packages, boxes, crates or any other object or matter of any description must take place during such hours and in such elevators, and in such manner as Landlord or its agent may determine from time to time.  The persons employed to move safes and other heavy objects shall be reasonably acceptable to Landlord and, if so required by law, shall hold a Master Rigger’s license.  Arrangements will be made by Landlord with any tenant for moving large quantities of furniture and equipment into or out of the Building.  All out of pocket labor and engineering costs incurred by Landlord in connection with any moving specified in this rule, including a reasonable charge for overhead and profit, shall be paid by tenant to Landlord, on demand.

14.                     Landlord reserves the right to inspect all objects and matter to be brought into the Building and to exclude from the Building all objects and matter which violate any of these Rules and Regulations or the lease of which this Exhibit is a part.  Landlord may require any person leaving the Building with any package or other object or matter to submit a pass, listing such package or object or matter, from the tenant from whose premises the package or object or matter is being removed, but the establishment and enlargement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of such tenant.  Landlord shall in no way be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the premises or the Building under the provisions of this Rule or of Rule 2 hereof.

15.                     No tenant shall occupy or permit any portion of its premises to be occupied as an office for a public stenographer or public typist, or for the possession, storage, manufacture, or sale of liquor, narcotics, dope, tobacco in any form, or as a barber, beauty or manicure shop, or as a public school.  No tenant shall use or permit its premises or any part thereof to be used, for manufacturing, or the sale at retail or auction of merchandise, goods, or as a public school.  No tenant shall use or permit its premises or any part thereof to be used, for manufacturing, or the sale at retail or auction of merchandise, goods or property of any kind.

16.                     Landlord shall have the right to prohibit any advertising or identifying sign by any tenant which, in Landlord’s reasonable judgment, will impair the reputation of the Building or its desirability as a building for others, and upon written notice from Landlord, such tenant shall refrain from and discontinue such advertising or identifying sign.

17.                     Landlord shall have the right to prescribe the weight and position of safes and other objects of excessive weight, and no safe or other object whose weight exceeds the lawful load for the area upon which it would stand shall be brought into or kept upon any tenant’s premises.  If, in the judgment of Landlord, it is necessary to distribute the concentrated weight of any heavy object, the work involved in such distribution shall be done at the expense of the tenant and in such manner as Landlord shall determine.

18.                     No machinery or mechanical equipment other than ordinary portable business machines may be installed or operated in any tenant’s premises without Landlord’s prior written consent which consent shall not be unreasonably withheld or delayed, and in no case (even where the same are of a type so excepted or as so consented to by Landlord) shall any machines or mechanical equipment be so placed or operated as to disturb other tenants; but machines and mechanical equipment which may be permitted to be installed and used in a tenant’s premises shall be equipped, installed and maintained by such tenant as to prevent any disturbing noise, vibration or electrical or other interference from being transmitted from such premises to any other area of the Building.

19.                     Landlord, its contractors, and their respective employees, shall have the right to use, without charge therefor, all light, power and water in the premises of any tenant while cleaning or making repairs or alterations in the premises of such tenant.

20.                     No premises of any tenant shall be used for lodging or sleeping or for any immoral or illegal purpose.

21.                     The requirements of tenants will be attended to only upon application at the office of the Building.  Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from Landlord.

22.                     Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to the extent reasonably practicable to prevent the same.

23.                     No tenant shall cause or permit any unusual or objectionable odors to emanate from its premises which would annoy other tenants or create a public or private nuisance.  No cooking shall be done in the premises of any tenant except as is expressly permitted in such tenant’s lease.

24.                     Nothing shall be done or permitted in any tenant’s premises, and nothing shall be brought into or kept in any tenant’s premises, which would impair or interfere with any of the Building’s services or the proper and economic heating, ventilating, air conditioning, cleaning or other servicing of the Building or the premises, or the use or quiet enjoyment by any other tenant of any other premises, nor shall there be installed by any tenant any ventilating, air-conditioning, electrical or other equipment of any kind which, in the reasonable judgment of Landlord, might cause any such impairment or interference.

25.                     No acids, vapors or other materials shall be discharged or permitted to be discharged into the waste lines, vents or flues of the Building which may damage them.  The water and wash closets and other plumbing fixtures in or serving any tenant’s premises shall not be used for any purpose other than the purposes for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein.  Subject to the provisions of the Lease, all damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.  Any cuspidors or containers or receptacles used as such in the premises of any tenant or for garbage or similar refuse, shall be emptied, cared for and cleaned by and at the expense of such tenant.

26.                     All entrance doors in each tenant’s premises shall be left locked and all windows shall be left closed by the tenant when the tenant’s premises are not in use.  Entrance doors shall not be left open at any time.  Each tenant, before closing and leaving its premises at any time, shall turn out all lights.

27.                     Hand trucks not equipped with rubber tires and side guards shall not be used within the Building.

28.                     All windows in each tenant’s premises shall be kept closed, and all blinds therein above the ground floor shall be lowered as reasonably required because of the position of the sun, during the operation of the Building air-conditioning system to cool or ventilate the tenant’s premises.  If Landlord shall elect to install any energy saving film on the windows of the Premises or to install energy saving windows in place of the present windows tenant shall cooperate with the reasonable requirements of Landlord in connection with such installation and thereafter the maintenance and replacement of the film and/or windows and permit Landlord to have access to the tenant’s premises at reasonable times during Business Hours to perform such work.

29.                     No “Hazardous Materials” (as defined below) shall be used, transported, stored, released, handled, produced or installed in, on or from, Tenant’s premises or the Building.  The term “Hazardous Materials” shall, for the purposes hereof, mean any flammable explosives, radioactive materials, hazardous wastes, hazardous and toxic substances, or related materials, asbestos or any material containing asbestos, or any other substance or material, as defined by any federal, state or local environmental law, ordinance, rule or regulation including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, and in the regulations adopted and publications promulgated pursuant to each of the foregoing.

30.                     Landlord reserves the right to rescind, alter or waive any rule or regulation at any time prescribed for the Building when, in its reasonable judgment, it deems it necessary, desirable or proper for its best interest and for the best interests of the tenants generally, and no alteration or waiver of any rule or regulation in favor of one tenant shall operate as an alteration or waiver in favor of any other tenant.  Landlord shall not be responsible to any tenant for the non-observance or violation by any other tenant of any of the rules and regulations at any time prescribed for the Building.

EXHIBIT E

Alterations Rules and Regulations

A.           General

1)              Tenant will make no alterations, decorations, installations, repairs, additions, improvements or replacements (which are herein called “Alterations” and which are the Alterations referred to in the lease) in, to or about the Premises except in compliance with Article 11 of the Lease.

2)              Prior to the commencement of any Alterations, Tenant is responsible for obtaining, from the Building Manager, a base Building pre-demolition/pre-construction status report noting condition of Premises.

3)              Prior to the commencement of any Alterations, Tenant shall submit for Landlord’s written approval all required items described in Paragraphs 1, 2 and 3 of Section B hereof.

4)              Tenant shall insure that the proposed Alterations comply with The Administrative Code of The City of New York and all other laws, ordinances, rules and regulations promulgated by all governmental agencies and bodies having jurisdiction over such Alterations, including, without limitation, the Americans With Disabilities Act.

5)              Tenant shall insure that all proposed Alterations comply with Building standards listed in Section C hereof, and are adequately designed to serve Tenant’s needs while remaining in full conformity with, and not adversely affecting, any Building systems.

6)              All (i) demolition or removal of construction materials, or (ii) moving of construction materials to or from the Building, or (iii)  other categories of work which may disturb or interfere with other Tenants of the Building or disturb or interfere with Building operations, must be scheduled and performed before or after Business Hours.  Tenant shall provide the Building Manager with written notice at least twenty-four (24) hours prior to scheduling any Alteration, and shall pay Landlord’s standard charges for overtime porters, security, engineers and other costs incurred by Landlord in connection with such after hours scheduling.

7)              Pursuant to Section 11.02(b) of the Lease, Landlord reserves the right, in addition to being reimbursed for the cost of outside consultants referred to in Paragraph C(1) below, to impose a construction supervision fee of two percent (2%) of Tenant’s construction costs to reimburse Landlord for its internal costs in providing assistance in design coordination, drawing review, Building Department document processing and tracking, field inspection, and assistance in interfacing construction with Tenant’s Alterations.

8)              All inquiries, Tenant plans, requests for approvals, and all other matters shall be processed through the Building Manager.

B.             Tenant Submittals

1)              Tenant to submit, to Landlord, the following information for Landlord’s review and approval prior to commencement of any Alterations.  Landlord’s review and approval period will not commence until the Building Manager is in receipt of the following items, as one complete package:

a)                          Letter of Intent to perform construction.  Letter to include a brief description of the proposed Alterations, Tenant contact, complete list of proposed contractors and work schedule.

b)                         Two (2) sets of design drawings and specifications noting full scope of work involved in performing such Alterations.  All drawings must be signed and sealed by Tenant’s Registered Architect or Professional Engineer licensed to conduct business in the State of New York.  Part plan drawings will not be acceptable.

(i)                         If full height partition walls are being installed in an area that is sprinklered, the existing sprinkler head locations must be included to show that new partitions are not in conflict with sprinkler coverage.

(ii)                      If the area being altered includes existing compartmentation walls, those compartmentation walls must be indicated on Tenant’s layout.

c)                          A letter from Tenant’s Registered Architect or Professional Engineer stating that their design and scope of work complies with all applicable codes, and local laws, especially noting Local Laws 16/84, 58/87, and 5/73.  This letter must be signed and include their professional seal.

d)                         Proper New York City Building Department filing applications, as required, for all Alterations indicated on drawings.

e)                          Valid Certificates of Insurance and a Contractors Agreement signed by Tenant’s general contractor (see Insurance Requirements in Section D hereof).

2)              Upon completion of Landlord’s review, the following will be returned to Tenant:

a)                          A letter (i) granting approval to file drawings; or (ii) granting conditional approval, subject to Tenant incorporating Landlord’s comments and suggested revisions into a revised set of design drawings (no Alterations will commence or applications be filed until Landlord is in receipt of such revised set of drawings); or (iii) disapproving such Alterations; and

b)                         If approved, or conditionally approved, Building Department applications signed by Landlord.

Landlord’s review is for conformance with Building standards only and is not a review for compliance with law or a review of the adequacy of Tenant’s design.  No such approval, or comments shall constitute a waiver of the obligation that Tenant’s Alterations comply with all laws and receive Buildings Department or other governmental approvals.

3)              Prior to commencement of Alterations:

Tenant to submit to Landlord the following:

a)                          A letter or revised drawings addressing Landlord’s comments, if any.

b)                         Approved New York City Building Department filing applications, drawings, and all work permits.

c)                          A final list of all contractors and subcontractors who will perform the Alterations.

d)                         A work schedule noting duration of work.

4)              Upon completion of Alterations:

Tenant to submit to Landlord, in a timely manner, the following:

a)                          All sign-off documents which pertain to work filed from all agencies having jurisdiction.

b)                         As-built drawings.

c)                          A properly executed Air Balancing Report, signed by a Professional Engineer.

C.             Building Standard Requirements

1)              All structural or floor loading requirements, mechanical (HVAC), plumbing, sprinkler, electrical, fire alarm, elevator, of any proposed Tenant installation shall be subject to the prior approval of Landlord’s consultants.  All expenses incurred by Landlord’s consultant regarding review and approval of Tenant’s design shall be at Tenant’s expense.

2)              All demolition shall be supervised by Landlord’s representative at Tenant’s expense.

3)              Elevator service for construction work shall be charged to Tenant at standard Building rates.  Prior arrangements for elevator use shall be made with Building Manager by Tenant.  No material or equipment shall be carried under or on top of elevators.  If workmen (including, without limitation, Operating Engineers and Personnel Carriers), are required by any union regulations for material or personnel hoisting, such workmen shall be paid for by Tenant.

4)              If shutdown of any mechanical or electrical risers are required, such shutdown shall be performed by Landlord’s contractors at Tenant’s expense or, at Landlord’s option,

supervised by Landlord’s representative at Tenant’s expense.

5)              Tenant’s contractor shall:

a)                          have a Superintendent or Foreman on the Premises at all times;

b)                         police the job at all times, continually keeping the Premises orderly; protection and maintenance will be Tenant’s responsibility;

c)                          maintain cleanliness and protection of all areas, including elevators and lobbies;

d)                         protect the front and top of all peripheral HVAC units and thoroughly clean them at the completion of work;

e)                          block off supply and return grills, diffusers and ducts to keep dust from entering into the Building air conditioning system;

f)                            protect all Class “E” fire alarm devices and wiring; and

g)                         avoid the disturbance of other Tenants.

6)              If any part of Tenant’s Alteration is improperly performed, Tenant shall be charged for corrective work done by Landlord’s personnel or contractors engaged for such purpose by Landlord.

7)              All equipment and installations must be equal to the standards of the Building.  Any deviation from Building standards will be permitted only if approved by Landlord in writing.

8)              Tenant shall pay Landlord for any amounts billed in connection with any Alteration within thirty (30) days after billing therefor.

9)              Landlord’s contract fire alarm service personnel shall be the only personnel permitted to adjust, test, alter, relocate, add to, or remove equipment connected to the Class “E” System.

10)                    During such times that Tenant’s alterations or demolition of the Premises require that fire protection afforded by the Class “E” System or sprinkler system be disabled, Tenant, at Tenant’s expense, shall maintain fire watch service deemed reasonably suitable to Landlord, and any agency having jurisdiction.

11)                    Landlord, at Tenant’s expense, shall repair or cause to have repaired, any and all defects, deficiencies or malfunctions of the Class “E” System caused by Tenant’s Alterations or related demolition.  Such expense may include expenses of engineering, supervision and standby fire watch personnel that Landlord deems necessary to protect the Building during the time such defects, deficiencies and malfunctions are being corrected.

12)                    Should Tenant desire to install its own internal fire alarm system, Tenant shall request Landlord to connect such system to the Class “E” System at Tenant’s expense in such reasonable manner as prescribed by Landlord.  Tenant shall, at Tenant’s expense, have such internal fire alarm system approved by governing agencies having jurisdiction, and shall submit to Landlord an approved copy of plans of such system before initiating any installation of such system.  Tenant must demonstrate that system is in working order prior to requesting tie-in.

13)                    Landlord, at Tenant’s expense, will be responsible for the maintenance and proper operation of any Tenant Class “E” Fire Alarm sub-system.

14)                    When Tenant’s use of any space requires a change in the Certificate of Occupancy, whether a building has a Final Certificate of Occupancy or Temporary Certificate of Occupancy, or (as in the case of a new Building with a Temporary Certificate of Occupancy) involves the initial inclusion of the Premises on the Certificate of Occupancy, the Tenant must utilize the services of Landlord’s consultant.  The Tenant shall be responsible for coordination with the consultant, and for all costs in connection with such consultant’s services.

15)                    The Tenant will be responsible for keeping, on Premises, a copy of all required Building Department approved applications, drawings, permits, and sign-offs during and after completion of construction and shall deliver same to Landlord at the expiration of the Lease.

16)                    The following penalties will be assessed to all tenants that do not comply with submission of Building Department documents and sign-off procedures as outlined in Section B hereof:

a)              Future Building Department documents that require Landlord’s signature will not be signed nor will work be allowed to commence until complete submission of all required past Building Department documents have been received.

b)             Leasehold improvement allowance will not be released to Tenant until all Building Department documents and sign-offs have been received.

17)                    The attachment of any work to Building window mullions, HVAC enclosures, window soffets, will not be permitted.

18)                    Drywall partitions or installations abutting window mullions must allow for the operation of pivoting windows where applicable.

19)                    Electrical wire mold will not be permitted without written approval from Landlord.

20)                    Chasing of structural slab or Building masonry walls will not be permitted unless special consent is given by Landlord.

21)                    The attachment of drywall metal studs or track to mechanical, electrical, plumbing, sprinkler, or any Building systems will not be permitted.

22)                    All valves or equipment controlling Building systems or Tenant systems must be tagged and identified.

23)                    Access doors must be provided to all Building equipment and Tenant equipment.

24)                    Tenant’s design consultant is responsible to insure that base Building systems are adequately sized to meet Tenant’s requirements.  Tenant shall be responsible for alterations to any existing HVAC ductwork or system and shall ensure that such work is integrated so as not to adversely affect the Building system.

25)                    All locking devices must be keyed and mastered to Building keying system.  Two (2) individual keys must be supplied to the Building Manager.

26)                    All hardware is to match Building standards.

27)                    Tenant shall not install any outside louvers without Landlord’s prior written approval.  Detailed sketches of all proposed louvers shall be submitted for Landlord’s approval which approval may be granted or withheld in Landlord’s sole discretion.

28)                    All unused wiring, conduit, equipment, materials, or previously installed work, no longer needed, must be removed.

29)                    Any connections to Building systems must be of the same materials as existing Building standards.

30)                    No exposed piping of any kind will be permitted.

31)                    Any signage, window dressing, or Tenant decor visible from outside the Tenant’s Premises must receive written approval from Landlord prior to installation.

32)                    The modification of any elevator equipment must receive prior written approval from Landlord.  All elevator devices must remain accessible for maintenance and must conform to Building standards.

33)                    Tenant is not to mount any equipment in Building Electrical Closets, Telephone Closets, or Mechanical Equipment Rooms without prior written approval from Landlord.

34)                    Tenant is responsible to insure that all work is performed in a normal, acceptable, and safe manner.

D.            Contractors Agreement; Insurance Requirements

[To be retyped on Letterhead of Tenant’s General Contractor, addressed to Landlord]

Tenant:

Premises:

The undersigned contractor or subcontractor (herein called “Contractor”) has been hired by the Tenant or occupant (herein called “Tenant”) of the Building named above or by Tenant’s contractor to perform certain work (herein called “Work”) for Tenant in the Tenant’s Premises in the Building.  Contractor and Tenant have requested the undersigned Landlord (herein called “Landlord”) to grant Contractor access to the Building and its facilities in connection with the performance of the Work and Landlord agrees to grant such access to Contractor upon and subject to the following terms and conditions:

1)                          Contractor agrees to indemnify and save harmless the Landlord, and its respective officers, employees and agents and their affiliates, subsidiaries, and partners, and each of them, from and with respect to any claims, demands, suits, liabilities, losses and expenses, including reasonable attorneys’ fees, arising out of or in connection with the Work (and/or imposed by law upon any or all of them) because of personal injuries, including death at any time resulting therefrom, and loss of or damage to property, including consequential damages, whether such injuries to persons or property are claimed to be due to negligence of the Contractor, Tenant, Landlord or any other party entitled to be indemnified as aforesaid except to the extent specifically prohibited by law (and any such prohibition shall not void this Agreement but shall be applied only to the minimum extent required by law).

2)                          Contractor shall provide and maintain at its own expense, until completion of Work, the following insurance:

a)              Workers’ Compensation and Employers’ Liability Insurance covering each and every workman employed in, about or upon the Work, as provided for in each and every statute applicable to Workers’ Compensation and Employers’ Liability Insurance.

b)             Comprehensive General Liability Insurance Including Coverage for Completed Operations, Broad Form Property Damage “XCU” exclusion if any deleted, and Contractual Liability (to specifically include coverage for the indemnification clause of this Agreement) for not less than the following limits:

Combined Single Limit

Bodily Injury and

Property Damage Liability:                                                    $5,000,000

(written on a per occurrence

(basis)

c)              Comprehensive Automobile Liability Insurance (covering all owned, non-owned and/or hired motor vehicles to be used in connection with the Work) for not less than the following limits:

Bodily Injury:                                                                                   $5,000,000 per person

$5,000,000 per occurrence

Property Damage:             $5,000,000 per occurrence

Contractor shall furnish a certificate from its insurance carrier or carriers to the Building office before commencing the Work, showing that it has complied with the above requirements regarding insurance and providing that the insurer will give Landlord ten (10) days prior written notice of the cancellation of any of the foregoing policies.

3)                          Contractor shall require all of its subcontractors engaged in the Work to provide the following insurance:

a)              Comprehensive General Liability Insurance Including Protective and Contractual Liability Coverages with limits of liability at least equal to the above stated limits.

b)             Comprehensive Automobile Liability Insurance (covering all owner, non-owned and/or hired motor vehicles to be used in connection with the Work) for not less than the following limits:

Bodily Injury:                                                $5,000,000 per person

$5,000,000 per occurrence

Property Damage:                         $5,000,000 per occurrence

Upon the request of Landlord, Contractor shall require all of its subcontractors engaged in the Work to execute an Insurance Requirements agreement in the same form as this Agreement.

Agreed to and executed this           day of                  , 2002.

Landlord:                                                 Contractor:

EXHIBIT F

Cleaning Specifications

Schedule  of Service

Cleaning will be done daily, Monday through Friday, except for Union Holidays (in the applicable union contract for cleaning staff).  Blitz Cleaning is a limited exception, however:

Although there is  no cleaning on New Year’s Day, President’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day,  reduced services  (“Blitz Cleaning”)are  provided on the other holidays (e.g., Good Friday, Columbus Day, and the Day After Thanksgiving).  In Blitz Cleaning,  a skeleton crew, including a day porter,  empties wastebaskets and  ash trays, removes rubbish in tenanted areas, and provides some basic services in the common areas.

Cleaning Times: 5 PM through 6 AM.

Supervision

A cleaning supervisor will verify that work has been completed in tenant premisses, lights turned off, doors locked, and offices left in a neat condition for the next day’s business.  The cleaning staff will be instructed to keep Tenant’s Premisses locked during cleaning and to admit only other cleaning staff authorized to be within them.

Floor Care

Carpeted floors and rugs will be vacuumed nightly.  Hard floors (including ceramic tile, stone, terrazzo, wood and the like) and resilient flooring (linoleum, rubber and asphalt tile) will be swept nightly.

Office Cleaning

Nightly, cleaners will:

•                Dust and wipe clean all desk tops, telephones and office equipment; empty and damp wipe clean all ashtrays.

•                Dust and wipe clean all uncluttered office furniture, including desks, file cabinets, credenzas, and bookcases, as well as wall fixtures, window sills and convector enclosure tops.  They will  wash the sills and convector tops when accessible and necessary.

•                Empty all waste receptacles and replace plastic waste receptacle liners when necessary.

•                Clean all water fountains and coolers, removing all fingerprints and smudges.

•                Sweep or vacuum clean, as appropriate, all private stairwells.

As often as necessary to maintain a clean appearance, the cleaning contractor will:

•                Dust all chair rails, trims and baseboards within reach.

•                Clean all metal and remove finger marks.

High Dusting

Certain procedures (“High Dusting”) will be performed quarterly:

•                Dust all pictures frames, charts, and similar wall hangings not reached in nightly cleaning.

•                Dust all vertical surfaces, such as walls, partitions, doors and bucks and other surfaces not reached in nightly cleaning.

•                Dust all pipes, ventilating, heating and air conditioning louvers, grates, grills, ducts, high moldings and all other high areas not reached in nightly cleaning.

•                Dust all exterior surfaces of lighting fixtures including bulbs, glass, lenses and plastic or metal enclosures.

•                Dust and inspect all venetian blinds.

Core Lavatories

Every night a porter will:

•                Sweep and wash lavatory floors using approved disinfectants.  Machine scrubbing will be done weekly.

•                Wash and disinfect both sides of all toilet seats.

•                Scour, wash and disinfect all basins, bowls and urinals using an odorless disinfectant.

•                Wash and polish all mirrors, powder shelves, bright work fixtures and enameled surfaces, including flushometer piping and toilet seat hinges.

•                Dust and clean, washing where necessary, all partitions, tile walls, dispensers and receptacles in lavatories.  Every two weeks, a porter will wash and polish all wall tiles and stall surfaces.

•                Fill all toilet tissue holders with tissue furnished by Landlord. Throughout each business day, a porter or matron will maintain an adequate supply of tissue, paper towels, hand soap, the towels and soap  to be supplied by Landlord’s cleaning contractor at Tenant’s expense.  The porter or matron will also police the lavatory and maintain it in a neat, orderly condition throughout the day.

•                Empty and damp clean paper towel receptacles and sanitary napkin disposal receptacles.

•                Wash waste cans and receptacles in lavatories when necessary but at least once a week.  Replace plastic waste can liners weekly.

Glass Cleaning

All exterior and interior windows will be cleaned, weather permitting, quarterly.  Mail chute glass and floor directory glass will also be cleaned quarterly.

Additional Cleaning Services

Any services not listed above will be solely at Tenant’s expense. In particular, this includes:

•                Washing and /or waxing non-carpeted flooring; spotting and shampooing carpeting.

•                The cleaning, maintaining and furnishing of lavatory supplies for private (non-core) lavatories.

•                Washing and relamping of all light fixtures.

•                Cleaning any  interior glass other than windows, mail chutes and directories.

•                Exterminating in Tenant’s Premisses (to be done by Landlord’s contractor).

•                Any cleaning and related rubbish removal for computer rooms, training rooms, copy centers/rooms, cafeterias, kitchens, pantries or any other areas used for the preparation, distribution, or consumption of food.

EXHIBIT G

Heating, Ventilating and Air-Conditioning Specifications

Landlord will provide A/C duct riser with shaft supply outlets.  The Building HVAC system (the “System”) shall be designed to maintain the following conditions provided the tenant’s air distribution is designed for minimum of 1 cfm per usable square foot and the air distribution duct work conforms to S.M.A.C.N.A. (Sheet Metal and Air Conditioning National Association, Inc.) standards for variable air volume systems.  In the summer, the System shall be nominally designed to maintain a maximum of 76° plus or minus 2° degrees F dry bulb temperature and 50% relative humidity when the outdoor weather conditions do not exceed 92 degrees F dry bulb and 75 degrees F wet bulb.  In the winter, the System shall be nominally designed to maintain a minimum of 72° plus or minus 2 degrees F dry bulb when the outdoor temperature is not less than 5 degrees F: maximum inside relative humidity shall, in any event, when outside temperature is 5 degrees-65 degrees dry bulb, be limited to that which will not cause condensation on the windows.  Outdoor air shall be introduced into the Building in an amount sufficient to satisfy existing local code requirements (as of the date hereof).  The design conditions described herein are based upon an occupancy of not more than one person per 100 usable square feet, a combined lighting and standard electrical load not to exceed five (5) watts per usable square foot, and the use of venetian blinds on each window in accordance with Landlord’s reasonable rules and regulations.

G-1

EXHIBIT H

Form of Security Letter

Standby Letter of Credit No.

Date of Issue:

Issuing Bank:

Beneficiary:	Applicant:

BFP ONE LIBERTY PLAZA CO. LLC One Liberty Plaza 165 Broadway New York, New York 10006	ARCH INSURANCE COMPANY One Liberty Plaza 165 Broadway New York, New York 10006

Amount:  $943,600.00

Dear Sir(s):

We hereby issue in your favor our irrevocable Letter of Credit under the above referenced number and amount which is available against presentation of your draft drawn on us at sight and bearing our Letter of Credit number                        .

The original Letter of Credit plus any subsequent amendments thereto must accompany such draft when presented for payment.  We hereby agree with the Beneficiary that such drafts will be duly honored upon presentation to us with the original Letter of Credit plus any subsequent amendments thereto without any further investigation.

It is a condition of this Letter of Credit that it shall be deemed automatically extended without amendment for periods of one year each from the present or any future expiration date hereof, unless forty-five (45) days prior to any expiration date we shall notify you in writing, by certified mail, return receipt requested, that we elect not to consider this Letter of Credit renewed for any such additional period.  After receipt by you of such notice, you may, until the expiration date hereof, draw the full amount of the credit hereunder, against your draft.

H-1

Partial drawings under this Letter of Credit are permitted.

This Letter of Credit is transferable by the Beneficiary upon payment of our customary transfer charges which shall be debited to the account of applicant.

We hereby engage with you that all drafts drawn under and in compliance with the terms of this irrevocable letter of credit will be duly honored if presented at our counters at [Insert address of a New York City branch] on or before the expiration date indicated above.

**This documentary credit is subject to the International Standby Practices (“ISP98”) International Chamber of Commerce (Publication No. 590), and as to matters not governed by the ISP98, shall be governed by and construed in accordance with the laws of the State of New York.

H-2

EXHIBIT I

Form of Existing Superior Mortgage SNDA

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS AGREEMENT, made the       day of August, 2002, among State Street Bank and Trust Company, as trustee for a trust fund established pursuant to a Trust and Servicing Agreement, dated as of February 23, 2001 among GS Mortgage Securities Corporation II, as depositor, ORIX Real Estate Capital Markets, LLC, as the servicer and State Street Bank and Trust Company, as the trustee (hereinafter referred to as “Mortgagee”), ARCH INSURANCE COMPANY,  a Missouri corporation, having an office at One Liberty Plaza, 165 Broadway, New York, New York 10006 (hereinafter referred to as “Tenant”), and BFP ONE LIBERTY PLAZA CO. LLC, a Delaware limited liability company (hereinafter referred to as “Landlord”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant have entered into a certain lease agreement, dated as of August     , 2002 (as hereafter amended, supplemented or otherwise modified from time to time, the “Lease”), relating to the building located on the premises described in Exhibit “A” annexed hereto (hereinafter referred to as the “Premises”); and

WHEREAS, Mortgagee has agreed to make a certain loan to BFP One Liberty Plaza Co. LLC, secured by, among other things, a certain mortgage (hereinafter, together with any renewals, modifications, consolidations, replacements and extensions of or in substitution thereto, or in addition to, shall be referred to collectively as the “Mortgage”) encumbering, among other things, Landlord’s interest in the Premises; and

WHEREAS, Tenant has agreed that the Lease is and shall be subject and subordinate to the Mortgage held by Mortgagee, provided Tenant is assured of continued occupancy of the Premises under the terms of the Lease;

NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, the sum of Ten Dollars ($10.00) and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, and notwithstanding anything in the Lease to the contrary, it is hereby agreed as follows:

1.                                       Mortgagee, Tenant and Landlord do hereby covenant and agree that the Lease with all rights, options, liens and charges created thereby, is and shall continue to be subject and subordinate in all respects to the Mortgage and to any advancements made thereunder and to any renewals, modifications, consolidations, replacements and extensions thereof.

2.                                       Mortgagee agrees that if any action or proceeding is commenced by Mortgagee for the foreclosure of the Mortgage, Tenant, as tenant under the Lease, shall not (unless required by law) be named as a party therein, and the sale of the Premises in any such action or proceeding, and the exercise by Mortgagee of any of its other rights under the Mortgage shall be made subject to all rights of Tenant under the Lease (subject to the terms of this Agreement), provided that at the time of the commencement of any such action or proceeding or at the time of any such sale or exercise of any such other rights (i) the Lease shall be in full force and effect, (ii) Tenant shall not have been notified in writing by Landlord of a default under any of the terms, covenants or conditions of the Lease, if required under the Lease, or of this Agreement with respect to the Lease on Tenant’s part to be observed or performed or, if so notified, shall have cured, or shall cure, such default within the applicable period, if any, after written notice, and (iii) Tenant is not in default under the specific terms of this Agreement; provided that if such default is also a default under the Lease, subparagraph (ii) shall prevail over this subparagraph (iii).  Notwithstanding anything to the contrary contained herein, so long as Mortgagee is an Affiliate of Landlord (as such term is defined in the Lease), Tenant shall not be deemed in default under the Lease for the purposes of this Agreement unless such default shall have continued beyond all notice and/or cure periods therein provided.

3.                                       Tenant agrees that if Mortgagee shall become the owner of the Premises by reason of the foreclosure of the Mortgage or the acceptance of a deed or assignment in lieu of foreclosure or otherwise, the Lease shall become a direct lease between Mortgagee and Tenant upon all of the terms, covenants and conditions set forth in the Lease, and in that event Tenant agrees to attorn to Mortgagee and to continue to perform its obligations under the Lease and Mortgagee agrees to accept such attornment; provided, however, that if Mortgagee is not an entity which is controlled by, controls, or is under common control with, Landlord (as “control” is defined in the Lease) then Mortgagee shall not be (i) liable for any accrued obligation of Landlord, or for any act or omission of Landlord, prior to such foreclosure or sale, (ii) required to make any repairs to the Premises or to the premises demised under the Lease required as a result of fire, or other casualty or by reason of condemnation involving an expenditure in excess of the casualty insurance proceeds or condemnation awards actually received by Mortgagee, to the extent any such repairs would otherwise be required under the Lease, (iii) required to perform or provide any services not related to possession or quiet enjoyment of the premises demised under the

Lease, which services are not expressly set forth in the Lease, or (iv) subject to any offsets, defenses or counterclaims which shall have accrued to Tenant against Landlord prior to the date upon which Mortgagee shall become the owner of the Premises.

4.                                       Tenant shall not, without obtaining the prior written consent of Mortgagee, which consent shall not be unreasonably withheld or delayed:

(i)                                     Assign the Lease other than pursuant to the provisions of the Lease; provided that, unless such assignment is to a tenant of comparable creditworthiness with Tenant, Tenant shall in any event remain fully liable under the provisions of the Lease;

(ii)                                  Prepay any of the rents (other than the first (1st) month’s rent) under the Lease for more than one (1) month prior to the accrual thereof, except that (A) the payment as required under the Lease on a monthly basis of amounts with respect to operating or other expenses based upon an estimate of such expenses which is to be adjusted by an appropriate payment at the end of each calendar or lease year or other period, and (B) the payment as required under the Lease on a monthly or other periodic basis of amounts with respect to real estate taxes in advance of the date on which such taxes are due and payable to the taxing authority shall not be deemed to be a prepayment of rents in violation of the provisions of this clause (ii); provided that such payments with respect to taxes are collected either in a lump sum payment which is collected not earlier than sixty (60) days prior to the date on which such taxes are due and payable to the taxing authority, or in periodic installments equal to the total amount of the payment required (as reasonably estimated in good faith by Landlord in the event tax bills with respect to such tax payment have not theretofore been issued by the taxing authority) divided by the number of installments, and payable in a manner such that the total amount to be collected is collected not earlier than sixty (60) days prior to the date on which such taxes are due and payable to the taxing authority.

Any such assignment or other act in violation of this Paragraph 4 shall not be binding upon Mortgagee.

5.                                       Except as provided in the Lease, no part of Tenant’s right, title or interest in the Lease shall in any manner be subordinated to any encumbrance on any interest in the Premises superior to the interest of Tenant without the consent of Mortgagee.

6.                                       So long as the Mortgage remains outstanding and unsatisfied and provided the Mortgagee is not an Affiliate of Landlord (as such term is defined in the Lease), Tenant will mail or deliver to Mortgagee, at the address and in the manner herein below provided, a copy of all notices given to Landlord by Tenant under and pursuant to the terms and provisions of the Lease, claiming default by Landlord under the Lease, or exercising any right of termination with respect to the Lease or exercising any options contained in the Lease, together with all notices pertaining to Tenant’s exercise of its rights under Article 7 of the Lease with respect to the assignment of the Lease or the subletting of all or any portion of the Premises. At any time before the rights of Landlord shall have been forfeited or adversely affected because of any default of Landlord, or within the time permitted Landlord for curing any default under the Lease as therein provided (but not less than sixty (60) days from the receipt of notice), Mortgagee may, but shall have no obligation to, pay any taxes and assessments, make any repairs and improvements, make any deposits or do any other act or thing required of Landlord by the terms of the Lease; and all payments so made and all things so done and performed by Mortgagee shall be as effective to prevent the rights of Landlord from being forfeited or adversely affected because of any default under the Lease as the same would have been if done and performed by Landlord.

7.                                       Tenant acknowledges that Landlord has executed and delivered to Mortgagee an assignment of the Lease as security for said loans, and Tenant hereby expressly consents to such assignment.

8.                                       Landlord and Tenant hereby certify to Mortgagee that the Lease has been duly executed by Landlord and Tenant and is in full force and effect; that the Lease is a complete statement of the agreement between Landlord and Tenant with respect to the leasing of the Premises, and the Lease has not been modified or amended; that to the knowledge of Landlord and Tenant, no party to the Lease is in default thereunder; that no rent under the Lease has been paid more than thirty (30) days in advance of its due date, except for prepayments permitted under Paragraph 4 above; and that Tenant, to the best of its knowledge, as of the date hereof, has no charge, lien or claim of offset under the Lease, or otherwise, against the rents or other charges due or to become due thereunder.

9.                                       Any and all notices, elections, demands, requests and responses thereto permitted or required to be given under this Agreement shall be in writing, signed by or on behalf of the party giving the same, and shall be deemed to have been properly given and shall be effective upon being sent by (x) national overnight courier, or (y) upon being deposited in the United States mail, postage prepaid, registered or certified with return receipt requested, to the other party at the address of such other party set forth below or at such other address within the continental United States as such other party may designate by notice specifically designated as a notice of change of address and given in accordance herewith.  Any such notice, election, demand, request or response, if given to Mortgagee, shall be addressed as follows:

State Street Bank and Trust Company (as trustee
for the benefit of the holders of GS Mortgage
Securities Corporation II Commercial Mortgage
Pass-Through Certificates Series 2001-LIB)

c/o ORIX Real Estate Capital Markets, LLC, the Servicer

1717 Main Street, Suite 1400

Dallas, Texas  75201

Attention:  Edgar L. Smith, II

Facsimile:  (214) 237-2034

with a copy to:

ORIX Real Estate Capital Markets, LLC

1717 Main Street, 12th Floor

Dallas, Texas  75201

Attention:  Paul Smyth -GS Mortgage Securities Corporation II
Commercial Mortgage Pass-Through Certificates Series 2001-LIB

Facsimile:  (214) 237-2040

and, if given to Landlord, shall be addressed as follows:

BFP One Liberty Plaza Co. LLC

c/o Brookfield Financial Properties, Inc.

One Liberty Plaza

165 Broadway

New York, New York  10006

Attention:  General Counsel

with a copy to:

BFP One Liberty Plaza Co. LLC

c/o Brookfield Financial Properties, Inc.

One Liberty Plaza

165 Broadway

New York, New York 10006

Attention:  Managing Attorney

and, if given to Tenant, shall be addressed  as follows:

Arch Insurance Company

One Liberty Plaza

165 Broadway

New York, New York  10006

Attention:  President

with a copy to:

Arch Capital Services, Inc.

20 Horseneck Lane

Greenwich, CT.  06830

Attention:  General Counsel

and shall be deemed to have been given, rendered or made (i) two (2) business days after the day so mailed, unless mailed outside of the State of New York, in which case it shall be deemed to have been given, rendered or made on the third business day after the day so mailed, of (ii) one business day after the day sent by overnight courier service. Any party may, by notice as aforesaid, designate a different address or addresses for notices intended for it.  Notwithstanding the foregoing, with respect to an occurrence presenting imminent danger to the health or safety of persons or damage to property in, on or about the Building or during a postal strike, notices may be hand delivered to a party at the address to which notices to that party are to be sent; provided that the same notice is also sent in the manner set forth above. Notices hereunder from Landlord may be given by Landlord’s managing agent, if one exists, or by Landlord’s attorney.  In addition to the foregoing, Landlord or Tenant or Mortgagee may, from time to time, request in writing that the other parties serve a copy of any notice on one other person or entity designated in such request, such service to be effected as provided in this Paragraph 9.

10.           This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, successors-in-title and assigns. When used herein, the term “landlord” refers to the landlord of the Premises under the Lease and to any successor to the interest of landlord under the Lease.

Notwithstanding anything to the contrary contained herein, so long as the Mortgagee is an Affiliate of Landlord (as such term is defined in the Lease) Mortgagee agrees that (i) any eviction of Tenant shall, unless applicable law requires same, be pursued under the Lease and not in any foreclosure action, (ii) notwithstanding any contrary provisions of the Lease, until such time, if ever, as the Lease becomes a direct lease between Mortgagee and Tenant as provided in Paragraph 2 hereof, no action taken by Tenant under the Lease shall require the consent of Mortgagee, and (iii) any consent given by Landlord under the Lease shall be binding upon Mortgagee for all purposes.

 IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.

MORTGAGEE:

STATE STREET BANK AND TRUST COMPANY, Trustee for the benefit of the holders of GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates Series 2001-LIB

By:	ORIX Real Estate Capital Markets, LLC, its Servicer

By:
Name:
Title:

TENANT:

ARCH INSURANCE COMPANY

By:
Name:
Title:

LANDLORD:

BFP ONE LIBERTY PLAZA CO. LLC
By:	WFP One Liberty Plaza Co L.P., its sole member
	By:	WFP One Liberty Plaza Co G.P. Corp., its general partner

By:
Name:
Title:

MORTGAGEE

STATE OF NEW YORK	)
)ss.:
COUNTY OF NEW YORK	)

On the          day of                         in the year 2002, before me, the undersigned, a Notary Public in and for said state, personally appeared                                               , personally known to me or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Notary Public

LANDLORD

STATE OF NEW YORK	)
)ss.:
COUNTY OF NEW YORK	)

On the          day of                         in the year 2002, before me, the undersigned, a Notary Public in and for said state, personally appeared                                               , personally known to me or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Notary Public

CORPORATE TENANT

STATE OF NEW YORK	)
)ss.:
COUNTY OF NEW YORK	)

On the          day of                         in the year 2002, before me, the undersigned, a Notary Public in and for said state, personally appeared                                               , personally known to me or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

Notary Public

EXHIBIT A

Description of Land

PARCEL A (Part of Block 62 Lot 1)

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City of New York, County of New York, State of New York, bounded and described as follows:

Beginning at the corner formed by the intersection of the southerly side of Cortlandt Street and the westerly side of Broadway;

thence Westerly along the southerly line of Cortlandt Street as now established, 315 feet 5-1/4 inches to its intersection with the easterly side of Church Street;

thence Southerly along the said easterly side of Church Street, 226 feet 5-1/4 inches to the northerly side of Liberty Street as now established;

thence Easterly along said northerly side of Liberty Street as now established, 290 feet 5-5/8 inches to its intersection with the westerly side of Broadway;

thence Northerly along the said westerly side of Broadway, 226 feet 1-3/8 inches to the corner first mentioned, at the point or place of Beginning, as more particularly shown on that certain survey prepared by Earl B. Lovell - S.P. Belcher, Inc., dated June 1, 1973, redated July 28, 1987, which survey is incorporated herein by reference.

PARCEL B (Part of Block 62 Lot 1, f/ k/a Block 50 Lot 2)

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Manhattan, City of New York, County of New York, State of New York, bounded and described as follows:

Beginning at the corner formed by the intersection of the westerly side of Broadway as now established and the southerly side of Liberty Street; running thence Westerly along the said southerly side of Liberty Street, 286 feet 7-7/8 inches to its intersection with the easterly side of Trinity Place;

thence Southerly along the said easterly side of Trinity Place, 95 feet 5-1/4 inches to its intersection with the northerly side of Cedar Street;

thence Easterly along the said northerly side of Cedar Street, 278 feet 7-5/8 inches to its intersection with the westerly side of Broadway as now established;

thence Northerly along the said westerly side of Broadway as now established, 94 feet 6-5/8 inches to the corner first mentioned, at the point or place of Beginning, as more particularly shown on that certain survey prepared by Earl B. Lovell - S.P. Belcher, Inc., dated June 1, 1973, redated July 28, 1987, which survey is incorporated herein by reference.